Exhibit 99.4

PRO FORMA VALUATION REPORT

SECOND-STEP CONVERSION

STOCK OFFERING

MFB Bancorp, Inc.│ Chicago, Illinois

HOLDING COMPANY FOR:
Mutual Federal Bank│ Chicago, Illinois

Valuation Date: August 4, 2026

1311-A Dolley Madison Boulevard

Suite 2A

McLean, Virginia 22101

703.528.1700

rpfinancial.com

August 4, 2026

Boards of Directors

Mutual Federal Bancorp, MHC

Mutual Federal Bancorp, Inc.

Mutual Federal Bank

2212 West Cermak Road

Chicago, Illinois 60608

Members of the Boards of Directors:

At your request, we have completed and hereby provide an independent appraisal ("Appraisal") of the estimated pro forma market value of the common stock which is to be issued in connection with the mutual-to-stock conversion transaction described below. This Appraisal is furnished pursuant to the requirements stipulated in the Code of Federal Regulations and has been prepared in accordance with the “Guidelines for Appraisal Reports for the Valuation of Savings and Loan Associations Converting from Mutual to Stock Form of Organization” (the “Valuation Guidelines”) of the Office of Thrift Supervision (“OTS”) and accepted by the Federal Reserve Board (“FRB”), the Office of the Comptroller of the Currency (“OCC”) and the Federal Deposit Insurance Corporation (“FDIC”), and applicable regulatory interpretations thereof.

Description of Plan of Conversion and Reorganization

The Boards of Directors of Mutual Federal Bancorp, MHC (the “MHC”) and Mutual Federal Bancorp, Inc. (“MFDB”) have adopted a plan of conversion and reorganization (the “Plan”) whereby the MHC will convert to stock form. As a result of the conversion, MFDB, which currently owns all of the issued and outstanding common stock of Mutual Federal Bank (the “Bank”), will be succeeded by a new Delaware corporation with the name of MFB Bancorp, Inc. (“MFB Bancorp”). Following the conversion, the MHC and MFDB will no longer exist. For purposes of this document, the existing consolidated entity will hereinafter also be referred to as Mutual Federal Bancorp or the Company, unless otherwise identified as MFDB. As of June 30, 2026, the MHC had a majority ownership interest in, and its principal asset consisted of, approximately 77.40% of the common stock (the “MHC Shares”) of MFDB. The remaining 22.60% of MFDB’s common stock is owned by public stockholders.

It is our understanding that MFB Bancorp will offer its stock, representing the majority ownership interest held by the MHC, in a subscription offering to Eligible Account Holders, Tax-Qualified Plans including the Bank’s employee stock ownership plan (the “ESOP”), Supplemental Eligible Account Holders and Other Members. To the extent that shares remain available for purchase after satisfaction of all subscriptions received in the subscription offering, the shares may be offered for sale to the public at large in a community offering and a syndicated community offering. Upon completing the mutual-to-stock conversion and stock offering (the “second-step conversion”), the Company will be 100% owned by public shareholders, the publicly-held shares of MFDB will be exchanged for shares in the Company at a ratio that retains their ownership interest at the time the conversion is completed and the MHC assets will be consolidated with the Company.

Washington Headquarters
1311-A Dolley Madison Boulevard	Telephone: (703) 528-1700
Suite 2A	Fax No.: (703) 528-1788
McLean, VA 22101	Toll-Free No.: (866) 723-0594
www.rpfinancial.com	E-Mail: mail@rpfinancial.com

Boards of Directors

August 4, 2026

RP® Financial, LC.

RP® Financial, LC. (“RP Financial”) is a financial consulting firm serving the financial services industry nationwide that, among other things, specializes in financial valuations and analyses of business enterprises and securities, including the pro forma valuation for savings institutions converting from mutual-to-stock form. The background and experience of RP Financial is detailed in Exhibit V-1. We believe that, except for the fee we will receive for the Appraisal, we are independent of the Company, MFDB, the Bank, the MHC and the other parties engaged by the Bank or the Company to assist in the second-step conversion process.

Valuation Methodology

In preparing our Appraisal, we have reviewed the regulatory applications of the Company, the Bank and the MHC, including the prospectus as filed with the FRB and the Securities and Exchange Commission (“SEC”). We have conducted a financial analysis of the Company, the Bank and the MHC that has included a review of audited financial information for the years ended December 31, 2021 through December 31, 2025, a review of various unaudited information and internal financial reports through June 30, 2026, and due diligence related discussions with the Company’s management; Crowe, LLP, the Company’s independent auditor; Vedder Price P.C., the Company’s conversion counsel and Performance Trust Capital Partners, the Company’s marketing advisor in connection with the stock offering. All assumptions and conclusions set forth in the Appraisal were reached independently from such discussions. In addition, where appropriate, we have considered information based on other available published sources that we believe are reliable. While we believe the information and data gathered from all these sources are reliable, we cannot guarantee the accuracy and completeness of such information.

We have investigated the competitive environment within which Mutual Federal Bancorp operates and have assessed Mutual Federal Bancorp’s relative strengths and weaknesses. We have kept abreast of the changing regulatory and legislative environment for financial institutions and analyzed the potential impact on Mutual Federal Bancorp and the industry as a whole. We have analyzed the potential effects of the stock conversion on Mutual Federal Bancorp’s operating characteristics and financial performance as they relate to the pro forma market value of Mutual Federal Bancorp. We have analyzed the net assets held by the MHC, which will be consolidated with Mutual Federal Bancorp’s balance sheet pursuant to the completion of the second-step conversion and considered the previously waived cash dividends by the MHC in accordance with applicable federal regulations. We have reviewed the economic and demographic characteristics of the Company’s primary market area. We have compared Mutual Federal Bancorp’s financial performance and condition with selected publicly-traded thrifts in accordance with the Valuation Guidelines, as well as all publicly-traded thrifts and thrift holding companies. We have reviewed the current conditions in the securities markets in general and the market for thrift stocks in particular, including the market for existing thrift issues, initial public offerings by thrifts and thrift holding companies and second-step conversion offerings. We have excluded from such analyses thrifts subject to announced or rumored acquisition, and/or institutions that exhibit other unusual characteristics.

The Appraisal is based on Mutual Federal Bancorp’s representation that the information contained in the regulatory applications and additional information furnished to us by Mutual Federal Bancorp and its independent auditor, legal counsel and other authorized agents are truthful, accurate and complete. We did not independently verify the financial statements and other information provided by Mutual Federal Bancorp, or its independent auditor, legal counsel and other authorized agents nor did we independently value the assets or liabilities of Mutual Federal Bancorp. The valuation considers Mutual Federal Bancorp only as a going concern and should not be considered as an indication of Mutual Federal Bancorp’s liquidation value.

Boards of Directors

August 4, 2026

Our appraised value is predicated on a continuation of the current operating environment for Mutual Federal Bancorp and for all thrifts and their holding companies. Changes in the local, state and national economy, the legislative and regulatory environment for financial institutions and mutual holding companies, the stock market, interest rates, and other external forces (such as natural disasters or significant world events) may occur from time to time, often with great unpredictability and may materially impact the value of thrift stocks as a whole or the value of Mutual Federal Bancorp’s stock alone. It is our understanding that there are no current plans for selling control of Mutual Federal Bancorp following completion of the second-step conversion. To the extent that such factors can be foreseen, they have been factored into our analysis.

The estimated pro forma market value is defined as the price at which MFB Bancorp’s common stock, immediately upon completion of the second-step stock offering, would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of relevant facts.

In preparing the pro forma pricing analysis we have taken into account the pro forma impact of the MHC’s net assets (i.e., unconsolidated equity) that will be consolidated with the Company and thus will increase equity and two dividends waived by the MHC that were not subject to grandfathering. After accounting for the impact of the MHC’s net assets and the two waived dividends, the public shareholders’ ownership interest was reduced by approximately 1.12%. Accordingly, for purposes of the Company’s pro forma valuation, the public shareholders’ pro forma ownership interest was reduced from 22.60% to 21.48%, and the MHC’s ownership interest was increased from 77.40% to 78.52%.

Valuation Conclusion

It is our opinion that, as of August 4, 2026, the estimated aggregate pro forma valuation of the shares of the Company to be issued and outstanding at the end of the conversion offering – including (1) newly-issued shares representing the MHC’s current ownership interest in the Company and (2) exchange shares issued to existing public shareholders of MFDB – was $11,462,080 at the midpoint, equal to 1,146,208 shares at $10.00 per share. The resulting range of value and pro forma shares, all based on $10.00 per share, are as follows: $9,742,770 or 974,277 shares at the minimum, $13,181,390 or 1,318,139 shares at the maximum and $15,158,600 or 1,515,860 shares at the super maximum.

Based on this valuation and taking into account the ownership interest represented by the shares owned by the MHC, the midpoint of the offering range is $9,000,000 equal to 900,000 shares at $10.00 per share. The resulting offering range and offering shares, all based on $10.00 per share, are as follows: $7,650,000 or 765,000 shares at the minimum, $10,350,000 or 1,035,000 shares at the maximum and $11,902,500 or 1,190,250 shares at the super maximum.

Boards of Directors

August 4, 2026

Establishment of the Exchange Ratio

The conversion regulations provide that in a conversion of a mutual holding company, the minority stockholders are entitled to exchange the public shares for newly issued shares in the fully converted company. The Boards of Directors of the MHC and MFDB have independently determined the exchange ratio, which has been designed to preserve the current aggregate percentage ownership in the Company (adjusted for the dilution resulting from the consolidation of the MHC’s unconsolidated equity into the Company and the impact of waived dividends). The exchange ratio to be received by the existing minority shareholders of the Company will be determined at the end of the offering, based on the total number of shares sold in the offering and the final appraisal. Based on the valuation conclusion herein, the resulting offering value and the $10.00 per share offering price, the indicated exchange ratio at the midpoint is 0.3313 shares of the Company’s stock for every one share held by public shareholders. Furthermore, based on the offering range of value, the indicated exchange ratio is 0.2816 at the minimum, 0.3809 at the maximum and 0.4381 at the super maximum. RP Financial expresses no opinion on the proposed exchange of newly issued Company shares for the shares held by the public stockholders or on the proposed exchange ratio.

Limiting Factors and Considerations

The valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of the common stock. Moreover, because such valuation is determined in accordance with applicable regulatory guidelines and is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the conversion offering, or prior to that time, will thereafter be able to buy or sell such shares at prices related to the foregoing valuation of the estimated pro forma market value thereof. The appraisal reflects only a valuation range as of this date for the pro forma market value of Mutual Federal Bancorp immediately upon issuance of the stock and does not take into account any trading activity with respect to the purchase and sale of common stock in the secondary market on the date of issuance of such securities or at anytime thereafter following the completion of the second-step conversion.

RP Financial’s valuation was based on the financial condition, operations and shares outstanding of MFDB as of June 30, 2026, the date of the financial data included in the prospectus. The proposed exchange ratio to be received by the current public stockholders of MFDB and the exchange of the public shares for newly issued shares of Mutual Federal Bancorp’s common stock as a full public company was determined independently by the Boards of Directors of the MHC and MFDB. RP Financial expresses no opinion on the proposed exchange ratio to public stockholders or the exchange of public shares for newly issued shares.

RP Financial is not a seller of securities within the meaning of any federal and state securities laws and any report prepared by RP Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities. RP Financial maintains a policy which prohibits RP Financial, its principals or employees from purchasing stock of its client institutions.

Boards of Directors

August 4, 2026

This valuation may be updated as provided for in the conversion regulations and guidelines. These updates will consider, among other things, any developments or changes in the financial performance and condition of Mutual Federal Bancorp, management policies, and current conditions in the equity markets for thrift shares, both existing issues and new issues. These updates may also consider changes in other external factors which impact value including, but not limited to: various changes in the legislative and regulatory environment for financial institutions, the stock market and the market for thrift stocks, and interest rates. Should any such new developments or changes be material, in our opinion, to the valuation of the shares, appropriate adjustments to the estimated pro forma market value will be made. The reasons for any such adjustments will be explained in the update at the date of the release of the update. The valuation will also be updated at the completion of MFB Bancorp’s stock offering.

Respectfully submitted,

RP® FINANCIALLC.

William E. Pommerening
Managing Director

James J. Oren
Director

RP® Financial, LC.	TABLE OF CONTENTS

i

TABLE OF CONTENTS
MUTUAL FEDERAL BANCORP, INC.
MUTUAL FEDERAL BANK
Chicago, Illinois

PAGE
DESCRIPTION	NUMBER

CHAPTER ONE	OVERVIEW AND FINANCIAL ANALYSIS

Introduction		I.1
Plan of Conversion and Reorganization		I.1
Strategic Overview		I.2
Balance Sheet Trends		I.4
Income and Expense Trends		I.7
Interest Rate Risk Management		I.10
Lending Activities and Strategy		I.11
Asset Quality		I.12
Funding Composition and Strategy		I.12
Subsidiaries		I.13
Legal Proceedings		I.13

CHAPTER TWO	MARKET AREA ANALYSIS

Introduction		II.1
National Economic Factors		II.1
Market Area Demographics		II.5
Regional Economy		II.7
Unemployment Trends		II.8
Market Area Deposit Characteristics and Competition		II.9

CHAPTER THREE	PEER GROUP ANALYSIS

Peer Group Selection		III.1
Financial Condition		III.5
Income and Expense Components		III.8
Loan Composition		III.10
Interest Rate Risk		III.12
Credit Risk		III.14
Summary		III.14

RP® Financial, LC.	TABLE OF CONTENTS

ii

TABLE OF CONTENTS
MUTUAL FEDERAL BANCORP, INC.
MUTUAL FEDERAL BANK
Chicago, Illinois

(continued)

PAGE
DESCRIPTION	NUMBER

CHAPTER FOUR	VALUATION ANALYSIS

Introduction			IV.1
Appraisal Guidelines			IV.1
RP Financial Approach to the Valuation			IV.1
Valuation Analysis			IV.2
1.	Financial Condition		IV.2
2.	Profitability, Growth and Viability of Earnings		IV.4
3.	Asset Growth		IV.6
4.	Primary Market Area		IV.6
5.	Dividends		IV.8
6.	Liquidity of the Shares		IV.8
7.	Marketing of the Issue		IV.9
	A.	The Public Market	IV.9
	B.	The New Issue Market	IV.14
	C.	The Acquisition Market	IV.15
	D.	Trading in MFDB’s Stock	IV.17
8.	Management		IV.17
9.	Effect of Government Regulation and Regulatory Reform		IV.18
Summary of Adjustments			IV.18
Valuation Approaches			IV.18
1.	Price-to-Earnings (“P/E”)		IV.20
2.	Price-to-Book (“P/B”)		IV.21
3.	Price-to-Assets (“P/A”)		IV.23
Comparison to Recent Offerings			IV.23
Valuation Conclusion			IV.23
Establishment of the Exchange Ratio			IV.24

RP® Financial, LC.	LIST OF TABLES

iii

LIST OF TABLES
MUTUAL FEDERAL BANCORP, INC.
MUTUAL FEDERAL BANK
Chicago, Illinois

TABLE Number	DESCRIPTION	PAGE

1.1	Historical Balance Sheet Data	I.5
1.2	Historical Income Statements	I.8

2.1	Summary Demographic/Economic Data	II.6
2.2	Primary Market Area Employment Sectors	II.7

2.3	Market Area Largest Employers	II.8
2.4	Unemployment Trends	II.8
2.5	Deposit Summary	II.10
2.6	Market Area Deposit Competitors	II.10

3.1	Peer Group of Publicly-Traded Thrifts	III.3
3.2	Balance Sheet Composition and Growth Rates	III.6
3.3	Income as a % of Average Assets and Yields, Costs, Spreads	III.9
3.4	Loan Portfolio Composition and Related Information	III.11
3.5	Interest Rate Risk Measures and Net Interest Income Volatility	III.13
3.6	Credit Risk Measures and Related Information	III.15

4.1	Market Area Unemployment Rates	IV.7
4.2	Pricing Characteristics and After-Market Trends	IV.16
4.3	Market Pricing Versus Peer Group	IV.22
4.4	Summary of Shares and Value	IV.24

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.1

I. Overview and Financial Analysis

Introduction

Mutual Federal Bank (“Mutual Federal” or the “Bank”), established in 1905, is a federally chartered stock savings and loan association headquartered in Chicago, Illinois. Mutual Federal serves the Chicago metropolitan area through its main office in Chicago. A map of the Bank’s office location is provided in Exhibit I-1. Mutual Federal is a member of the Federal Home Loan Bank (“FHLB”) system and its deposits are insured up to the maximum allowable amount by the Federal Deposit Insurance Corporation (“FDIC”).

Mutual Federal Bancorp, Inc. (“MFDB”) is the federally chartered mid-tier holding company of the Bank. MFDB owns 100% of the outstanding common stock of the Bank. Since its formation in 2005, Mutual Federal Bancorp has been engaged primarily in the business of holding the common stock of the Bank. Mutual Federal Bancorp completed its initial public offering on April 4, 2006, pursuant to which it sold 1,091,062 shares or 30.0% of its outstanding common stock to the public and issued 2,545,813 shares or 70.0% of its common stock outstanding to Mutual Federal Bancorp, MHC (the “MHC”), the mutual holding company parent of MFDB. The MHC and MFDB are subject to supervision and regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board” or the “FRB”). At June 30, 2026, MFDB had total consolidated assets of $96.6 million, deposits of $61.9 million and equity of $16.3 million or 16.85% of total assets. MFDB’s audited financial statements for the most recent period are included by reference as Exhibit I-2.

Plan of Conversion and Reorganization

The Board of Directors of the Mutual Federal, MHC and MFDB adopted a plan of conversion (the “Plan”), whereby the MHC will convert to full stock form. As a result of the conversion, MFDB, which currently owns all of the issued and outstanding common stock of the Bank, will be succeeded by MFB Bancorp, Inc. (“MFB Bancorp” or the “Company”), a newly formed Delaware corporation. Following the conversion, the MHC and MFDB will no longer exist. For purposes of this document, the existing consolidated entity will hereinafter be referred to as Mutual Federal Bancorp or the Company, unless otherwise identified as MFDB. As of June 30, 2026, the MHC had a majority ownership interest of approximately 77.40% in MFDB and its principal asset consisted of 2,545,813 common stock shares of MFDB (the “MHC Shares”). The remaining 743,254 shares or approximately 22.60% of MFDB’s common stock was owned by public shareholders.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.2

It is our understanding that Mutual Federal Bancorp will offer its stock, representing the majority ownership interest held by the MHC, in a subscription offering to Eligible Account Holders, Tax-Qualified Plans including the Bank’s employee stock ownership plan (the “ESOP”), Supplemental Eligible Account Holders and Other Members. To the extent that shares remain available for purchase after satisfaction of all subscriptions received in the subscription offering, the shares may be offered for sale to the public at large in a community offering and a syndicated community offering. Upon completing the mutual-to-stock conversion and stock offering (the “second-step conversion”), the Company will be 100% owned by public shareholders, the publicly-held shares of MFDB will be exchanged for shares in the Company at a ratio that retains their ownership interest at the time the conversion is completed and the MHC assets will be consolidated with the Company.

Strategic Overview

Mutual Federal Bancorp maintains a local community banking emphasis, with a primary strategic objective of meeting the borrowing and savings needs of its local customer base. Mutual Federal Bancorp’s operating strategy has been reflective of a traditional thrift operating strategy, in which lending has emphasized originating 1-4 family residential mortgage loans and funding has been largely generated through retail deposits. Historically, mortgage banking activities have constituted a major component of the Company’s operations, pursuant to generating significant non-interest operating revenues and operating expenses with limited impact on the balance sheet. During 2023, the Company made a strategic decision to cease mortgage banking operations.

In the past, the Company has held a small balance of mortgage-backed securities as investments. Those have paid down to a zero balance and, currently, the only investments held by the Company are interest-bearing deposits held in other financial institutions.

Deposits have consistently served as the primary funding source for the Company, supplemented with borrowings as an alternative funding source for purposes of managing funding costs and interest rate risk. Core deposits, consisting of transaction and savings account deposits, constitute the largest portion of the Company’s deposit base. The Company’s utilization of borrowings has been limited to FHLB advances.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.3

Mutual Federal Bancorp’s earnings are primarily driven by net interest income and operating expenses, with mortgage banking revenues providing a significant source of non-interest operating income historically. Mortgage banking revenues have reduced significantly in recent years, which has been attributable to lower lending volumes and the Company’s decision to cease mortgage banking operations in the second half 2023. The slowdown and eventual elimination of mortgage banking activities also facilitated a decline in operating expenses, which had been maintained at a relatively high level as a percent of assets in light of the largely off-balance sheet component of the Company’s mortgage banking operations. Relatively high operating expense ratios are also viewed to be in part attributable to the Company’s small asset size and corresponding lack of leveraging of certain operating expenses that are inherent to operating a financial institution. Loan loss provisions and non-operating gains and losses have been a limited factor in the Company’s earnings over the past five and one-half years.

A key component of the Company’s business plan is to complete a second-step conversion offering. The Company’s strengthened capital position will increase operating flexibility and facilitate implementation of planned growth strategies. Additionally, in the near term, the stock conversion offering will serve to substantially increase regulatory capital and liquidity. Mutual Federal Bancorp’s higher capital position resulting from the infusion of stock proceeds will also serve to reduce interest rate risk, particularly through enhancing the Company’s interest-earning assets/interest-bearing liabilities (“IEA/IBL”) ratio, as the additional funds realized from the stock offering will serve to raise the level of interest-earning assets funded with equity and, thereby, reduce the ratio of interest-earning assets funded with interest-bearing liabilities. The additional capital raised in the second-step offering will also support additional investments in information technology infrastructure. Additionally, Mutual Federal Bancorp’s higher equity-to-assets ratio will also better position the Company to pursue expansion opportunities if they arise. At this time, the Company has no specific plans for expansion.

The projected uses of proceeds are highlighted below.

o	Mutual Federal Bancorp. The Company is expected to retain up to 50% of the net offering proceeds. At present, funds at the Company level, net of the loan to the ESOP, are expected to be primarily invested initially into liquid funds held as a deposit at the Bank. Over time, the funds may be utilized for various corporate purposes, possibly including acquisitions, infusing additional equity into the Bank, repurchases of common stock, and the payment of regular and/or special cash dividends.

o	Mutual Federal. Approximately 50% of the net stock proceeds will be infused into the Bank in exchange for all of the Bank's newly issued stock. Cash proceeds (i.e., net proceeds less deposits withdrawn to fund stock purchases) infused into the Bank are anticipated to become part of general operating funds and are expected to be primarily utilized to fund loan growth over time.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.4

Overall, it is the Company’s objective to conservatively reinvest the conversion proceeds to increase returns and to pursue growth opportunities as they arise, while, at the same time, growth will not be pursued that could potentially compromise the overall risk associated with Mutual Federal Bancorp’s operations.

Balance Sheet Trends

Table 1.1 shows the Company’s historical balance sheet data for the past five and one-half years. Since yearend 2021, the Company’s assets ranged from a low of $92.3 million at yearend 2021 to a high of $116.9 million at yearend 2022 and equaled $96.6 million at June 30, 2026. The upward trend in assets from yearend 2021 through yearend 2022 was driven by loan growth, offset in part by a decrease in cash and investments. Comparatively, the decline in assets recorded through June 30, 2026 was primarily due to a decline in the balance of loans receivable. Total assets increased at an annual rate of 1.00% from yearend 2021 through June 30, 2026. Asset growth over this period was funded primarily by borrowings as deposits reduced by a compound rate of 2.34% since yearend 2021 and borrowings increase by 30.38% over the same time period. A summary of Mutual Federal Bancorp’s key operating ratios for the past two and one-half years is presented in Exhibit I-3.

Mutual Federal Bancorp’s loans receivable portfolio increased at a 7.87% annual rate from yearend 2021 through June 30, 2026. The primary increase in loans receivable was driven by activity in fiscal 2023, with loans receivable peaking at $99.6 million at yearend 2022, with the balance of loans receivable generally declining thereafter to a balance of $82.5 million at June 30, 2006. A generally faster pace of loan growth relative to asset growth provided for an increase in the loans-to-assets ratio from 63.48% at yearend 2021 to 85.37% at June 30, 2026. As a result of exiting from the mortgage-banking business, loans held for sale declined from $6.6 million at yearend 2021 to a zero balance at yearend 2023 and the balance has remained at a zero balance through June 30, 2026. Mutual Federal Bancorp’s historical emphasis on 1-4 family lending is reflected in its loan portfolio composition, as 74.70% of total loans receivable consisted of 1-4 family loans at June 30, 2026.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.5

Table 1.1

Mutual Federal Bancorp, Inc.

Historical Balance Sheet Data

													12/31/21-
													6/30/26
	At December 31,										As of		Annual.
	2021		2022		2023		2024		2025		June 30, 2026		Growth Rate
	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Pct
	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)	(%)
Total Amount of:
Assets	$92,373	100.00%	$116,920	100.00%	$99,707	100.00%	$97,088	100.00%	$97,247	100.00%	$96,608	100.00%	1.00%
Cash and cash equivalents	22,973	24.87%	11,826	10.11%	11,191	11.22%	9,802	10.10%	8,550	8.79%	10,381	10.75%	-16.18%
Investment securities	99	0.11%	51	0.04%	26	0.03%	8	0.01%	0	0.00%	0	0.00%	-100.00%
Loans held for sale	6,619	7.17%	816	0.70%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	-100.00%
Loans receivable, net	58,637	63.48%	99,643	85.22%	84,640	84.89%	83,790	86.30%	85,023	87.43%	82,471	85.37%	7.87%
FHLB stock	900	0.97%	1,336	1.14%	1,357	1.36%	1,357	1.40%	1,357	1.40%	1,357	1.41%	9.56%
Premises and equipment	1,678	1.82%	1,637	1.40%	1,667	1.67%	1,618	1.67%	1,679	1.73%	1,652	1.71%	-0.35%

Deposits	$68,838	74.52%	$68,130	58.27%	$66,796	66.99%	$61,325	63.16%	$61,295	63.03%	$61,882	64.05%	-2.34%
Borrowings	5,000	5.41%	30,250	25.87%	14,500	14.54%	18,000	18.54%	18,000	18.51%	16,500	17.08%	30.38%
Other Liabilities	1,608	1.74%	1,825	1.56%	2,120	2.13%	1,802	1.86%	1,653	1.70%	1,946	2.01%	4.32%

Equity	$16,927	18.32%	$16,715	14.30%	$16,291	16.34%	$15,961	16.44%	$16,299	16.76%	$16,281	16.85%	-0.86%

Public Shares Outstanding	743,254		743,254		743,254		743,254		743,254		743,254
MHC Shares Outstanding	2,548,641		2,548,641		2,548,641		2,548,641		2,545,813		2,545,813
Total Shares Outstanding	3,291,895		3,291,895		3,291,895		3,291,895		3,289,067		3,289,067
Public Ownership (%)	22.58%		22.58%		22.58%		22.58%		22.60%		22.60%
MHC Ownership (%)	77.42%		77.42%		77.42%		77.42%		77.40%		77.40%
Tangible Book Value/Share	$5.14		$5.08		$4.95		$4.85		$4.96		$4.95
Loans/Deposits	85.18%		146.25%		126.71%		136.63%		138.71%		133.27%

Number of Full Service Offices	1		1		1		1		1		1

(1) Ratios are as a percent of ending assets.

Sources: Mutual Federal Bancorop's prospectus, audited financial statements and RP Financial calculations.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.6

Trends in the Company’s loan portfolio composition over the past two and one-half years show that the concentration of 1-4 family permanent mortgage loans comprising total loans (including loans held for sale) decreased from 81.52% at yearend 2024 to 74.70% at June 30, 2026. The reduction in 1-4 family loans was offset by increases in multi-family and commercial real estate loans. Currently, multi-family loans and commercial real estate loans constitute the primary types of lending diversification for the Company. From yearend 2024 to June 30, 2026, multi-family loans increased from 11.32% of total loans to 16.91% of total loans and commercial real estate loans increased from 3.50% of total loans to 4.99% of total loans. Lending diversification for the Company also includes home equity loans and lines of credit, which decreased from 3.66% of total loans at yearend 2024 to 3.40% of total loans at June 30, 2026. As of June 30, 2026, the Company held no loans classified as construction or consumer loans.

The intent of the Company’s investment policy is to provide adequate liquidity and to generate a favorable return within the context of supporting overall credit and interest rate risk objectives. Since yearend 2021, the Company’s level of cash and investment securities (inclusive of FHLB stock) ranged from a high of 24.87% of assets at yearend 2021 to a low of 8.79% of assets at yearend 2025 and equaled 10.75% of assets at June 30, 2026. As of June 30, 2026, the Company held no investment securities. Exhibit I-4 provides historical detail of the Company’s investment portfolio. As of June 30, 2026, the Company held $10.4 million of cash and cash equivalents and $1.4 million of FHLB stock.

Mutual Federal Bancorp’s funding needs have been addressed through a combination of deposits, borrowings and internal cash flows. From yearend 2021 through June 30, 2026, the Company’s deposits decreased at an annual rate of 2.34%. Deposits as a percent of assets ranged from a low of 58.27% at yearend 2022 to a high of 74.52% at yearend 2021 and equaled 64.05% of assets at June 30, 2026. Transaction and savings account deposits comprise the largest concentration of the Company’s deposits and accounted for 48.29% of total deposits at June 30, 2026, with the remaining deposits consisting of certificates of deposit (“CDs”) and money market accounts, equal to 44.21% and 7.50% of deposits, respectively.

Borrowings serve as an alternative funding source for the Company to address funding needs for growth and to support management of deposit costs and interest rate risk, in which the Company’s utilization of borrowings over the past five and one-half years has consisted of FHLB advances. Over the period covered in Table 1.1, borrowings ranged from a low of $5.0 million or 5.41% of assets at yearend 2021 to $30.3 million or 25.87% of assets at yearend 2022 and equaled $16.5 million or 17.08% of assets at June 30, 2026. Borrowings were added during 2022 to fund loan growth and then were paid down in 2023 consistent with the decline in the balance of loans receivable. Borrowings have remained, however, a significant source of funding in addition to deposits since yearend 2023.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.7

The Company’s equity decreased at a 0.86% annual rate from yearend 2021 through June 30, 2026, which was mostly realized net losses reported for fiscal years 2022 through 2024. The losses have begun to be offset by positive net income reported for fiscal 2025 and the twelve months ended June 30, 2026. All of the Company’s capital is tangible capital, and the Bank maintained capital surpluses relative to all of its regulatory capital requirements at June 30, 2026. The addition of stock proceeds will serve to strengthen the Company’s capital position, as well as support growth opportunities. At the same time, the increase in Mutual Federal Bancorp’s pro forma capital position will initially depress its ROE.

Income and Expense Trends

Table 1.2 shows the Company’s historical income statements for the years ended December 31, 2021 through December 31, 2025 and for the twelve months ended June 30, 2026. During the period covered in Table 1.2, the Company’s reported earnings ranged from a net loss of $330 thousand or 0.34% of average assets during 2024 to net income of $338 thousand or 0.35% of average assets during 2025. For the twelve months ended June 30, 2025, the Company reported net income of $64 thousand or 0.07% of average assets. Net interest income and operating expenses represent the primary components of the Company’s earnings, while non-interest operating income has generally been a modest contributor to the Company’s earnings. Loan loss provisions and non-operating income and losses have typically been relatively minor factors in the Company’s earnings during the past five and one-half years.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.8

Table 1.2

Mutual Federal Bancorp, Inc.

Historical Income Statements

For the Year Ended December 31,	12 Months Ended
2021	2022	2023	2024	2025	June 30, 2026
Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)
($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)
Interest income	$3,238	3.58%	$4,181	4.00%	$5,352	4.94%	$4,857	4.94%	$5,171	5.32%	$5,061	5.22%
Interest expense	(311)	-0.34%	(686)	-0.66%	(1,784)	-1.65%	(1,722)	-1.75%	(1,736)	-1.79%	(1,648)	-1.70%
Net interest income	$2,927	3.24%	$3,495	3.34%	$3,568	3.29%	$3,135	3.19%	$3,435	3.54%	$3,413	3.52%
Provision for loan losses	0	0.00%	(50)	-0.05%	60	0.06%	0	0.00%	0	0.00%	0	0.00%
Net interest income after provisions	$2,927	3.24%	$3,445	3.29%	$3,628	3.35%	$3,135	3.19%	$3,435	3.54%	$3,413	3.52%

Other non-interest operating income	$102	0.11%	$113	0.11%	$61	0.06%	$57	0.06%	$54	0.06%	$47	0.05%
Mortgage banking income	4,644	5.14%	2,971	2.84%	668	0.62%	0	0.00%	0	0.00%	0	0.00%
Operating expense	(7,838)	-8.67%	(6,860)	-6.56%	(4,788)	-4.42%	(3,522)	-3.58%	(3,151)	-3.24%	(3,296)	-3.40%
Net operating income	$(165)	-0.18%	$(331)	-0.32%	$(431)	-0.40%	$(330)	-0.34%	$338	0.35%	$164	0.17%

Non-Operating Income/(Losses)
Gain on sale of loans held for investment	$188	0.21%	$113	0.11%	$71	0.07%	$0	0.00%	$0	0.00%	$0	0.00%
Gain on loan transferred to REO	296	0.33%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Excess Accounting Fees	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	(100)	-0.61%
Gain on sale of REO	36	0.04%	0	0.00%	64	0.06%	0	0.00%	0	0.00%	0	0.00%
Net non-operating income(losses)	$520	0.58%	$113	0.11%	$135	0.13%	$0	0.00%	$0	0.00%	$(100)	-0.61%

Net income before tax	$355	0.39%	$(218)	-0.21%	$(296)	-0.27%	$(330)	-0.34%	$338	0.35%	$64	0.07%
Income tax provision	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Net income (loss)	$355	0.39%	$(218)	-0.21%	$(296)	-0.27%	$(330)	-0.34%	$338	0.35%	$64	0.07%

Adjusted Earnings
Net income	$355	0.39%	$(218)	-0.21%	$(296)	-0.27%	$(330)	-0.34%	$338	0.35%	$64	0.07%
Add(Deduct): Non-operating income	(484)	-0.54%	(113)	-0.11%	(135)	-0.12%	0	0.00%	0	0.00%	100	0.10%
Tax effect (2)	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Adjusted earnings	$(129)	-0.14%	$(331)	-0.32%	$(431)	-0.40%	$(330)	-0.34%	$338	0.35%	$164	0.17%

Expense Coverage Ratio (3)	0.97	x	0.94	x	0.88	x	0.89	x	1.09	x	1.04	x
Return on Average Equity	2.10%	-1.30%	-1.79%	-2.05%	2.10%	0.39%
Efficiency Ratio (4)	102.12%	104.29%	111.34%	110.15%	90.00%	95.24%

(1)	Ratios are as a percent of average assets.

(2)	Assumes a 0.0% effective tax rate.

(3)	Expense coverage ratio calculated as net interest income before provisions for loan losses plus mortgage banking income divided by operating expenses.
(4)	Efficiency ratio calculated as operating expenses divided by the sum of net interest income before provisions for loan losses plus non-interest operating income.

Sources: Mutual Federal Bancorp's preliminary prospectus, audited financial statements and RP Financial calculations.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.9

For the period covered in Table 1.2, the Company’s net interest income to average assets ranged from a low of 3.19% during 2024 to a high of 3.54% during 2025. Between 2021 and 2024, the decline in the Company’s net interest income to average assets ratio was largely attributable to interest rate spread compression that resulted from a more significant increase in the cost of interest-bearing liabilities relative to the increased yield earned on interest-earning assets. The increases in the net interest income ratio during 2025 and the twelve months ended June 30, 2026 reflected a more significant increase in the yield earned on interest-earning assets relative to the change in the cost of interest-bearing liabilities. The Company’s net interest rate spreads and yields and costs for the past two and one-half years are set forth in Exhibits I-3 and I-5.

Historically, non-interest operating income has been a significant contributor to the Company’s earnings, as the result of revenues generated from the Company mortgage banking operations. In the second half of 2023, the Company ceased mortgage banking operations and is currently only originating 1-4 family loans as held for investment. Throughout the period shown in Table 1.2, non-interest operating income ranged from a high of $4.7 million or 5.25% of average assets during 2021 to a low of $47 thousand or 0.05% of average assets for the twelve months ended June 30, 2026. This current low level of non-interest operating income reflects a relatively low level of operational diversification as the primary source of earning is net interest income.

The Company’s mortgage banking operations resulted relatively high operating expense ratios between 2021 and 2023. With cessation of the mortgage-banking activity in 2023, the Company’s operating expenses have reduced to levels reflecting core banking operations. Comparatively, the lower operating expenses recorded since 2024 reflect the elimination of the Company’s mortgage banking operations in the second half of 2023. Over the past five and one-half years, operating expenses ranged from a high of $7.8 million or 8.67% of average assets during 2021 (reflecting mortgage-banking activity) to a low of $3.2 million or 3.24% of average assets in 2025. For the twelve months ended June 30, 2026, operating expenses were $3.3 million or 3.40% of average assets for that time-period.

Over the past five and one-half years, the Company’s expense coverage ratio (net interest income divided by operating expenses) ranged from a low of 0.88 times during 2023 to a high of 1.09 times during 205 and, for the most recent twelve-month period, equaled 1.04 times. During the same period, Mutual Federal Bancorp’s efficiency ratio (operating expenses as a percent of the sum of net interest income and other operating income) ranged from a low of 90.00% during 2025 and a high of 111.34% during 2023 and, for the most recent twelve-month period, equaled 95.24%. Both of these ratios reflect relatively low core earnings for the Company, a function of its smaller asset size and relatively undiversified operations.

Over the past five and one-half years, improving credit quality trends has served to limit the impact of credit loss provisions on the Company’s earnings. During the period covered in Table 1.2, the amount of loan loss provisions recorded by the Company ranged from $50 thousand or 0.05% of average assets during 2022 to a recovery of $60 thousand or 0.06% of average assets during 2023 with most recent reporting period reflect a zero amount for credit loss provisions. As of June 30, 2026, the Company maintained valuation allowances of $1.3 million, equal to 1.53% of total loans and 137.53% of non-accrual loans. Exhibit I-6 sets forth the Company’s credit loss allowance activity during the past two and one-half years.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.10

With the exception of 2021, non-operating income and losses have been a minor factor in the Company’s earnings over the past five and one-half years. During 2021, non-operating income totaled $520 thousand or 0.58% of average assets. Over the most recent 12 month period, the Company has indicated it has incurred an additional $100,000 of accounting fees related to certain accounting items. These additional fees have been considered to be non-recurring in nature. Overall, the items that comprise the Company’s non-operating income and losses are not viewed to be part of the Company’s core or recurring earnings base.

The Company did not record any taxes over the past five and one-half years and, as of June 30, 2026, the Company had federal net operating loss carryforwards of approximately $5.2 million and Illinois net operating loss carryforwards of approximately $8.6 million.

Interest Rate Risk Management

The Company pursues a number of strategies to manage interest rate risk, particularly with respect to seeking to limit the repricing mismatch between interest rate sensitive assets and liabilities. The Company manages interest rate risk from the asset side of the balance sheet through maintaining cash and equivalents in short term instruments and diversifying the loan portfolio beyond long-term 1-4 family fixed rate loans, including adjustable rate or shorter term fixed rate loans. As of June 30, 2026 of the Company’s total loans due after December 31, 2026, adjustable rate loans comprised $56.8 million or 69.71% of those loans (see Exhibit I-7). On the liability side of the balance sheet, management of interest rate risk has been primarily pursued through emphasizing maintaining a strong balance of lower costing and less interest rate sensitive transaction and savings account deposits and utilizing FHLB advances with maturities of more than one year. Management of the Company’s interest rate risk is also facilitated by the maintenance of a relatively high equity/assets ratio, providing for a lower level of interest rate sensitive liabilities.

The Company’s interest rate risk analysis as of June 30, 2026 indicates that, assuming a 2.0% instantaneous permanent and parallel increase in interest rates at all maturities would result in a 2.27% decline in economic value of equity and an 8.83% increase in net interest income, both of which were within policy limits. (see Exhibit I-8). The infusion of stock proceeds will serve to further limit the Company’s interest rate risk exposure, as most of the net proceeds will be redeployed into interest-earning assets and the increase in the Company’s capital position will lessen the proportion of interest rate sensitive liabilities funding assets.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.11

Lending Activities and Strategy

Mutual Federal Bancorp’s lending activities have emphasized 1-4 family permanent mortgage loans, and such loans continue to comprise the major portion of the Company’s loan portfolio. Beyond 1-4 family loans, lending diversification consists of a mix of multi-family and commercial real estate loans and home equity loans and lines of credit. Construction loans have been originated in the past, most recently in fiscal year 2023. Pursuant to its strategic plan, the Company is pursuing a lending strategy that will continue to emphasize origination of 1-4 family loans that will be supplemented with diversification into higher yielding types of loans. Exhibit I-9 provides historical detail of Mutual Federal Bancorp’s loan portfolio composition over the past two and one-half years and Exhibit I-10 provides the contractual maturity of the Company’s loan portfolio by loan type as of June 30, 2026.

1-4 Family Residential Real Estate Loans. Mutual Federal Bancorp offers both fixed and adjustable rate 1-4 family permanent mortgage loans with terms of up to 30 years. With the elimination of the Company’s mortgage banking operations, 1-4 family loans generally consist of loans secured by non-owner occupied properties that are originated with loan-to-value (“LTV”) ratios of up to 90%. ARM loans offered by the Company have initial repricing terms of one, three, five, seven or ten years and then reprice annually for the balance of the loan term. ARM loans are indexed to the one-year Constant Maturity U.S. Treasury indices. As of June 30, 2026, the Company’s outstanding balance of 1-4 family residential real estate loans totaled $62.5 million equal to 74.70% of total loans outstanding. The Company does not offer loans with higher risk factors such as “interest only”, “option ARMs or “subprime” loans. The Company’s 1-4 family lending activities include home equity loans and lines of credit. Home equity lines of credit are indexed to the prime rate as published in The Wall Street Journal and are offered as interest-only revolving lines of credit with a draw period.

Commercial Real Estate and Multi-family Loans Commercial real estate and multi-family loans consist substantially of loans originated by the Company, which are collateralized by residential and mixed-use properties in the Company’s regional lending area. Mutual Federal Bancorp generally originates commercial real estate loans up to a LTV ratio of 75% and multi-family loans up to a LTV ratio of 80% and requires a minimum debt coverage ratio of 1.20 times. Commercial real estate and multi-family loans are generally originated as five year balloon loans with amortization terms of up to 30 years. As of June 30, 2026, Mutual Federal Bancorp’s outstanding balance of commercial real estate and multi-family loans totaled $18.3 million equal to 21.90% of total loans outstanding and included $14.1 million of multi-family loans.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.12

Asset Quality

The Company experienced a significant downward trend in non-performing assets since yearend 2024, which was largely realized through decreases in non-performing multi-family and 1-4 family loans. Over the past two and one-half years, Mutual Federal Bancorp’s non-performing assets decreased from 2.16% of assets at yearend 2024 to 0.96% of assets at June 30, 2026. As shown in Exhibit I-11, non-performing assets at June 30, 2026 consisted of $928 thousand of non-accruing loans, all of which were 1-4 family loans. Over that timeframe, the Company reported no other real estate owned or other non-performing assets.

To track the Company’s asset quality and the adequacy of valuation allowances, the Company has established detailed asset classification policies and procedures which are consistent with regulatory guidelines. Classified assets are reviewed on a regular basis by senior management and the Board. Pursuant to these procedures, when needed, the Company establishes additional valuation allowances to cover anticipated losses in classified or non-classified assets. As of June 30, 2026, the Company maintained loan loss allowances of $1.3 million equal to 1.53% of total loans outstanding and 137.5% of non-performing loans.

Funding Composition and Strategy

Deposits have consistently served as the Company’s primary funding source and at June 30, 2026 deposits accounted for 64.05% of Mutual Federal Bancorp’s total assets. Exhibit I-12 sets forth the Company’s deposit composition for the past two and one-half years. Transaction and savings account deposits constituted 48.29% of total deposits at June 30, 2026. Savings account deposits constitute the largest concentration of the Company’s core deposits, comprising 42.06% of total deposits at June 30, 2026. The Company’s savings account deposits include a large concentration of traditional passbook savings accounts, typically a very stable and low cost source of funds. The balance of the Company’s deposits consists of CDs and money market deposits, which equaled 44.21% and 7.50% of total deposits respectively, at June 30, 2026. Mutual Federal Bancorp’s current CD composition reflects a higher concentration of short-term CDs (maturities of one year or less), as CDs with scheduled maturities of one year or less comprised 98.43% of the Company’s CDs at June 30, 2026. As of June 30, 2026, jumbo CDs (CD accounts with balances of $250,000 or more) amounted to $6.6 million or 24.21% of total CDs. There were no brokered deposits in portfolio at June 30, 2026.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.13

Borrowings serve as a supplemental funding source for the Company to facilitate management of funding costs and interest rate risk as well as to support lending activities. FHLB advances have been the only source of borrowings utilized by the Company over the past two and one-half years. The Company maintained $16.5 million of FHLB advances at June 30, 2026, with a weighted average interest rate of 4.16%. A total of $12.5 million of borrowings had a remaining maturity of one year or less as of June 30, 2026.

Subsidiaries

The Company’s only subsidiary is Mutual Federal and Mutual Federal maintains two wholly-owned subsidiaries: EMEFES Service Corporation (“EMEFES”) and 2212 Holdings, LLC (“2212 Holdings”). EMEFES is an insurance agency that sells insurance products to the Bank’s customers. 2212 Holdings was established to hold and manage real estate acquired through foreclosure.

Legal Proceedings

From time to time, the Company is involved in routine legal proceedings in the ordinary course of business.  Such routine legal proceedings, in the aggregate, are believed by management to be immaterial to the Company’s financial condition, results of operations and cash flows.

RP® Financial, LC.	MARKET AREA
II.1

II. MARKET AREA

Introduction

Mutual Federal Bancorp serves the Chicago metropolitan area through its sole office facility located in Chicago, which is located in Cook County. Details regarding the Company’s office property are set forth in Exhibit II-1

With operations in a major metropolitan area, the Company’s competitive environment includes a significant number of thrifts, commercial banks and other financial services companies, some of which have a regional or national presence and are larger than the Company in terms of deposits, loans, scope of operations, and number of branches. These institutions also have greater resources at their disposal than the Company. The Chicago metropolitan area has a highly developed economy, with a relatively high concentration of highly skilled workers who are employed in a number of different industry clusters including healthcare, financial services, technology and education.

Future growth opportunities for Mutual Federal Bancorp depend on the future growth and stability of the national and regional economy, demographic growth trends and the nature and intensity of the competitive environment. These factors have been examined to help determine the growth potential that exists for the Company, the relative economic health of the Company’s market area, and the resultant impact on value.

National Economic Factors

The future success of the Company’s operations is partially dependent upon various national and local economic trends. Manufacturing activity for October 2025 slowed to an index reading of 48.7, versus service sector activity for October accelerating to an index reading of 52.4. October existing home sales increased 1.2%, as slightly lower mortgage rates helped sales reach an eight-month high. Retail sales for October were unchanged. November manufacturing activity slowed to an index reading of 48.2, for a ninth consecutive month of contraction. In contrast, service sector activity for November edged up to an index reading of 52.6. The U.S. economy added 64,000 jobs in November and the November unemployment rate crept up to 4.6%. Lower mortgage rates contributed to existing home sales increasing 0.5% in November, which was the third consecutive month of rising sales, while new home sales for November jumped 15.5%. Manufacturing activity for December slowed to an index reading of 47.9, while December service sector activity accelerated to an index reading of 54.4. Job growth slowed slightly in December with the U.S. economy adding 50,000 jobs, while the December unemployment rate edged lower to 4.4%. While existing home sales increased 5.1% in December, as a whole 2025 ranked as one of the worst slumps for home sales in years. Comparatively, new home sales for December declined 1.7%. Reflecting the impact of a record long government shutdown, fourth quarter GDP slowed to an annual growth rate of 1.4%.

RP® Financial, LC.	MARKET AREA
II.2

January 2026 manufacturing activity accelerated to an index reading of 52.6, which was the highest reading since August 2022. Service sector activity for January also edged up with an index reading of 52.7. January’s employment report showed 130,000 jobs were added to the U.S. economy, which was the strongest job growth in more than a year. The January unemployment rate declined slightly to 4.3%. An 8.4% decline in existing home sales for January provided for the lowest level of existing home sales in more than two years. Similarly, January new home sales declined by 17.6%. Manufacturing activity for February continued to expand with an index reading of 52.4, while February service sector activity accelerated to a more than a three and one-half year high to an index reading of 56.1. February’s employment report showed the U.S. economy lost 92,000 jobs and the unemployment rate edged up to 4.4%. Existing home sales for February were up 1.7%. Manufacturing activity for March expanded for a third consecutive month with an index reading of 52.7, while March service sector activity increased at a slower pace with an index reading of 54.0. Job growth resumed in March with U.S. employers adding 178,000 jobs and the March unemployment rate dipped slightly to 4.3%. Existing home sales for March fell 3.6%. First quarter GDP expanded at a 2.0% annual rate (subsequently revised down to a 1.6% annual growth rate), as businesses invested heavily in artificial intelligence.

April 2026 manufacturing activity held steady with an index reading of 52.7, while April service sector activity edged slightly lower with an index reading of 53.6. The U.S. economy added 115,000 jobs in April and the April unemployment rate held steady at 4.3%. Existing home sales and retail sales for April showed respective increases of 0.2% and 0.5%. Manufacturing activity for May accelerated to a four year high with an index reading of 54.0, while service sector activity for May also accelerated with an index reading of 54.5. May’s employment report showed an increase of 172,000 jobs for the U.S. economy and the U.S. unemployment rate held steady at 4.3%. Existing home sales increased 3.2% in May, which was the largest increase in 2026, and retail sales for May were up 0.9%. In contrast to the pick-up in May existing home sales, new home sales for May fell 7.3%. Job growth slowed in June with the U.S. economy adding only 57,000 jobs, while the June U.S. unemployment rate dipped to 4.2%. Manufacturing activity and service sector activity expanded at slower rates in June with respective index readings of 53.3 and 54.0. Existing home sales slid 2.4% in June, versus a 1.6% increase in June new home sales. Lower gas prices translated into retail sales decelerating to a 0.2% increase in June. Second quarter GDP slowed to a 1.5% annual growth rate. Manufacturing activity for July accelerated to an index reading of 55.6, while service sector activity for July edged up to an index reading of 54.1.

RP® Financial, LC.	MARKET AREA
II.3

In terms of interest rates trends over the past few quarters, a slight downward trend in long-term Treasury yields prevailed through the first half of October 2025 with the 10-year Treasury stabilizing around 4.0% going into late-October. A 3.0% increase in the September CPI, along with the Federal Reserve tempering expectations of further rate cuts following its second consecutive 0.25% rate-cut in late October, resulted in the 10-year Treasury yield trending up to 4.15% in mid-November. After edging down to 4.0% in late-November, the 10-year Treasury yield trended slightly higher ahead of the Federal Reserve’s December meeting. The Federal Reserve concluded its December meeting with a third consecutive 0.25% rate cut, while signaling a pause in further rate cuts. Long-term Treasury yields stabilized through the balance of 2025, as a 2.7% increase in the November CPI provided an indication of a slower pace of inflation.

A stable interest rate environment continued to prevail during the first couple of weeks of January 2026, with the December CPI showing no change from the 2.7% increase in the November CPI. Treasury yields edged higher in the second half of January, as President Trump’s threat to apply new restrictions on trade with Europe sparked a selloff in Treasury bonds. The late-January meeting of the Federal Reserve concluded with holding its benchmark rate steady and signaling little urgency to resume cutting rates further. A weaker-than-expected report for December retail sales and a 2.4% increase in January’s CPI showing a slower pace of inflation facilitated a decline in long-term Treasury during yield during the first half of February. With the fourth quarter GDP report showing a slowing U.S. economy, interest rates continued to trend lower in the second half of February. At the end of February 30-year mortgage rates fell below 6% for the first time in three years and the 10-year Treasury yield dropped below 4%. Interest rates reversed course and increased through most of March, as the prospect of war-fueled inflation pushed Treasury yields higher. In a similar vein, the Federal Reserve concluded its March meeting holding interest rates steady, as higher energy prices from the Iran war threatened to prolong the fight against inflation. Mortgage rates hit a six-month high in late March and the 10-year Treasury yield equaled 4.31% at the end of the first quarter.

RP® Financial, LC.	MARKET AREA
II.4

A slight downward trend in long-term Treasury yields that started at the end of the first quarter of 2026 continued into early-April, as financial markets considered the deadline for Iran to strike a deal followed by the April 8th announcement of a two-week cease-fire between the U.S. and Iran. While higher gas prices translated into the March CPI surging to a two-year high of 3.3%, the 10-year Treasury yield stabilized around 4.30% through mid-April. The Federal Reserve’s late-April policy meeting concluded with leaving its target rate unchanged and continuation of signaling that the next move in its target rate was more likely to be down than up. In step with the conclusion of the Federal Reserve’s late-April meeting, inflationary pressures from rising oil prices pushed long-term Treasury yields higher at the end of April and the beginning of May. Higher energy prices pushed the April CPI to an increase of 3.8%, which was the largest increase in three years. The selloff in government bonds deepened following the release of the CPI data, as the 10-year Treasury yield increased to its highest level since January 2025 with a yield of 4.67% on May 19th. As the prospect of a Middle East peace deal pulled oil prices lower, long-term Treasury yields edged lower through end of May with the 10-year Treasury yield stabilizing slightly under 4.5% during early-June. The 10-year Treasury yield edged above 4.5% ahead of the Federal Reserve’s mid-June policy meeting, as higher energy costs translated into the CPI for May posting its hottest reading since April 2023 with an increase of 4.2%. The Federal Reserve concluded its mid-June policy meeting by keeping its target rate unchanged and signaled their next move might be to raise interest rates. For the balance of June, indications of some easing of inflationary risks provided for a slight downward trend in long-term Treasury yields with the yield on the 10-year Treasury equaling 4.42% at the end of the second quarter.

Treasury yields started the third quarter of 2026 trending higher, as renewed fighting in the Middle East spurred a selloff in government bonds. While the June CPI slowed to an increase of 3.5% due to lower gas prices, the upward trend in long-term Treasury yield continued through the second half of July. After the Federal Reserve concluded its late-July policy meeting leaving its target rate unchanged, long-term Treasury yields neared their highest levels in 19 years as comments by the Federal Reserve Chairman raised investor concerns that he lacked the willingness to raise interest rate to combat inflation. Long-term Treasury yields edged lower at the beginning of August, with news of progress being made to reopen the Strait of Hormuz supporting a decline in oil prices. As of August 4, 2026 the bond equivalent yields for U.S. Treasury bonds with terms of one and ten years equaled 4.04% and 4.63%, respectively, versus comparable year ago yields of 3.82% and 4.22%. Exhibit II-2 provides historical interest rate trends.

Based on the consensus outlook of economists surveyed by The Wall Street Journal in July 2026, GDP was projected to increase 2.1% in 2026 and then edge up to a 2.2% annual growth rate in 2027. The U.S. unemployment rate was forecasted to equal 4.3% in December 2026 and 4.3% in June 2027. An average of 65,000 jobs were projected to be added per month over the next four quarters. On average, the economists forecasted the federal funds rate would equal 3.65% in December 2026 and 3.52% in June 2027. On average, the economists forecasted that the 10-year Treasury yield would equal 4.39% in December 2026 and 4.30% in June 2027.

RP® Financial, LC.	MARKET AREA
II.5

The July 2026 mortgage finance forecast from the Mortgage Bankers Association (the “MBA”) was for 2026 existing home sales to increase by 3.1% from 2025 sales, while 2026 new home sales were forecasted to decrease by 2.4% from sales in 2025. The 2026 median sale prices for existing and new homes were forecasted to show respective decreases of 0.5% and 0.7%. Total mortgage production was forecasted to increase in 2026 to $2.163 trillion, compared to $2.050 trillion in 2025. The forecasted increase in 2026 originations was based on a 4.4% increase in purchase volume and a 7.6% increase in refinancing volume. Purchase mortgage originations were forecasted to total $1.416 trillion in 2026, versus refinancing volume totaling $747 billion. Housing starts for 2026 were projected to increase by 0.1% to total 1.358 million.

Market Area Demographics

Demographic and economic growth trends, measured by changes in population, number of households, age distribution and median household income, provide key insight into the health of the Company’s market area. Demographic data for Cook County, as well as comparative data for Illinois and the U.S., is provided in Table 2.1 and Exhibit II-3.

Cook County’s population and household growth slightly outpaced the comparable Illinois growth rates, during the five year period covering 2021 through 2026. Cook County’s population increased at a 0.3% annual rate compared to a 0.2% annual growth rate for Illinois, while households increased at annual rates of 1.0% and 0.8% for Cook County and Illinois, respectively. Comparatively, annual population and household growth rates for the U.S. equaled 0.7% and 0.9%, respectively. Over the next five years, Cook County and Illinois are projected to experience a slight decrease and no change in population, respectively, while the number of households for Cook County and Illinois are projected to increase slightly. Projected five year annual population and household growth rates for the U.S. equaled 0.5% and 0.6%, respectively.

RP® Financial, LC.	MARKET AREA
II.6

Table 2.1

Mutual Federal Bancorp, Inc.

Summary Demographic/Economic Data

	Year			Growth Rate
	2021	2026	2031	2021-2026	2026-2031
				(%)	(%)
Population (000)
USA	330,946	342,966	351,802	0.7%	0.5%
Illinois	12,607	12,715	12,714	0.2%	0.0%
Cook, IL	5,121	5,187	5,171	0.3%	-0.1%

Households (000)
USA	125,733	131,761	135,556	0.9%	0.6%
Illinois	4,808	5,013	5,044	0.8%	0.1%
Cook, IL	1,976	2,081	2,094	1.0%	0.1%

Median Household Income ($)
USA	67,761	86,867	96,684	5.1%	2.2%
Illinois	70,395	89,567	99,569	4.9%	2.1%
Cook, IL	69,884	89,976	101,794	5.2%	2.5%

Per Capita Income ($)
USA	37,689	48,879	54,670	5.3%	2.3%
Illinois	39,008	50,860	57,309	5.4%	2.4%
Cook, IL	40,514	53,173	60,634	5.6%	2.7%

	0-14 Yrs.	15-34 Yrs.	35-54 Yrs.	55-69 Yrs.	70+ Yrs.
2026 Age Distribution (%)
USA	17.3	26.3	25.4	18.0	13.0
Illinois	16.9	26.2	25.8	18.2	12.9
Cook, IL	16.4	27.0	27.0	17.5	12.2

	Less Than 25,000	$25,000 to 50,000	$50,000 to 100,000	$100,000+
2026 HH Income Dist. (%)
USA	13.6	15.8	27.1	43.5
Illinois	13.6	15.0	26.4	44.9
Cook, IL	14.8	14.7	25.2	45.3

Source: S&P Global Market Intelligence.

A comparison of age distribution measures reveal that the age distribution for Cook County’s population is similar to the Illinois and U.S. age distribution measures, but with slightly higher percentages in the age ranges of 15-34 and 35-54 years and slightly lower percentages in the age ranges of 0-14, 55-69 and 70+ years.

RP® Financial, LC.	MARKET AREA
II.7

Median household income and per capita income measures for Cook County and Illinois were slightly above the comparable U.S. measures. Over the next five years, Cook County’s median household income and per capita income growth rates are projected to be slightly higher than the comparable U.S. and Illinois growth rates,, which were all lower compared to their previous five-year growth rates. Income distribution measures indicate that there is a broad spectrum of economic classes within Cook County, as Cook County maintained slightly higher concentrations of households with incomes of less than $25,000 and more than $150,000 compared to the Illinois and U.S. concentrations.

Regional Economy

Comparative employment data shown in Table 2.2 shows that employment in services followed by education/healthcare/social services were the largest and second largest employment sectors in Cook County, as well as Illinois Wholesale/retail trade and manufacturing jobs were the third and fourth largest employment sectors for Cook County and Illinois. Other noteworthy employment sectors for Cook County included transportation/utility and construction. Overall, the distribution of employment exhibited in the primary market area is indicative of a diverse economic environment.

Table 2.2

Mutual Federal Bancorp, Inc.

Primary Market Area Employment Sectors

(Percent of Labor Force)

		Cook
Employment Sector	Illinois	County
	(%)	(%)
Services	25.7%	29.3%
Education,Healthcare, Soc. Serv.	23.6%	23.6%
Government	3.8%	3.5%
Wholesale/Retail Trade	12.7%	11.1%
Finance/Insurance/Real Estate	7.4%	8.4%
Manufacturing	11.8%	9.7%
Construction	5.3%	4.4%
Information	1.7%	1.9%
Transportation/Utility	7.0%	7.9%
Agriculture	0.9%	0.2%
	100.0%	100.0%

Source: S&P Global Market Intelligence.

RP® Financial, LC.	MARKET AREA
II.8

Table 2.3, which lists the largest employers in Cook County, further reveals the economic makeup of the Company’s market area. Among the largest employers in Cook County are state and local government and healthcare companies, which tend to be relatively stable sources of employment. Overall, Cook County a highly developed and diversified economy, which facilitates growth opportunities in a highly competitive environment for providers of financial services.

Unemployment Trends

Comparative unemployment rates for Cook County, as well as for the U.S. and Illinois are shown in Table 2.4. The unemployment data indicates that Cook County’s June 2026 unemployment rate of 5.8% was above the respective comparable U.S. and Illinois unemployment rates of 4.4% and 5.1%. In contrast to the U.S., the June 2026 unemployment rates for Cook County and Illinois were higher compared to a year ago, while the national rate remained unchanged.

Table 2.3

Mutual Federal Bancorp, Inc.

Largest Employers in the Chicagoland Area and Chicago Suburbs

Company/Institution	Employees	Industry
City of Chicago	21,482	Local Government
Advocate Health System	18,512	Healthcare
JPMorgan Chase	16,045	Financial Services
University of Chicago	15,452	Higher Education
State of Illinois	14,731	State Government
United Continental Holdings	14,000	Airlines & Aviation
AT&T Illinois	14,000	Telecommunications
Walgreens	13,657	Retail Pharmacy/Healthcare/Consumer Goods
Abbott Laboratories	12,000	Healthcare Products
Presence Health	11,959	Healthcare
Chicago Transit Authority	11,100	Mass Transit

Source: Hausmarkt (real estate website).

Table 2.4

Mutual Federal Bancorp, Inc.

Unemployment Trends

	Unemployment Rate
Region	June 2025	June 2026	Change
USA	4.4%	4.4%	0.0%
Illinois	4.6%	5.1%	0.5%
Cook, IL	5.0%	5.8%	0.8%

Source: S&P Capital IQ.

RP® Financial, LC.	MARKET AREA
II.9

Market Area Deposit Characteristics and Competition

The Company’s retail deposit base is closely tied to the economic fortunes of the Chicago metropolitan area and, in particular, the markets in close proximity to Mutual Federal Bancorp’s office. Table 2.5 displays deposit market trends from June 30, 2021 through June 30, 2025 for Mutual Federal, as well as for all commercial bank and savings institution branches located in Cook County and Illinois. Commercial banks maintained a significantly larger market share of deposits than savings institutions in Cook County, as well as in Illinois. For the four year period covered in Table 2.5, savings institutions experienced a decline in deposit market share in both Cook County and Illinois. Overall, from June 30, 2021 through June 30, 2025, total deposits in Cook County and Illinois increased at annual rates of 1.4% and 1.6%, respectively. Based on June 30, 2025 deposit data, Mutual Federal Bancorp’s $64 million of deposits provided for a nominal market share of bank and thrift deposits in Cook County. From June 30, 2021 through June 30, 2025, the Company’s deposits decreased at a 3.6% annual rate.

As implied by the Company’s nominal market share of deposits, competition among financial institutions in the Company’s market area is significant. Among the Company’s competitors are significantly much larger and more diversified institutions, which have greater resources than maintained by Mutual Federal Bancorp. Financial institution competitors in the Company’s primary market area include several super regional and money center banks. There is a total of 91 banking institutions operating in Cook County, with Mutual Federal Bancorp holding the 78th largest market share of deposits. Table 2.6 lists the Company’s largest competitors in Cook County, based on deposit market share.

RP® Financial, LC.	MARKET AREA
II.10

Table 2.5

Mutual Federal Bancorp, Inc.

Deposit Summary

	As of June 30,
	2021			2025			Deposit
		Market	No. of		Market	No. of	Growth Rate
	Deposits	Share	Branches	Deposits	Share	Branches	2021-2025
	(Dollars in Millions)						(%)
Illinois	$660,819	100.0%	3,917	$704,417	100.0%	3,621	1.6%
Commercial Banks	$649,770	98.3%	3,749	$691,679	98.2%	3,473	1.6%
Savings Institutions	$10,052	1.5%	167	$9,660	1.4%	147	-1.0%
Other (1)	$998	0.2%	1	$3,079	0.4%	1	32.5%

Cook, IL	$417,476	100.0%	1,231	$441,893	100.0%	1,131	1.4%
Commercial Banks	$413,094	99.0%	1,183	$435,769	98.6%	1,093	1.3%
Savings Institutions	$3,384	0.8%	47	$3,045	0.7%	37	-2.6%
Other (1)	$998	0.2%	1	$3,079	0.7%	1	32.5%
Mutual Federal Bancorp	$74	0.0%	1	$64	0.0%	1	-3.6%

(1) Insured U.S. branch of a foreign chartered institution.
Source: S&P Capital IQ.

Table 2.6

Mutual Federal Bancorp, Inc.

Market Area Deposit Competitors

As of June 30, 2025

Location	Name	Market Share	Rank
Cook County	BMO Bank National Association	21.01%
	JPMorgan Chase Bank, National Association	20.25%
	CIBC Bank USA	9.83%
	Bank of America National Association	9.18%
	The Northern Trust Company	7.89%
	Fifth Third Bank, National Association	4.09%
	Mutual Federal Bancorp, Inc. (IL)	0.01%	78 out of 91

Source: S&P Capital IQ.

RP® Financial, LC.	PEER GROUP ANALYSIS
III. 1

III. PEER GROUP ANALYSIS

This chapter presents an analysis of Mutual Federal Bancorp’s operations versus a group of comparable savings institutions (the "Peer Group") selected from the universe of all publicly-traded savings institutions in a manner consistent with the regulatory valuation guidelines. The basis of the pro forma market valuation of Mutual Federal Bancorp is derived from the pricing ratios of the Peer Group institutions, incorporating valuation adjustments for key differences in relation to the Peer Group. Since no Peer Group can be exactly comparable to Mutual Federal Bancorp, key areas examined for differences are: financial condition; profitability, growth and viability of earnings; asset growth; primary market area; dividends; liquidity of the shares; marketing of the issue; management; and effect of government regulations and regulatory reform.

Peer Group Selection

The Peer Group selection process is governed by the general parameters set forth in the regulatory valuation guidelines. Accordingly, the Peer Group is comprised of only those publicly-traded savings institutions whose common stock is either listed on the NYSE or NASDAQ, since their stock trading activity is regularly reported and generally more frequent than non-publicly traded and closely-held institutions. Institutions that are not listed on the NYSE or NASDAQ are inappropriate, since the trading activity for thinly-traded or closely-held stocks are typically highly irregular in terms of frequency and price and thus may not be a reliable indicator of market value. We have also excluded from the Peer Group those companies under acquisition or subject to rumored acquisition, mutual holding companies and recent conversions, since their pricing ratios are subject to unusual distortion and/or have limited trading history. A recent listing of the universe of all publicly-traded savings institutions is included as Exhibit III-1.

RP® Financial, LC.	PEER GROUP ANALYSIS
III. 2

Ideally, the Peer Group, which must have at least 10 members to comply with the regulatory valuation guidelines, should be comprised of locally- or regionally-based institutions with comparable resources, strategies and financial characteristics. There are approximately 35 fully-converted, publicly-traded institutions nationally and, thus, it is typically the case that the Peer Group will be comprised of institutions with relatively comparable characteristics. To the extent that differences exist between the converting institution and the Peer Group, valuation adjustments will be applied to account for the differences. Since Mutual Federal Bancorp will be a full public company upon completion of the offering, we considered only full public companies to be viable candidates for inclusion in the Peer Group. From the universe of publicly-traded thrifts, we selected ten institutions with characteristics similar to those of Mutual Federal Bancorp. In the selection process, we applied a single “screen” to the universe of all public companies that were eligible for consideration:

o	Screen #1 Nationwide institutions with assets less than $1.5 billion, tangible equity-to-assets ratios of greater than 7.5%, positive reported and/or core earnings and trailing twelve month return on equity (ROE) less than 10%. Eleven companies met the criteria for Screen #1 and all were included in the Peer Group: BV Financial, Inc. of Maryland, Catalyst Bancorp, Inc. of Louisiana, FB Bancorp, Inc. of Louisiana, Fifth District Bancorp, Inc. of Louisiana, Hoyne Bancorp, Inc. of Illinois, Lake Shore Bancorp, Inc. of New York, Magyar Bancorp, Inc. of New Jersey, Provident Financial Holdings, Inc. of California, Riverview Bancorp, Inc. of Washington, SR Bancorp, Inc. of New Jersey, and Texas Community Bancshares, Inc. of Texas. Exhibit III-2 provides financial and public market pricing characteristics of all publicly-traded nationwide thrifts.

Table 3.1 shows the general characteristics of each of the eleven Peer Group companies and Exhibit III-3 provides summary demographic and deposit market share data for the primary market areas served by each of the Peer Group companies. While there are expectedly some differences between the Peer Group companies and Mutual Federal Bancorp, we believe that the Peer Group companies, on average, provide a good basis for valuation subject to valuation adjustments. The following sections present a comparison of Mutual Federal Bancorp’s financial condition, income and expense trends, loan composition, interest rate risk and credit risk versus the Peer Group as of the most recent publicly available date. Comparative data for all publicly-traded thrifts has been included in the Chapter III tables as well.

In addition to the selection criteria used to identify the Peer Group companies, a summary description of the key comparable characteristics of each of the Peer Group companies relative to Mutual Federal Bancorp’s characteristics is detailed below.

o	BV Financial, Inc. of Maryland. Comparable due to completed second-step conversion in 2023, similar asset size, similar interest-earning asset composition, lending diversification emphasis on commercial real estate loans and similar ratio of non-performing assets as a percent of assets.

o	Catalyst Bancorp, Inc. of Louisiana. Comparable due to small asset size, high tangible equity-to-assets ratio, and similar ratio of non-performing assets as a percent of assets.

o	FB Bancorp, Inc. of Louisiana. Comparable due to recent nature of mutual-to-stock conversion offering, comparable high operating expenses and corresponding low return on assets, and comparably high level of tangible capital-to-assets.

o	Fifth District Bancorp, Inc. of Louisiana. Comparable due to smaller asset size, high tangible equity-to-assets ratio, and similar concentration of 1-4 family loans in the portfolio as well as a relatively recent conversion.

RP® Financial, LC.	PEER GROUP ANALYSIS
III. 3

Table 3.1

Peer Group of Publicly-Traded Thrifts

As of June 30, 2026 or the Most Recent Date Available

											As of
											August 4, 2026
						Total			Fiscal	Conv.	Stock	Market
Ticker	Financial Institution	Exchange	Region	City	State	Assets		Offices	Mth End	Date	Price	Value
						($Mil)					($)	($Mil)
BVFL	BV Financial, Inc.	NASDAQCM	MA	Baltimore	MD	$878		12	Dec	1/12/2005	$21.55	$174
CLST	Catalyst Bancorp, Inc.	NASDAQCM	SW	Opelousas	LA	$290		10	Dec	10/12/2021	$16.76	$68
FBLA	FB Bancorp, Inc.	NASDAQCM	SW	New Orleans	LA	$1,226		20	Dec	10/22/2024	$15.86	$233
FDSB	Fifth District Bancorp, Inc.	NASDAQCM	SW	New Orleans	LA	$536	(1)	7	Dec	7/31/2024	$17.77	$94
HYNE	Hoyne Bancorp, Inc.	NASDAQCM	MW	Oak Park	IL	$477	(1)	7	Dec	12/3/2025	$16.31	$132
LSBK	Lake Shore Bancorp, Inc.	NASDAQGM	MA	Dunkirk	NY	$737		11	Dec	4/3/2006	$17.17	$127
MGYR	Magyar Bancorp, Inc.	NASDAQGM	MA	New Brunswick	NJ	$1,049		7	Sep	1/23/2006	$19.06	$123
PROV	Provident Financial Holdings, Inc.	NASDAQGS	WE	Riverside	CA	$1,208		14	Jun	6/27/1996	$17.94	$112
RVSB	Riverview Bancorp, Inc.	NASDAQGS	WE	Vancouver	WA	$1,471		17	Mar	10/26/1993	$5.47	$110
SRBK	SR Bancorp, Inc.	NASDAQCM	MA	Bound Brook	NJ	$1,189		14	Jun	9/19/2023	$19.69	$152
TCBS	Texas Community Bancshares, Inc.	NASDAQCM	SW	Mineola	TX	$430	(1)	7	Dec	7/14/2021	$17.40	$47

(1) As of March 31, 2026.

Source:  S&P Capital IQ.

RP® Financial, LC.	PEER GROUP ANALYSIS
III. 4

o	Hoyne Bancorp, Inc. of Illinois. Similar due to the shared market area in the Chicagoland market, smaller asset size in comparison to the Peer Group averages, comparably low return on average assets, relatively high tangible capital-to-assets ratio and status as a relatively recent conversion.

o	Lake Shore Bancorp, Inc. of New York. Comparable due to smaller asset size in comparison to the Peer Group averages, relatively high tangible equity levels, and status as a recently completed second step conversion.

o	Magyar Bancorp, Inc. of New Jersey. Comparable due to completed second-step conversion in 2021, smaller asset size and relatively high tangible equity levels although the balance sheet is more leveraged than the Company.

o	Provident Financial Holdings, Inc. of California. Comparable due to concentration of 1-4 family loans in the portfolio

o	Riverview Bancorp, Inc. of Washington. Comparable due to relatively high operating expenses, and recent history of negative net income.

o	SR Bancorp, Inc. of New Jersey. Comparable due to relatively high tangible equity ratios and moderate earnings.

o	Texas Community Bancshares, Inc. of Texas. Comparable due to relatively high tangible capital ratios and concentration of 1-4 family loans in the portfolio.

In aggregate, the Peer Group companies maintained a higher level of tangible equity compared to the industry average (19.33% of assets versus 14.02% for all public companies), generated lower earnings as a percent of average assets (0.59% core ROAA versus 0.81% for all public companies) and earned a lower ROE (3.27% core ROE versus 6.39% for all public companies). The Peer Group's average P/TB ratio and average core P/E multiple were below and above the respective averages for all publicly-traded thrifts.

	All
Financial Characteristics (Averages)	Publicly-Traded		Peer Group
Assets ($Mil)	$7,327		$863
Market capitalization ($Mil)	$902		$125
Tangible equity/assets (%)	14.02%		19.33%
Core return on average assets (%)	0.81		0.59
Core return on average equity (%)	6.39		3.27

Pricing Ratios (Averages)(1)
Core price/earnings (x)	14.92	x	19.70	x
Price/tangible book (%)	119.69%		91.23%
Price/assets (%)	14.41		16.54

(1)  Based on market prices as of August 4, 2026.

RP® Financial, LC.	PEER GROUP ANALYSIS
III. 5

Ideally, the Peer Group companies would be comparable to Mutual Federal Bancorp in terms of all of the selection criteria, but the universe of publicly-traded thrifts does not provide for an appropriate number of such companies. However, in general, the companies selected for the Peer Group were fairly comparable to Mutual Federal Bancorp, as will be highlighted in the following comparative analysis. Comparative data for all publicly-traded thrifts has been included in the Chapter III tables as well.

Financial Condition

Table 3.2 shows comparative balance sheet measures for Mutual Federal Bancorp and the Peer Group, reflecting the expected similarities and some differences given the selection procedures outlined above. The Company’s and the Peer Group's ratios reflect balances as of June 30, 2026 (the most recent date for full financial data availability) unless indicated otherwise for the Peer Group companies. Mutual Federal Bancorp’s equity-to-assets ratio of 16.85% was lower than the Peer Group's average net worth ratio of 19.12%. The Company’s pro forma capital position will increase with the addition of stock proceeds, which will provide the Company with an equity-to-assets ratio that is higher than the Peer Group’s ratio. Tangible equity-to-assets ratios for the Company and the Peer Group equaled 16.85% and 19.25%, respectively. The increase in Mutual Federal Bancorp’s pro forma capital position will be favorable from a risk perspective and in terms of future earnings potential that could be realized through leverage and lower funding costs. At the same time, the Company’s higher pro forma capitalization will initially depress return on equity. Both Mutual Federal Bancorp’s and the Peer Group's capital ratios reflected capital surpluses with respect to the regulatory capital requirements.

The interest-earning asset compositions for the Company and the Peer Group were somewhat similar, with loans constituting the largest concentration of interest-earning assets for both Mutual Federal Bancorp and the Peer Group. The Company’s loans-to-assets ratio of 85.37% was higher than the comparable Peer Group ratio of 72.04%. Comparatively, the Company’s cash and investments-to-assets ratio of 10.75% was lower than the comparable Peer Group ratio of 23.83%. Overall, Mutual Federal Bancorp’s interest-earning assets amounted to 96.11% of assets, which was higher than the comparable Peer Group average ratio of 95.92%. The Peer Group’s non-interest earning assets included bank-owned life insurance (“BOLI”) equal to 2.70% of assets and goodwill/intangibles equal to 0.57% of assets, while the Company maintained zero balances of BOLI and goodwill/intangibles.

RP® Financial, LC.	PEER GROUP ANALYSIS
III. 6

Table 3.2

Balance Sheet Composition and Growth Rates

Comparable Institution Analysis

As of June 30, 2026 or the Most Recent Date Available

			Balance Sheet as a Percent of Assets										Balance Sheet Annual Growth Rates							Regulatory Capital
			Cash &	MBS &		Net		Borrowed	Sub.	Total	Goodwill	Tangible		MBS, Cash			Borrows.	Total	Tangible	Tier 1	Tier 1	Risk-Based
			Equival.	Invest	BOLI	Loans (1)	Deposits	Funds	Debt	Equity	& Intang	Equity	Assets	Invests	Loans	Deposits	&Subdebt	Equity	Equity	Leverage	Risk-Based	Capital
Mutual Federal Bancorp, Inc.		IL
June 30, 2026			10.75%	1.40%	0.00%	85.37%	64.05%	17.08%	0.00%	16.85%	0.00%	16.85%	-0.44%	11.97%	-2.01%	0.64%	-5.64%	-0.07%	-0.07%	16.37%	24.54%	25.79%

All Public Non-MHC Thrifts
Averages			5.91%	12.44%	1.95%	75.57%	76.89%	7.41%	0.34%	14.28%	0.70%	13.94%	3.99%	8.98%	3.66%	4.77%	-5.38%	9.81%	12.12%	12.49%	13.90%	15.81%
Medians			4.63%	11.39%	1.62%	75.88%	77.01%	5.73%	0.00%	12.02%	0.12%	10.95%	1.68%	3.61%	2.58%	4.01%	-11.54%	4.64%	6.34%	10.03%	13.88%	15.29%

Comparable Group
Averages			6.23%	17.65%	2.70%	72.04%	75.10%	4.67%	0.17%	19.12%	0.57%	19.25%	1.06%	-1.01%	2.46%	0.35%	-0.12%	10.37%	9.79%	17.14%	26.07%	27.05%
Medians			5.18%	18.65%	2.37%	73.28%	76.98%	4.03%	0.00%	19.65%	0.00%	19.41%	0.25%	-0.50%	1.07%	2.43%	-7.34%	1.61%	-1.51%	17.13%	22.40%	23.34%

Comparable Group
BVFL	BV Financial, Inc.	MD	7.85%	4.43%	2.35%	80.23%	76.98%	0.00%	0.00%	20.87%	1.71%	19.16%	-3.34%	9.39%	-5.12%	2.58%	-100.00%	-7.47%	-7.99%	17.13%	22.40%	23.34%
CLST	Catalyst Bancorp, Inc.	LA	12.75%	23.81%	5.26%	55.38%	67.72%	3.37%	0.00%	28.46%	0.00%	28.46%	5.93%	24.55%	-2.75%	7.78%	1.44%	2.14%	2.14%	26.55%	43.37%	44.62%
FBLA	FB Bancorp, Inc.	LA	3.69%	28.02%	1.16%	60.27%	66.17%	9.07%	0.00%	23.16%	0.00%	23.16%	-1.68%	11.19%	-7.11%	-1.68%	67.20%	-14.54%	-14.54%	20.32%	29.16%	29.96%
FDSB	Fifth District Bancorp, Inc.	LA	4.35%	18.62%	1.45%	72.50%	73.78%	0.00%	0.00%	24.14%	0.00%	24.14%	0.87%	-3.29%	3.21%	0.22%	NA	1.61%	-1.21%	21.41%	38.90%	39.48%
HYNE	Hoyne Bancorp, Inc.	IL	3.01%	27.88%	4.22%	60.48%	65.38%	0.00%	0.00%	33.75%	0.02%	33.74%	2.49%	-18.97%	17.93%	-15.88%	NA	83.19%	81.56%	27.26%	NA	NA
LSBK	Lake Shore Bancorp, Inc.	NY	9.81%	NA	NA	75.79%	78.50%	NA	0.00%	19.65%	0.00%	19.65%	0.25%	NA	1.07%	-7.85%	NA	55.85%	55.85%	17.43%	NA	NA
MGYR	Magyar Bancorp, Inc.	NJ	NA	NA	NA	83.91%	81.44%	4.68%	0.00%	12.08%	NA	NA	6.18%	NA	5.24%	4.14%	36.06%	8.86%	NA	11.29%	14.89%	15.97%
PROV	Provident Financial Holdings, Inc.	CA	4.07%	8.37%	NA	85.48%	75.35%	13.00%	0.00%	10.45%	0.00%	10.45%	-3.01%	-13.79%	-1.25%	2.43%	-26.87%	-1.81%	-1.81%	10.30%	19.41%	20.34%
RVSB	Riverview Bancorp, Inc.	WA	6.95%	NA	2.38%	73.28%	85.77%	1.23%	1.85%	9.87%	1.84%	8.03%	-3.01%	NA	2.40%	4.27%	-66.78%	-10.34%	-12.36%	10.96%	14.39%	15.65%
SRBK	SR Bancorp, Inc.	NJ	6.01%	11.38%	3.23%	75.77%	77.89%	5.70%	0.00%	15.28%	2.15%	13.14%	9.69%	2.28%	13.05%	9.50%	104.10%	-6.18%	-6.47%	13.81%	NA	NA
TCBS	Texas Community Bancshares, Inc.	TX	3.84%	18.68%	1.53%	69.35%	77.12%	9.66%	0.00%	12.60%	0.00%	12.60%	-2.66%	-19.44%	0.33%	-1.65%	-16.12%	2.80%	2.71%	12.13%	NA	NA

(1)  Includes loans held for sale.

Source:   S&P Global Market Intelligence and RP® Financial, LC. calculations.  The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2026 by RP® Financial, LC.

RP® Financial, LC.	PEER GROUP ANALYSIS
III. 7

Mutual Federal Bancorp’s funding liabilities reflected a funding composition that was somewhat similar to that of the Peer Group's funding composition. The Company’s deposits equaled 64.05% of assets, which was below the Peer Group’s ratio of 75.10%. Comparatively, the Company maintained a higher borrowings-to-assets ratio of 17.08%, versus a borrowings-to-assets ratio of 4.84% for the Peer Group. Total interest-bearing liabilities maintained by the Company and the Peer Group, as a percent of assets, equaled 81.13% and 79.94%, respectively.

A key measure of balance sheet strength for a thrift institution is its interest-earning assets/interest-bearing liabilities (“IEA/IBL”) ratio. Presently, the Company’s IEA/IBL ratio is slightly lower than the Peer Group’s ratio, based on IEA/IBL ratios of 118.46% and 119.99%, respectively. The additional capital realized from stock proceeds should serve to provide Mutual Federal Bancorp with an IEA/IBL ratio that exceeds the Peer Group’s ratio, as the increase in capital provided by the infusion of stock proceeds will serve to lower the level of interest-bearing liabilities funding assets and will be primarily deployed into interest-earning assets.

The growth rate section of Table 3.2 shows annual growth rates for key balance sheet items. Mutual Federal Bancorp’s and the Peer Group’s growth rates are based on annualized growth rates for 18 and 12 months ended June 30, 2026, respectively, unless indicated otherwise for the Peer Group companies. Mutual Federal Bancorp recorded a 0.33% decrease in assets, versus asset growth of 1.06% recorded by the Peer Group. Asset shrinkage for Mutual Federal Bancorp included a 1.05% decrease in loans offset in part by a 3.90% increase in cash and investments. Asset growth for the Peer Group included a 2.46% increase in loans, which was partially offset by a 1.01% decrease in cash and investments.

Mutual Federal Bancorp’s net asset shrinkage was caused by a 0.60% increase in deposits and a 5.64% decrease in borrowings. Asset growth for the Peer Group was funded through deposit growth of 0.35%, which also funded a 0.12% decrease in borrowings. The Company’s tangible capital growth rate equaled 1.33%, versus a 10.37% median tangible capital growth rate for the Peer Group. The Peer Group’s comparatively higher tangible capital growth rate includes the increase in equity realized by Hoyne Bancorp and Lake Shore Bancorp from their conversion stock offerings, which were completed in July and December 2025, respectively. The Company’s post-conversion capital growth rate will initially be constrained by maintenance of a higher pro forma capital position. Additionally, implementation of any stock repurchases and dividend payments, pursuant to regulatory limitations and guidelines, could also slow the Company’s capital growth rate in the longer term following the stock offering.

RP® Financial, LC.	PEER GROUP ANALYSIS
III. 8

Income and Expense Components

Table 3.3 displays statements of operations for the Company and the Peer Group. The Company’s and the Peer Group’s ratios are based on earnings for the 12 months ended June 30, 2026, unless indicated otherwise for the Peer Group companies. Mutual Federal Bancorp and the Peer Group reported net income to average assets ratios of 0.07% and 0.60%, respectively. A higher ratio for net interest income and lower ratio for credit loss provisions represented earnings advantages for the Company, while higher non-interest operating income and a lower ratio for operating expenses were earnings advantages for the Peer Group.

The Company’s higher net interest income to average assets ratio was realized through a higher interest income ratio, which was facilitated by a similar yield of interest-earning assets (5.33% versus 5.22% for the Peer Group) and the previously mentioned higher proportion of loans as a percent of assets. Likewise, the Peer Group’s lower interest expense ratio was facilitated by a lower cost of interest-bearing liabilities (1.60% versus 1.70% for the Company), as well as maintaining a similar ratio of interest-earning liabilities as a percent of assets. Overall, Mutual Federal Bancorp and the Peer Group reported net interest income to average assets ratios of 3.52% and 3.29%, respectively.

In another key area of core earnings strength, the Company maintained a higher level of operating expenses than the Peer Group. For the period covered in Table 3.3, the Company and the Peer Group reported operating expense to average assets ratios of 3.40% and 2.82%, respectively. The Company’s higher operating expense ratio was consistent with the expense base required for a much smaller asset base. The Company maintained a comparatively similar number of employees relative to its asset size. Assets per full time equivalent employee equaled $7.431 million for the Company, versus $7.833 million for the Peer Group.

When viewed together, net interest income and operating expenses provide considerable insight into a thrift's earnings strength, since those sources of income and expenses are typically the most prominent components of earnings and are generally more predictable than losses and gains realized from the sale of assets or other non-recurring activities. In this regard, as measured by their expense coverage ratios (net interest income divided by operating expenses), the Company’s earnings were less favorable than the Peer Group’s earnings, due to the higher operating expense ratio. Expense coverage ratios for Mutual Federal Bancorp and the Peer Group equaled 1.04x and 1.16x, respectively.

RP® Financial, LC.	PEER GROUP ANALYSIS
III. 9

Table 3.3

Income as Percent of Average Assets and Yields, Costs, Spreads

Comparable Institution Analysis

For the 12 Months Ended June 30, 2026 or the Most Recent 12 Months Available

				Net Interest Income					Non-Interest Income			NonOp Items			Yields, Costs, and Spreads
							Loss	NII	Gain	Other	Total			Provision				MEMO:	MEMO:
			Net				Provis.	After	on Sale of	Non-Int	Non-Int	Net Gains/	Extrao.	for	Yield	Cost	Yld-Cost	Assets/	Effective
			Income	Income	Expense	NII	on IEA	Provis.	Loans	Income	Expense	Losses (1)	Items	Taxes	On IEA	Of IBL	Spread	FTE Emp.	Tax Rate
			(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	($000)	(%)
Mutual Federal Bancorp, Inc.		IL	0.07%	5.22%	-1.70%	3.52%	0.00%	3.52%	0.00%	0.05%	-3.50%	0.00%	0.00%	0.00%	5.33%	2.17%	3.16%	7,431	0.00%
June 30, 2026

Comparable Group
Averages			0.60%	4.88%	1.60%	3.29%	0.01%	3.27%	0.00%	0.39%	2.82%	-0.10%	-0.02%	0.17%	5.22%	2.28%	2.95%	$7,833	-8.82%
Medians			0.70%	5.01%	1.49%	3.26%	0.05%	3.15%	0.00%	0.29%	2.70%	-0.03%	0.00%	0.12%	5.39%	2.21%	2.80%	$7,990	18.47%

Comparable Group
BVFL	BV Financial, Inc.	MD	1.44%	5.48%	1.33%	4.15%	-0.33%	4.48%	0.00%	0.29%	2.43%	-0.26%	0.00%	0.65%	5.90%	2.11%	3.79%	$8,753	31.16%
CLST	Catalyst Bancorp, Inc.	LA	0.71%	5.01%	1.45%	3.56%	-0.06%	3.61%	0.00%	0.49%	3.14%	-0.06%	0.00%	0.17%	5.39%	2.46%	2.93%	$5,822	19.24%
FBLA	FB Bancorp, Inc.	LA	-0.02%	5.40%	1.49%	3.91%	0.18%	3.73%	NA	NA	4.20%	0.04%	-0.25%	0.02%	6.05%	2.36%	3.69%	$6,002	8.32%
FDSB	Fifth District Bancorp, Inc.	LA	0.82%	4.19%	1.68%	2.51%	0.00%	2.51%	0.00%	0.17%	2.47%	0.65%	0.00%	0.03%	4.39%	2.18%	2.21%	$7,990	3.91%
HYNE	Hoyne Bancorp, Inc.	IL	0.06%	4.48%	1.21%	3.26%	0.12%	3.15%	0.00%	0.18%	2.92%	-0.40%	0.00%	-0.04%	4.84%	1.72%	3.12%	$8,237	-267.11%
LSBK	Lake Shore Bancorp, Inc.	NY	1.15%	5.09%	1.46%	3.62%	-0.05%	3.68%	0.00%	0.43%	2.70%	NA	0.00%	0.25%	5.49%	2.21%	3.28%	$8,107	17.71%
MGYR	Magyar Bancorp, Inc.	NJ	1.13%	5.68%	2.23%	3.46%	0.07%	3.39%	NA	NA	2.10%	NA	0.00%	0.46%	5.86%	3.06%	2.80%	$11,357	28.87%
PROV	Provident Financial Holdings, Inc.	CA	0.55%	4.63%	1.62%	3.01%	-0.05%	3.06%	NA	NA	2.55%	NA	0.00%	0.25%	4.72%	1.98%	2.74%	$7,610	30.94%
RVSB	Riverview Bancorp, Inc.	WA	-0.26%	4.23%	1.42%	2.81%	0.08%	2.73%	0.00%	0.96%	3.28%	-0.76%	0.00%	-0.09%	4.50%	2.00%	2.50%	$6,013	NM
SRBK	SR Bancorp, Inc.	NJ	0.30%	4.41%	1.63%	2.78%	0.05%	2.73%	0.00%	0.20%	2.53%	0.00%	0.00%	0.09%	4.83%	2.25%	2.58%	$9,770	23.80%
TCBS	Texas Community Bancshares, Inc.	TX	0.70%	5.14%	2.07%	3.08%	0.16%	2.92%	NA	NA	2.74%	0.03%	0.00%	0.12%	5.45%	2.70%	2.75%	$6,500	14.99%

(1)  Net gains/losses includes gain/loss on sale of securities and nonrecurring income and expense.

Source:   S&P Global Market Intelligence and RP® Financial, LC. calculations.  The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2026 by RP® Financial, LC.

RP® Financial, LC.	PEER GROUP ANALYSIS
III. 10

Due to the Company’s limited diversification of operations, sources of non-interest operating income provided a larger contribution to the Peer Group’s earnings, with such income amounting to 0.05% and 0.29% of Mutual Federal Bancorp’s and the Peer Group’s average assets, respectively. Taking non-interest operating income into account in comparing the Company’s and the Peer Group's earnings, Mutual Federal Bancorp’s efficiency ratio (operating expenses, as a percent of the sum of non-interest operating income and net interest income) of 95.26% was less favorable than the Peer Group's efficiency ratio of 76.83%.

Credit loss provisions were a slight earnings advantage for the Company, as Mutual Federal Bancorp did not record a credit to loss provision in the most recent 12 month period. Comparatively, the Peer Group recorded an average provision for credit losses equal to 0.01% of average assets.

Net non-operating losses were 10bps for the Company, versus a net nonoperating loss of 0.10% of average assets for the Peer Group. Typically, gains and losses generated from the sale of assets and other non-operating activities are viewed as earnings with a relatively high degree of volatility, and, thus, are not considered to be part of an institution’s core earnings. Extraordinary items were not a factor in either the Company’s or the Peer Group's earnings.

The Company recorded an effective tax rate of 0.00% due to net operating loss carryforwards, compared to a median effective tax rate of 18.47% for the Peer Group.

Loan Composition

Table 3.4 presents data related to the Company’s and the Peer Group’s loan portfolio compositions (including the investment in mortgage-backed securities). In comparison to the Peer Group, the Company’s loan portfolio composition reflected a higher combined concentration of 1-4 family permanent mortgage loans and mortgage-backed securities (67.59% of assets versus 39.45% for the Peer Group), as the Company’s higher concentration of 1-4 family loans more than offset the Peer Group’s higher concentration of mortgage-backed securities. Four of the Peer Group companies reported loan servicing intangibles, while the Company did not maintain any such intangibles.

RP® Financial, LC.	PEER GROUP ANALYSIS
III. 11

Table 3.4

Loan Portfolio Composition and Related Information

Comparable Institution Analysis

As of June 30, 2026 or the Most Recent Data Available

			Portfolio Composition as a Percent of Assets
				1-4	Constr.	Multi-		Commerc.		RWA/	Servicing
			MBS	Family	& Land	Family	Comm RE	Business	Consumer	Assets	Assets
			(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	($000)
Mutual Federal Bancorp, Inc.		IL
June 30, 2026			0.00%	67.59%	0.00%	11.32%	3.50%	0.00%	0.00%	67.23%	$0

Comparable Group
Averages			10.45%	32.39%	4.19%	9.16%	21.58%	4.63%	0.79%	67.48%	$128
Medians			10.39%	29.06%	3.44%	7.04%	16.50%	3.29%	0.60%	71.61%	$0

Comparable Group
BVFL	BV Financial, Inc.	MD	1.69%	28.90%	3.25%	4.19%	42.77%	3.02%	1.64%	77.42%	$0
CLST	Catalyst Bancorp, Inc.	LA	15.13%	26.93%	6.81%	1.65%	11.61%	8.84%	0.60%	61.68%	$0
FBLA	FB Bancorp, Inc.	LA	14.49%	33.59%	3.37%	2.84%	16.50%	6.78%	0.35%	71.61%	$938
FDSB	Fifth District Bancorp, Inc.	LA	15.53%	62.32%	3.44%	0.00%	2.42%	3.29%	1.33%	56.03%	$0
HYNE	Hoyne Bancorp, Inc.	IL	18.78%	20.74%	10.01%	8.25%	15.71%	6.65%	0.00%	NA	$0
LSBK	Lake Shore Bancorp, Inc.	NY	2.66%	29.06%	3.56%	14.52%	24.51%	2.10%	2.08%	NA	$159
MGYR	Magyar Bancorp, Inc.	NJ	6.95%	25.24%	3.46%	8.02%	44.97%	1.90%	0.17%	78.50%	$0
PROV	Provident Financial Holdings, Inc.	CA	7.89%	45.98%	0.00%	33.92%	5.81%	0.00%	0.00%	52.35%	$103
RVSB	Riverview Bancorp, Inc.	WA	8.10%	10.03%	2.28%	7.04%	42.10%	10.96%	1.86%	74.78%	$0
SRBK	SR Bancorp, Inc.	NJ	10.39%	39.59%	0.00%	19.61%	12.11%	1.38%	0.01%	NA	$0
TCBS	Texas Community Bancshares, Inc.	TX	13.30%	33.89%	9.92%	0.76%	18.93%	6.00%	0.65%	NA	$205

Source:  S&P Capital IQ and RP® Financial, LC. calculations.  The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2026 by RP® Financial, LC.

RP® Financial, LC.	PEER GROUP ANALYSIS
III. 12

Diversification into higher risk and higher yielding types of lending was more significant for the Peer Group. The Peer Group’s loan portfolio composition reflected higher concentrations of commercial real estate loans (21.58% of assets versus 3.50% of assets for the Company), commercial business loans (4.63% of assets versus zero percent of assets for the Company), construction/land loans (4.19% of assets versus zero percent of assets for the Company), and consumer loans (0.79% of assets versus zero percent of assets for the Company), while the Company maintained a higher concentration of multi-family loans (11.32% of assets versus 9.16% of assets for the Peer Group). In total, construction/land, commercial real estate, multi-family, commercial business and consumer loans comprised 14.82% and 40.36% of the Company’s and the Peer Group’s assets, respectively.

Interest Rate Risk

Table 3.5 reflects various key ratios highlighting the relative interest rate risk exposure of the Company versus the Peer Group. In terms of balance sheet composition, Mutual Federal Bancorp’s interest rate risk characteristics implied a similar degree of interest rate risk exposure relative to the comparable measures for the Peer Group. In particular, the Company’s tangible equity-to-assets ratio and IEA/IBL ratio were slightly lower and higher than the respective Peer Group ratios, while the Company’s ratio of non-interest earning assets as a percent of assets was lower than the Peer Group’s ratio. On a pro forma basis, the infusion of stock proceeds should serve to strengthen the Company’s balance sheet interest rate risk characteristics, given the increases that will be realized in Company’s tangible equity-to-assets and IEA/IBL ratios.

To analyze interest rate risk associated with the net interest margin, we reviewed quarterly changes in net interest income as a percent of average assets for Mutual Federal Bancorp and the Peer Group. In general, the comparative fluctuations in the Company’s and the Peer Group’s net interest income ratios implied that a slightly greater degree of interest rate risk was associated with the Company’s net interest margin, based on the interest rate environment that prevailed during the period covered in Table 3.5. The stability of the Company’s net interest margin should be enhanced by the infusion of stock proceeds, as interest rate sensitive liabilities will be funding a lower portion of Mutual Federal Bancorp’s assets and the proceeds will be substantially deployed into interest-earning assets.

RP® Financial, LC.	PEER GROUP ANALYSIS
III. 13

Table 3.5

Interest Rate Risk Measures and Net Interest Income Volatility

Comparable Institution Analysis

As of June 30, 2026 or the Most Recent Date Available

			Balance Sheet Measures
			Tangible		Non-Earn.
			Equity/	IEA/	Assets/	Quarterly Change in Net Interest Income
			Assets	IBL	Assets	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
			(%)	(%)	(%)	(change in net interest income is annualized in basis points)
Mutual Federal Bancorp, Inc.		IL
June 30, 2026			16.5%	122.5%	3.7%	10	11	-15	8	-13	53

Comparable Group
Average			19.3%	121.1%	6.7%	9	-3	8	5	13	5
Median			19.6%	121.2%	7.8%	4	-4	7	5	11	4

Comparable Group
BVFL	BV Financial, Inc.	MD	19.5%	120.2%	7.5%	24	-24	11	9	26	-27
CLST	Catalyst Bancorp, Inc.	LA	28.5%	129.3%	8.1%	7	-14	2	-6	12	-10
FBLA	FB Bancorp, Inc.	LA	23.2%	122.3%	8.0%	4	5	-57	5	9	41
FDSB	Fifth District Bancorp, Inc.	LA	24.1%	129.4%	4.5%	0	11	7	14	11	6
HYNE	Hoyne Bancorp, Inc.	IL	33.7%	139.8%	8.6%	0	-9	54	0	40	NA
LSBK	Lake Shore Bancorp, Inc.	NY	19.7%	NA	NA	4	15	14	-11	33	14
MGYR	Magyar Bancorp, Inc.	NJ	NA	NA	NA	12	-1	6	21	8	3
PROV	Provident Financial Holdings, Inc.	CA	10.4%	110.8%	2.1%	8	9	3	5	-8	11
RVSB	Riverview Bancorp, Inc.	WA	8.2%	NA	NA	42	-9	18	0	16	-1
SRBK	SR Bancorp, Inc.	NJ	13.4%	111.5%	6.8%	-1	-4	2	2	7	-5
TCBS	Texas Community Bancshares, Inc.	TX	12.6%	105.9%	8.1%	0	-8	27	10	-13	15

NA=Change is greater than 100 basis points during the quarter.

Source:   S&P Capital IQ and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2026 by RP® Financial, LC.

RP® Financial, LC.	PEER GROUP ANALYSIS
III. 14

Credit Risk

Overall, based on a comparison of credit risk measures, the Company’s implied credit risk exposure was viewed to be similar to the Peer Group’s credit risk exposure. As shown in Table 3.6, the Company’s ratios for non-performing/assets and non-performing loans/loans equaled 0.96% and 1.11%, respectively, versus comparable measures of 0.67% and 0.66% for the Peer The Company’s and Peer Group’s loss reserves as a percent of non-performing loans equaled 137.50% and 197.95%, respectively. Loss reserves maintained as percent of loans receivable equaled 1.52% for the Company, versus 0.92% for the Peer Group. Net loan charge-offs were a slightly larger factor for the Peer Group, as net loan charge-offs for the Company were zero versus 0.05% of loans on average, for the Peer Group.

Summary

Based on the above analysis, RP Financial concluded that the Peer Group forms a reasonable basis for determining the pro forma market value of the Company. Such general characteristics as asset size, capital position, interest-earning asset composition, funding composition, core earnings measures, loan composition, credit quality and exposure to interest rate risk all tend to support the reasonability of the Peer Group from a financial standpoint. Those areas where differences exist will be addressed in the form of valuation adjustments to the extent necessary.

RP® Financial, LC.	PEER GROUP ANALYSIS
III. 15

Table 3.6

Credit Risk Measures and Related Information

Comparable Institution Analysis

As of June 30, 2026 or the Most Recent Date Available

				NPAs &				Rsrves/
			REO/	90+Del/	NPLs/	Rsrves/	Rsrves/	NPAs &	Net Loan	NLCs/
			Assets	Assets (1)	Loans (2)	Loans HFI	NPLs (2)	90+Del (1)	Chargeoffs (3)	Loans
			(%)	(%)	(%)	(%)	(%)	(%)	($000)	(%)
Mutual Federal Bancorp, Inc.		IL	0.00%	0.96%	1.11%	1.52%	137.50%	137.50%	$0	0.00%
June 30, 2026

Comparable Group
Averages			0.22%	0.67%	0.66%	0.92%	197.95%	145.21%	$341	0.05%
Medians			0.00%	0.39%	0.41%	0.91%	166.25%	106.80%	$70	0.00%

Comparable Group
BVFL	BV Financial, Inc.	MD	0.00%	0.55%	0.67%	0.87%	130.33%	130.33%	$-72	-0.01%
CLST	Catalyst Bancorp, Inc.	LA	0.00%	0.91%	1.52%	1.34%	88.39%	83.27%	$82	0.05%
FBLA	FB Bancorp, Inc.	LA	0.25%	1.44%	1.95%	0.91%	46.79%	38.55%	$1,651	0.21%
FDSB	Fifth District Bancorp, Inc.	LA	0.01%	0.07%	0.09%	0.43%	495.34%	437.89%	$0	0.00%
HYNE	Hoyne Bancorp, Inc.	IL	0.15%	0.39%	0.39%	1.03%	263.10%	159.48%	$-4	0.00%
LSBK	Lake Shore Bancorp, Inc.	NY	0.01%	0.33%	0.42%	0.84%	202.17%	197.38%	$70	0.00%
MGYR	Magyar Bancorp, Inc.	NJ	0.00%	0.03%	0.03%	0.96%	NA	NA	$252	0.03%
PROV	Provident Financial Holdings, Inc.	CA	0.00%	0.04%	0.05%	0.56%	NA	NA	$0	0.00%
RVSB	Riverview Bancorp, Inc.	WA	0.00%	1.29%	1.74%	1.40%	80.71%	80.71%	$1,262	0.12%
SRBK	SR Bancorp, Inc.	NJ	0.00%	0.00%	0.00%	0.65%	NA	NA	$0	0.00%
TCBS	Texas Community Bancshares, Inc.	TX	2.06%	2.37%	0.41%	1.13%	276.78%	34.04%	$515	0.17%

(1)  NPAs are defined as nonaccrual loans, accruing loans 90 days or more past due, performing TDRs, and OREO.

(2)  NPLs are defined as nonaccrual loans, accruing loans 90 days or more past due and performing TDRs.

(3)  Net loan chargeoffs are shown on a last twelve month basis.

Source:   S&P Global Market Intelligence and RP® Financial, LC. calculations.  The information provided in this table has been obrained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2026 by RP® Financial, LC.

RP® Financial, LC.	VALUATION ANALYSIS
IV. 1

IV. VALUATION ANALYSIS

Introduction

This chapter presents the valuation analysis and methodology, prepared pursuant to the regulatory valuation guidelines, and valuation adjustments and assumptions used to determine the estimated pro forma market value of the common stock to be issued in conjunction with the Company’s conversion transaction.

Appraisal Guidelines

The federal regulatory appraisal guidelines required by the FRB, the OCC, the FDIC and state banking agencies specify the pro forma market value methodology for estimating the pro forma market value of a converting thrift. Pursuant to this methodology: (1) a peer group of comparable publicly-traded institutions is selected; (2) a financial and operational comparison of the subject company to the peer group is conducted to discern key differences; and (3) a valuation analysis in which the pro forma market value of the subject company is determined based on the market pricing of the peer group as of the date of valuation, incorporating valuation adjustments for key differences. In addition, the pricing characteristics of recent conversions, both at conversion and in the aftermarket, must be considered.

RP Financial Approach to the Valuation

The valuation analysis herein complies with such regulatory approval guidelines. Accordingly, the valuation incorporates a detailed analysis based on the Peer Group, discussed in Chapter III, which constitutes “fundamental analysis” techniques. Additionally, the valuation incorporates a “technical analysis” of recently completed stock conversions, particularly second-step conversions, including closing pricing and aftermarket trading of such offerings. It should be noted that these valuation analyses cannot possibly fully account for all the market forces which impact trading activity and pricing characteristics of a particular stock on a given day.

The pro forma market value determined herein is a preliminary value for the Company’s to-be-issued stock. Throughout the conversion process, RP Financial will: (1) review changes in Mutual Federal Bancorp’s operations and financial condition; (2) monitor Mutual Federal Bancorp’s operations and financial condition relative to the Peer Group to identify any fundamental changes; (3) monitor the external factors affecting value including, but not limited to, local and national economic conditions, interest rates, and the stock market environment, including the market for thrift stocks and MFDB’s stock specifically; and (4) monitor pending conversion offerings, particularly second-step conversions, (including those in the offering phase), both regionally and nationally. If during the second-conversion process material changes occur, RP Financial will determine if updated valuation reports should be prepared to reflect such changes and their related impact on value, if any. RP Financial will also prepare a final valuation update at the closing of the offering to determine if the prepared valuation analysis and resulting range of value continues to be appropriate.

RP® Financial, LC.	VALUATION ANALYSIS
IV. 2

The appraised value determined herein is based on the current market and operating environment for the Company and for all thrifts. Subsequent changes in the local and national economy, the legislative and regulatory environment, the stock market, interest rates, and other external forces (such as natural disasters or major world events), which may occur from time to time (often with great unpredictability) may materially impact the market value of all thrift stocks, including Mutual Federal Bancorp’s value or Mutual Federal Bancorp’s value alone. To the extent a change in factors impacting the Company’s value can be reasonably anticipated and/or quantified, RP Financial has incorporated the estimated impact into the analysis.

Valuation Analysis

A fundamental analysis discussing similarities and differences relative to the Peer Group was presented in Chapter III. The following sections summarize the key differences between the Company and the Peer Group and how those differences affect the pro forma valuation. Emphasis is placed on the specific strengths and weaknesses of the Company relative to the Peer Group in such key areas as financial condition, profitability, growth and viability of earnings, asset growth, primary market area, dividends, liquidity of the shares, marketing of the issue, management and the effect of government regulations and/or regulatory reform. We have also considered the market for thrift stocks, in particular new issues, to assess the impact on value of the Company coming to market at this time.

1.	Financial Condition

The financial condition of an institution is an important determinant in pro forma market value because investors typically look to such factors as liquidity, capital, asset composition and quality and funding sources in assessing investment attractiveness. The similarities and differences in the Company’s and the Peer Group’s financial strengths are noted as follows:

▪	Overall A/L Composition. In comparison to the Peer Group, the Company’s interest-earning asset composition showed a higher concentration of loans and a lower concentration of cash and investments. Diversification into higher risk and higher yielding types of loans was more significant for the Peer Group, while the Company maintained a higher concentration of 1-4 family loans. In comparison to the Peer Group, the Company’s interest-earning asset composition provided for a similar yield earned on interest-earning assets. Mutual Federal Bancorp’s funding composition reflected a lower concentration of deposits and a higher ratio of borrowings relative to the comparable Peer Group measures, while the Company‘s cost of funds was slightly below the Peer Group’s average and median values. As a percent of assets, the Company maintained similar levels of interest-earning assets and interest-bearing liabilities compared to the Peer Group’s ratios, which resulted in a comparable IEA/IBL ratio for the Company. After factoring in the impact of the net stock proceeds, the Company’s IEA/IBL ratio should be improved and therefore exceed the Peer Group’s IEA/IBL ratio. On balance, RP Financial concluded that asset/liability composition was a slight downward factor in our adjustment for financial condition.

RP® Financial, LC.	VALUATION ANALYSIS
IV. 3

▪	Credit Quality. The Company’s ratios for non-performing assets as a percent of assets and non-performing loans as a percent of loans were higher than the comparable ratios for the Peer Group. In comparison to the Peer Group, the Company maintained lower loss reserves as a percent of non-performing loans but higher loss reserves as a percent of loans. Net loan charge-offs as a percent of loans were minimal for both. RP Financial concluded that credit quality was a neutral factor in our adjustment for financial condition.

▪	Balance Sheet Liquidity. The Company operated with a lower level of cash and investment securities relative to the Peer Group (10.75% of assets versus 23.83% for the Peer Group), as the Company maintained a higher loans/assets ratio. Following the infusion of stock proceeds, the Company’s cash and investments ratio is expected to increase as the net proceeds realized from the second-step offering will be initially deployed into cash and investments. The Company was viewed as having lower future borrowing capacity relative to the Peer Group, based on the higher level of borrowings currently funding the Company’s assets. RP Financial concluded that balance sheet liquidity was a slight downward factor in our adjustment for financial condition.

▪	Funding Liabilities. The Company’s interest-bearing funding composition reflected a lower concentration of deposits and a higher concentration of borrowings relative to the comparable Peer Group ratios, while the Company’s cost of funds was similar to the Peer Group average and median. Total interest-bearing liabilities as a percent of assets were approximately the same for the Company and the Peer Group. Following the stock offering, the increase in the Company’s capital position will reduce the level of interest-bearing liabilities funding the Company’s assets. Overall, RP Financial concluded that funding liabilities were a slight downward factor in our adjustment for financial condition.

▪	Equity. The Company currently operates with a lower tangible equity-to-assets ratio than the Peer Group. Following the stock offering, Mutual Federal Bancorp’s pro forma tangible capital position will further exceed the Peer Group's tangible equity-to-assets ratio. The increase in the Company's pro forma capital position will result in greater leverage potential and reduce the level of interest-bearing liabilities utilized to fund assets. At the same time, the Company’s more significant capital surplus will likely result in a lower ROE. On balance, RP Financial concluded that equity strength was a slightly positive factor in our adjustment for financial condition.

RP® Financial, LC.	VALUATION ANALYSIS
IV. 4

On balance, Mutual Federal Bancorp’s financial condition characteristics were considered to be less favorable than the Peer Group, and thus a slight downward adjustment was applied for the Company’s financial condition.

2.	Profitability, Growth and Viability of Earnings

Earnings are a key factor in determining pro forma market value, as the level and risk characteristics of an institution’s earnings stream and the prospects and ability to generate future earnings heavily influence the multiple that the investment community will pay for earnings. The major factors considered in the valuation are described below.

▪	Reported Earnings. The Company’s reported earnings were lower than the Peer Group’s on a ROAA basis (0.07% of average assets versus 0.60% on average for the Peer Group). The Peer Group’s higher return was realized through a higher ratio of non-interest operating income and lower ratios for non-interest expense. Mutual Federal Bancorp maintained an earnings advantage with respect to a higher net interest income ratio, lower credit loss provisions and a lower tax rate. Reinvestment of stock proceeds into interest-earning assets will serve to increase the Company’s earnings, with the benefit of reinvesting proceeds expected to be somewhat offset by implementation of the stock benefit plans in connection with the second-step offering. The Company’s pro forma reported earnings were considered to remain less favorable than the Peer Group’s reported earnings and, thus, RP Financial concluded that this was a moderately negative factor in our adjustment for profitability, growth and viability of earnings.

▪	Core Earnings. Net interest income, operating expenses, non-interest operating income and credit loss provisions were reviewed in assessing the relative strengths and weaknesses of the Company’s and the Peer Group’s core earnings. The Company maintained a higher net interest income ratio, a higher operating expense ratio and a lower level of non-interest operating income. The Company’s more favorable net interest income ratio and less favorable operating expense ratio translated into a lower expense coverage ratio in comparison to the Peer Group’s ratio (equal to 1.04x versus 1.16x for the Peer Group). Likewise, the Company’s efficiency ratio of 95.26% was less favorable than the Peer Group’s efficiency ratio of 76.83%. Credit loss provisions had a larger negative impact on the Peer Group’s earnings, as the Company did not record a credit loss provision. These measures, as well as the expected earnings benefits the Company should realize from the redeployment of stock proceeds into interest-earning assets and leveraging of post-conversion capital, which will be somewhat negated by expenses associated with the stock benefit plans, indicate that the Company’s pro forma core earnings will remain less favorable than the Peer Group’s core earnings. Therefore, RP Financial concluded that this was a moderately negative factor in our adjustment for profitability, growth and viability of earnings.

RP® Financial, LC.	VALUATION ANALYSIS
IV. 5

▪	Interest Rate Risk. Quarterly changes in the Company’s and the Peer Group's net interest income to average assets ratios indicated a slightly greater degree of volatility was associated with the Company’s net interest margin. Other measures of interest rate risk, such as capital, IEA/IBL and non-interest earning asset ratios were similar for the Company and the Peer Group. On a pro forma basis, the infusion of stock proceeds can be expected to provide the Company with equity-to-assets and IEA/ILB ratios that exceed the Peer Group’s ratios and perhaps provide greater stability in the quarterly net interest margin. On balance, RP Financial concluded that interest rate risk was a neutral factor in our adjustment for profitability, growth and viability of earnings.

▪	Credit Risk. Loan loss provisions were a larger negative factor in the Peer Group’s earnings (0.05% of average assets versus zero provisions for the Company). In terms of future exposure to credit quality related losses, lending diversification into higher risk types of loans was more significant for the Peer Group. The Company’s credit quality measures generally implied a similar degree of credit risk exposure relative to the comparable credit quality measures indicated for the Peer Group. Overall, RP Financial concluded that credit risk was a neutral factor in our adjustment for profitability, growth and viability of earnings.

▪	Earnings Growth Potential. Several factors were considered in assessing earnings growth potential. First, the Company maintained a higher interest rate spread than the Peer Group, which would tend to facilitate continuation of a higher net interest margin for the Company going forward based on the current prevailing interest rate environment. The reinvestment of the net proceeds will add to the Company’s net interest income, which will be somewhat negated by expenses associated with the new stock benefit plans. Second, the infusion of stock proceeds will provide the Company with greater growth potential through leverage than currently maintained by the Peer Group, however the ability of the Company to substantially expand the asset base may be difficult given the competitive environment and level of internal resources. Third, the Peer Group’s lower operating expense ratio was viewed as an advantage to sustain earnings growth during periods when net interest margins come under pressure as the result of adverse changes in interest rates. Overall, earnings growth potential was considered to be a slightly negative factor in our adjustment for profitability, growth and viability of earnings.

▪	Return on Equity. Currently, the Company’s core ROE is lower than the Peer Group’s core ROE. As the result of the increase in capital that will be realized from the infusion of net stock proceeds into the Company’s equity, the Company’s pro forma return equity on a core earnings basis will likely be lower than the Peer Group’s core ROE. Accordingly, this was a moderately negative factor in the adjustment for profitability, growth and viability of earnings.

On balance, Mutual Federal Bancorp’s pro forma earnings strength was considered to be less favorable than the Peer Group’s earnings strength and, thus, a moderate downward adjustment was applied for profitability, growth and viability of earnings.

RP® Financial, LC.	VALUATION ANALYSIS
IV. 6

3.	Asset Growth

Comparative annual asset growth rates for the Company and the Peer Group showed a decrease of 0.33% and an increase of 1.06%, respectively. Asset shrinkage for the Company consisted of loans, offset in part by an increase in cash and investments, while asset growth for the Peer Group was driven by loan growth which was partially offset by a decline in cash and investments. On balance, the Company’s historical asset growth was viewed as less favorable than the Peer Group’s historical asset growth. On a pro forma basis, the Company’s tangible equity-to-assets ratio will be higher than the Peer Group's tangible equity-to-assets ratio, indicating greater leverage capacity for the Company. The Company’s smaller presence in the market area with a single office location and the related resources, places the Company at a relative disadvantage regarding potential asset growth compared to the Peer Group. On balance, a moderate downward adjustment was applied for asset growth.

4.	Primary Market Area

The general condition of an institution’s market area has an impact on value, as future success is in part dependent upon opportunities for profitable activities in the local market served. Operating within the greater Chicagoland metropolitan area, the markets served by the Company include a mix of suburban and urban communities. With operations in a major metropolitan area, the Company’s competitive environment includes a significant number of thrifts, commercial banks and other financial services companies, some of which have a regional or national presence and are larger than the Company in terms of deposits, loans, scope of operations, and number of branches. These institutions also have greater resources at their disposal than the Company. The Chicago metropolitan area has a highly developed economy, with a relatively high concentration of highly skilled workers who are employed in a number of different industry clusters including healthcare, financial services, technology and education

RP® Financial, LC.	VALUATION ANALYSIS
IV. 7

Based on a comparison of the counties where the Company and the Peer Group maintain their main offices, the Peer Group companies operate in markets which in general have fairly large, but a smaller average population than Cook County. Population growth for the primary market area counties served by the Peer Group companies reflected a range of growth rates, but overall population growth rates in the markets served by the Peer Group companies were somewhat stronger than Cook County’s historical and projected population growth rates which showed a forward-looking declining population base. Cook County has a per capita income that is higher than the Peer Group’s average and median per capita income measures and the Peer Group’s primary market area counties were relatively less affluent markets within their respective states compared to Cook County which had a comparatively higher per capita income as a percent of Illinois’ per capita income (104.5% versus 96.4% for the Peer Group average). The average and median deposit market shares maintained by the Peer Group companies were somewhat higher, but still modest levels compared to the Company’s market share of deposits in Cook County. The degree of competition faced by the Peer Group companies was viewed to be similar to that faced by the Company, while the growth potential in the markets served by the Peer Group companies was for the most part viewed to be similar to the Company’s primary market area. Summary demographic and deposit market share data for the Company and the Peer Group companies is provided in Exhibit III-3. As shown in Table 4.1, the average unemployment rate for the primary market area counties served by the Peer Group companies was lower than the unemployment rate reflected for Cook County. On balance, we concluded that no adjustment was appropriate for the Company’s market area.

Table 4.1

Market Area Unemployment Rates

Mutual Federal Bancorp, Inc. and the Peer Group Companies(1)

		June 2026
	County	Unemployment
Mutual Federal Bancorp, Inc. - IL	Cook	5.8%

Peer Group Average		5.0%
BV Financial, Inc. - MD	Baltimore	4.1
Catalyst Bancorp, Inc. - LA	Saint Landry	5.9
FB Bancorp, Inc. – LA	Orleans	5.5
Fifth District Bancorp, Inc. – LA	Orleans	5.5
Hoyne Bancorp, Inc. - IL	Cook	5.8
Lake Shore Bancorp, Inc. - NY	Chautauqua	4.4
Magyar Bancorp, Inc. – NJ	Middlesex	4.5
Provident Financial Holdings, Inc. - CA	Riverside	5.4
Riverview Bancorp, Inc. – WA	Clark	4.4
SR Bancorp, Inc. – NJ	Somerset	3.9
Texas Community Bancshares, Inc. – TX	Wood	5.5

(1)    Unemployment rates are not seasonally adjusted.

Source: S&P Capital IQ.

RP® Financial, LC.	VALUATION ANALYSIS
IV. 8

5.	Dividends

Mutual Federal Bancorp has not paid a cash dividend since 2010. Mutual Federal Bancorp has not stated a dividend policy with respect to paying cash dividends following the second-step conversion. Future declarations of dividends by the Board of Directors will depend upon a number of factors, including investment opportunities, growth objectives, financial condition, profitability, tax considerations, minimum capital requirements, regulatory limitations, stock market characteristics and general economic conditions.

Seven of the 11 Peer Group companies pay regular cash dividends, with implied dividend yields ranging from 1.22% to 3.12%. The average dividend yield on the stocks of the Peer Group institutions was 1.63% as of August 4, 2026. Comparatively, as of August 4, 2026, the average dividend yield on the stocks of all fully-converted publicly-traded thrifts equaled 2.10%.

Following the second-step conversion, the Company’s capacity to pay dividends is viewed to be comparable to the Peer Group’s capacity to pay dividends based on pro forma earnings (lower) and capitalization (higher). On balance, we concluded that no adjustment was warranted for this factor.

6.	Liquidity of the Shares

The Peer Group is by definition composed of companies that are traded in the public markets. All of the Peer Group companies trade on NASDAQ. Typically, the number of shares outstanding and market capitalization provides an indication of how much liquidity there will be in a particular stock. The market capitalization of the Peer Group companies ranged from $47.0 million to $233.4 million as of August 4, 2026, with average and median market values of $124.8 million and $123.2 million, respectively. The shares issued and outstanding of the Peer Group companies ranged from 2.7 million to 20.2 million, with average and median shares outstanding equal to 8.3 million and 7.4 million, respectively. The Company’s second-step stock offering is expected to provide for a pro forma market value and shares outstanding that will be much lower than the Peer Group’s range of market values and shares outstanding. Following the second-step conversion, the Company’s stock will continue to be traded on the OTC Market. Overall, we anticipate that the Company’s stock will have less liquid trading market as the Peer Group companies on average and, therefore, concluded a moderate downward adjustment was necessary for this factor.

RP® Financial, LC.	VALUATION ANALYSIS
IV. 9

7.	Marketing of the Issue

We believe that four separate markets exist for thrift stocks, including those coming to market such as Mutual Federal Bancorp: (A) the after-market for public companies, in which trading activity is regular and investment decisions are made based upon financial condition, earnings, capital, ROE, dividends and future prospects; (B) the new issue market in which converting thrifts are evaluated on the basis of the same factors, but on a pro forma basis without the benefit of prior operations as a fully-converted company; (C) the acquisition market for thrift and bank franchises based in Illinois; and (D) the market for the public stock of MFDB. All of these markets were considered in the valuation of the Company’s to-be-issued stock.

A.	The Public Market

The value of publicly-traded thrift stocks is easily measurable, and is tracked by most investment houses and related organizations. Exhibit IV-1 provides pricing and financial data on all publicly-traded thrifts. In general, thrift stock values react to market stimuli such as interest rates, inflation, perceived industry health, projected rates of economic growth, regulatory issues and stock market conditions in general. Exhibit IV-2 displays historical stock market trends for various indices and includes historical stock price index values for publicly-traded thrifts and commercial banks. Exhibit IV-3 displays various stock price indices as of August 4, 2026.

In terms of assessing general stock market conditions, the broader stock market has generally trended lower in recent quarters. Major U.S. stock indexes edged higher to close at record highs at the beginning of the fourth quarter of 2025, while renewal of a trade war between the U.S. and China provided for choppy stock market conditions going into mid-October. Strong corporate earnings reports, easing trade tensions with China and encouraging inflation data propelled major U.S. stock indexes to record high closes in the second half of October. Stocks finished mixed after the Federal Reserve cut interest rates on October 29th, while casting doubt on expectations of future rate cuts. A slide in big tech shares led the broader stock market lower in the first week of November, as investors gave consideration to the rally in artificial intelligence (“AI”) shares, the uncertain outlook for future rate cuts by the Federal Reserve and weak economic data. As Congress moved closer to ending the government shutdown, stocks advanced with the Dow Jones Industrial Average (“DJIA”) closing above 48000 on November 12th. The upturn in stocks was followed by a selloff, as concerns about a flood of delayed economic data, the prospect of slowing interest rate cuts and overvalued tech companies pressured stocks lower going into the second half of November. Growing optimism that the Federal Reserve would cut rates in December fueled a stock market rebound in the final week of November. Stocks dipped lower at start of December in reaction to the Bank of Japan’s governor hinting at a potential rate increase, which was followed by stocks trading mixed ahead of the Federal Reserve’s December meeting. The Federal Reserve’s quarter-point rate cut on December 10th sparked a stock market rally, with the DJIA closing at a record high. Following the rate-cut rally, stocks retreated through mid-December as investors took into consideration an increase in the November unemployment rate and the potential for AI growth not meeting expectations. November’s CPI reading showing lower-than-expected inflation helped stocks to reverse course and trade higher going into the second half of December. Stronger-than-expected third quarter GDP growth sustained the positive trend for the broader stock market going into the last week of 2025, with the S&P 500 closing at a record high. Stocks retreated in the final trading days of 2025, which was led by a decline in tech shares on yearend profit taking. Overall, the DJIA closed at 48063.29 on the last day of trading in 2025, an increase of 13.0% for 2025, while the S&P 500 and the NASDAQ Composite ended 2025 with respective increases of 16.4% and 20.4%.

RP® Financial, LC.	VALUATION ANALYSIS
IV. 10

Broad-based gains pushed the DJIA and S&P 500 to record highs in the first few days of trading in 2026, with energy and bank shares being among the strongest performing sectors. Expectations of an improving economy in 2026 helped to sustain the upward trend in stocks going into mid-January, which was followed by a heightened degree of market volatility in the second half of January. Stocks plunged on January 20th after President Trump stepped up his campaign to take over Greenland and threatened new restrictions on trade with Europe. The one-day selloff was followed by stocks rallying on news that President Trump and NATO had agreed on a framework for a deal on Greenland that would take away the need for new tariffs on Europe. A sharp selloff in gold and silver futures weighed on the broader stock market at the end of January, which was followed by stocks advancing at the beginning of February on signs that the U.S. economy was gaining momentum with the DJIA closing above 50000 for the first time on February 6th. Worries that the rapidly growing AI industry would hurt the long-term outlook for technology and financial companies, along with U.S. military build-up in the Middle East, pressured stock lower through mid-February. Technology stocks led a stock market rebound in late-February, which was followed by stocks generally trading lower through the first half of March. Factors contributing to the stock market selloff included concerns about AI disruption, market stress for private-credit lenders, a spike in oil prices caused by the broadening Middle East conflict and a disappointing employment report for March. Concerns over how long the war with Iran would last and the prospect of Federal Reserve interest cuts being dimmed by higher oil prices sustained the broader stock market downturn through late-March, as the DJIA and NASDAQ moved into correction territory. Stocks ended a weak first quarter with a strong rally, which was driven by investors seeing a potential off ramp to the war with Iran.

RP® Financial, LC.	VALUATION ANALYSIS
IV. 11

After trading in a mixed range at the beginning of the second quarter of 2026, a two-week cease-fire between the U.S. and Iran and the prospect of a peace deal that would reopen the Strait of Hormuz propelled stock market gains through mid-April. Uncertainty surrounding the ongoing negotiations between the U.S. and Iran provided for an up and down market in the second half April, with the major U.S. stock indexes rallying higher at end of April in reaction to the strong earnings reported by Alphabet and Caterpillar. Overall, April was the best month for stocks since 2020. The first couple of trading days of May saw the NASDAQ and the S&P 500 close at fresh highs, which was followed by stocks trading lower as fighting in the Iran war escalated and oil prices spiked higher. A better-than-expected jobs report for April 2026 and a strong rally in technology stocks tied to the buildout of AI related industries powered the S&P 500 and NASDAQ to record highs heading into mid-May 2026. Stocks turned lower going into the second half of May, as higher oil prices raised inflation concerns that also sparked a selloff in Treasury bonds. Growing optimism over a peace deal between the U.S. and Iran, along with some strong earnings reports drove major U.S. stock indexes to record highs in the last week of May. Renewed skepticism over the U.S. and Iran negotiating a peace deal caused stocks to retreat at the beginning of June, with the S&P 500 trading lower on June 3rd after nine consecutive days of gains. Healthcare and financial stocks led the DJIA to a record high close ahead of the release of May’s unemployment report, which was followed by a steep selloff in tech shares with the NASDAQ posting its worst day in more than a year on June 5th. The selloff was prompted by fears of rising interest rates based on May’s employment report showing stronger-than-expected job growth, as well as new concerns that the significant investment in AI technology would not produce adequate returns. Renewed fighting in the Middle East followed by hopes that the U.S. and Iran were nearing a peace deal translated into a volatile market for the major U.S. stock indexes heading into mid-June. Oil prices fell, bonds rallied and the DJIA closed at a record high on June 15th after President announced a deal to end the war with Iran. Market volatility continued going in the second half of June as stocks fell after the Federal Reserve left its target rate unchanged while signaling their next move might be to raise interest rates, which was followed stock rebounding on expectations that the reopening the Strait of Hormuz would provide for lower oil prices and ease inflationary pressures. Concerns about higher interest rates and stretched valuations triggered a late-June selloff in technology stocks, while the broader stock market traded in a narrow range. Technology shares rebounded at the end of June and the DJIA closed above 52000 for the first time as investors continued to favor blue stocks. Overall, the second quarter was the best quarter for the S&P 500 and NASDAQ since 2020 with respective gains of 14.9% and 21.4%, while the DJIA posted a second quarter gain of 12.9%.

RP® Financial, LC.	VALUATION ANALYSIS
IV. 12

At the beginning of the third quarter of 2026, investors continued to rotate into old-economy stocks, with comments from the Federal Reserve Chairman and June’s employment report showing a slowdown in hiring providing for a more optimistic outlook that the Federal Reserve would hold off on increasing rates. The end of the ceasefire between the U.S. and Iran translated into a choppy market for stocks through mid-July, as investors reacted to higher oil prices and the start of the second quarter earnings season. Amid such factors as a jump in Treasury yields to their highest level in 2026, oil prices spiking above $100 a barrel and a selloff in AI stocks, stock market conditions remained volatile through the second half of July. Stocks sold off sharply at the conclusion of the Federal Reserve’s late-July meeting, with comments by the Federal Reserve Chairman raising concerns that the Federal Reserve would be reluctant to raise interest rates to combat inflation triggered by higher energy costs. Strong earnings reports posted by Microsoft and Amazon, along with a joint effort by the U.S. and Japan to boost the yen, contributed to stocks rebounding at the end of July through the beginning of August. On August 4, 2026, the DJIA closed at 54085.88, an increase of 22.6% from one year ago and an increase of 12.5% year-to-date, and the NASDAQ closed at 26584.99, an increase of 27.1% from one year ago and an increase of 14.4% year-to-date. The S&P 500 Index closed at 7736.52 on August 4, 2026, an increase of 22.8% from one year ago and an increase of 13.0% year-to-date.

The market for financial shares has also generally traded higher in recent quarters. Profit taking and an uncertain outlook for the economy translated into bank stocks edging lower at the start of the fourth quarter of 2025. A flare-up in the U.S.-China trade war furthered the downturn in bank shares going into the mid-October onset of the third quarter earnings season. Credit loss concerns triggered by loan losses recorded by some regional banks and the rekindling of the U.S.-China trade war pressured bank stocks lower going into the second half of October. Bank stocks traded higher along with the broader stock market in late-October and then closed lower on October 29th as the Federal Reserve lowered rates as expected but tempered expectations of further rate cuts. The slight pullback was followed by bank shares edging higher in the first week of November. After trading higher on signs that Congress was closing in on a deal to reopen the government, bank shares retreated in conjunction with the broader market through mid-November. The growing likelihood of a December Federal Reserve rate-cut served as the basis for bank shares trading higher to close out November and into early-December. JPMorgan’s forecast of higher than forecasted expenses for 2026 pulled bank shares lower ahead of the Federal Reserve’s rate decision, which was followed by bank shares trading up on news of a 25 basis point rate-cut on December 10th. Bank shares traded in a narrow range through the mid-December release of November’s employment report, which showed an uptick in the unemployment rate. Stronger-than-expected third quarter GDP growth contributed to bank shares edging higher in the second half of December. For 2025 overall, the S&P U.S. BMI Banks Index closed at 254.1 on the last day of trading in 2025, an increase of 25.1% for 2025.

RP® Financial, LC.	VALUATION ANALYSIS
IV. 13

Bank stocks participated in the broader stock market rally in the first week of trading for 2026, which was followed by a mid-January downturn in bank shares as JPMorgan’s fourth quarter earnings report left investors disappointed. As fourth quarter bank earnings generally met expectations, bank shares traded in a narrow range for the balance of January. After trading higher at the beginning of February on indications that U.S. economy was gaining momentum, bank stocks were among the sectors that experienced a mid-February selloff on concerns that AI would hurt the long-term outlook for financial companies. Concerns about the direction of interest rates, fading hopes of a quick resolution to the war with Iran and a challenging market for private lenders factored into a continuation of bank shares retreating in the second half of March. Bank stocks rallied along with the broader stock market at the conclusion of the first quarter and into early April and then stabilized through mid-April at the start of the second quarter earnings season. As bank earnings were generally in-line with expectations, bank stocks traded in a narrow range through the second half of April and the beginning of May. A spike in oil prices and higher interest rates translated into bank shares trading lower at the start of the first full week of May. Inflation concerns weighed on bank shares in mid-May 206, while the prospect of a Middle East peace deal contributed to bank shares trading higher for the balance of May and the start of June. Bank shares surged higher ahead of the release of the jobs report for May, as financial stocks were viewed as a safe haven investment alternative for investors concerned about a potential bubble in tech stocks. Favorable economic data regarding the May employment report showing strong job growth and a pick-up in existing home sales for May helped to sustain the positive trend in bank stocks going into mid-June. Bank shares retreated slightly at the conclusion of the Federal Reserve’s mid-June policy meeting and then edged up going into the second half of June on expectations that lower oil prices would ease inflationary pressures. Bank shares traded higher in connection with the late-June selloff in technology stocks, as investors rotated into less volatile investment alternatives amid concerns around inflation and AI-related volatility.

RP® Financial, LC.	VALUATION ANALYSIS
IV. 14

Strong manufacturing data for June, comments from the Federal Reserve Chairman indicating that inflationary risks had eased since the Federal Reserve’s last policy meeting and June’s employment report showing sluggish job growth contributed to bank shares trading higher at the beginning of July 2026. Renewed fighting in the Middle East pressured bank shares lower in the second week of July, as economically sensitive issues were hurt by a spike in oil prices and a selloff in bonds. A slower pace of inflation indicated by a decrease in the June CPI and a surge in second quarter earnings posted by the nation’s largest banks provided for bank stocks trading higher in mid-July. Second quarter bank earnings that were generally in-line with expectations translated into a generally stable market for bank shares through the second half of July, with the exception of a couple of short downturns prompted by renewed fighting in the Middle East and the broader stock market selloff that occurred with the conclusion of the Federal Reserve’s late-July meeting. Bank stocks also participated in end of July and early-August broader stock market rally, which was fueled by some strong earnings reports and the joint agreement between the U.S. and Japan to boost the yen. On August 4, 2026 the S&P U.S. BMI Banks Index closed at 286.7, an increase of 28.2% from one year ago and an increase of 12.8% year-to-date.

B.	The New Issue Market

In addition to thrift stock market conditions in general, the new issue market for converting thrifts is also an important consideration in determining the Company’s pro forma market value. The new issue market is separate and distinct from the market for seasoned thrift stocks in that the pricing ratios for converting issues are computed on a pro forma basis, specifically: (1) the numerator and denominator are both impacted by the conversion offering amount, unlike existing stock issues in which price change affects only the numerator; and (2) the pro forma pricing ratio incorporates assumptions regarding source and use of proceeds, effective tax rates, stock plan purchases, etc. which impact pro forma financials, whereas pricing for existing issues are based on reported financials. The distinction between pricing of converting and existing issues is perhaps no clearer than in the case of the price/book (“P/B”) ratio in that the P/B ratio of a converting thrift will typically result in a discount to book value whereas in the current market for existing thrifts the P/B ratio may reflect a premium to book value. Therefore, it is appropriate to also consider the market for new issues, both at the time of the conversion and in the aftermarket.

RP® Financial, LC.	VALUATION ANALYSIS
IV. 15

As shown in Table 4.2, four standard conversion offerings and four second-step conversions have been completed during the past twelve months, with two of the second step conversions completed during the past three months. Three of the four second step conversion offerings completed during the past 12 month were significantly larger offerings compared to the Company’s offering range, with the remaining offering, Seneca Bancorp, raising a total of $10.4 of proceeds, between the midpoint and maximum of the proposed offering range for Mutual Federal. One of the larger offerings, by Columbia Financial, Inc., closed at a pro forma price/tangible book ratio of 92.4% well above industry norms for completing conversions, with that offering including a simultaneous acquisition. The average closing pro forma price/tangible book ratio (fully converted basis) of the two remaining larger second step conversion offerings completed during the past 12 months equaled 66.0%. The Seneca Bancorp offering closed at 58.6% pro forma price/tangible book value ratio. On average, the four second step conversion offerings reflected price appreciation of 13.7% after the first week of trading. As of August 4, 2026, the four second step conversion offerings reflected a 31.6% increase in price on average from their IPO prices.

C.	The Acquisition Market

Also considered in the valuation was the potential impact on Mutual Federal Bancorp’s stock price of recently completed and pending acquisitions of other thrift and bank institutions operating in Illinois. As shown in Exhibit IV-4, there were 17 acquisitions of Illinois based banks and savings institutions completed from June 30, 2024 through August 4, 2026 and there are currently six acquisitions pending for an Illinois based bank or savings institution. The recent acquisition activity involving Illinois bank and savings institutions may imply a certain degree of acquisition speculation for the Company’s stock. To the extent that acquisition speculation may impact the Company’s offering, we have largely taken this into account in selecting companies for the Peer Group that could be subject to the same type of acquisition speculation that may influence Mutual Federal Bancorp’s stock. However, since converting thrifts are subject to a three-year regulatory moratorium from being acquired, acquisition speculation in Mutual Federal Bancorp’s stock would tend to be less compared to the stocks of the Peer Group companies.

RP® Financial, LC.	VALUATION ANALYSIS
IV. 16

Table 4.2 Pricing Characteristics and After-Market Trends Conversions Completed in Last 15 Months Institutional Information Pre-Conversion Data Offering Information Contribution to Insider Purchases Pro Forma Data Post-IPO Pricing Trends Financial Info. Asset Quality Char. Found. % Off Incl Fdn+Merger Shrs Pricing Ratios Financial Charac. Closing Price: Excluding Foundation % of Benefit Plans Initial First After After Conversion Equity/ NPAs/ Res. Gross % % of Exp./ Public Off. Recog. Stk Mgmt.& Div. Core Core Core IPO Trading % First % First % Thru % Institution Date Ticker Assets Assets Assets Cov. Proc. Offer Mid. Proc. Form Inc. Fdn. ESOP Plans Option Dirs. Yield P/TB P/E P/A ROA TE/A ROE Price Day Chg Week(3) Chg Month(4) Chg 8/4/2026 Chg ($Mil) (%) (%) (%) ($Mil.) (%) (%) (%) (%) (%) (%) (%) (%)(1) (%) (%) (x) (%) (%) (%) (%) ($) ($) (%) ($) (%) ($) (%) ($) (%) CSB Financial Inc., OH 7/30/26 CSBA-OTCQB $ 111 14.29% 0.09% 460% $ 13.8 100% 125% 11.6 % C/S $ 100 /1.96% 8.0% 4.0% 10.0% 6.5% 0.00% 53.5% 25.6x 11.6% 0.5% 21.6% 2.1% $10.00 $12.60 26.0% $12.85 28.5% $12.85 28.5% $12.85 28.5% PSB Financial, Inc., MT 5/22/26 PNSB-OTCQB $ 120 15.39% 0.71% 134% $ 17.2 100% 132% 9.3 % N.A. N.A. 8.0% 4.0% 10.0% 6.1% 0.00% 53.7% 55.6x 12.9% 0.1% 24.0% 0.4% $10.00 $10.50 5.0% $11.55 15.5% $11.15 11.5% $11.75 17.5% URSB Bancorp, Inc., NJ* 3/27/26 URSB-OTCQB $ 353 5.42% 0.03% 1824% $ 23.1 100% 132% 7.4 % C/S $ 200 /0.86% 8.0% 4.0% 10.0% 3.0% 0.00% 62.0% 36.8x 6.3% 0.2% 10.1% 1.7% $10.00 $10.70 7.0% $11.48 14.8% $11.50 15.0% $12.05 20.5% Hoyne Bancorp, Inc., IL* 12/4/25 HYNE-NASDAQ $ 453 19.61% 0.35% 328% $ 79.4 100% 132% 3.4 % C/S $ 250 /2.00% 8.0% 4.0% 10.0% 3.0% 0.00% 52.0% NM 15.6% NM 30.0% NM $10.00 $14.00 40.0% $13.75 37.5% $14.19 41.9% $16.31 63.1% Averages - Standard Conversions: $ 259 13.68% 0.30% 686% $ 33.4 100% 130% 7.9 % N.A. N.A. 8.0% 4.0% 10.0% 4.6% 0.00% 55.3% 39.3x 11.6% 0.2% 21.4% 1.4% $10.00 $11.95 19.5% $12.41 24.1% $12.42 24.2% $13.24 32.4% Medians - Standard Conversions: $ 236 14.84% 0.22% 394% $ 20.2 100% 132% 8.3 % N.A. N.A. 8.0% 4.0% 10.0% 4.5% 0.00% 53.6% 36.8x 12.2% 0.2% 22.8% 1.7% $10.00 $11.65 16.5% $12.20 22.0% $12.18 21.8% $12.45 24.5% Second Step Conversions Rhinebeck Bancorp, Inc.* 7/22/26 RKBK-NASDAQ $ 1,285 10.80% 0.27% 228% $ 88.8 57% 115% 3.5 % N.A. N.A. 4.0% 4.0% 10.0% 1.0% 0.00% 72.8% 14.2x 11.5% 0.8% 15.8% 5.1% $10.00 $12.04 20.4% $12.32 23.2% $11.98 19.8% $11.98 19.8% Columbia Financial, Inc.* 7/21/26 CLBK-NASDAQ $ 16,454 9.61% 0.43% 166% $ 1,672.4 73% 100% 2.3 % N.A. N.A. 3.0% 2.5% 6.2% 0.3% 0.00% 92.4% 19.8x 15.0% 0.8% 16.5% 4.4% $10.00 $11.08 10.8% $10.99 9.9% $10.74 7.4% $10.74 7.4% Seneca Bancorp, Inc., NY* 10/15/25 SNNF-OTCQX $ 299 7.98% 0.30% 394% $ 10.4 58% 100% 15.1 % N.A. N.A. 8.0% 4.0% 10.0% 6.1% 0.00% 58.6% 20.6x 5.8% 0.3% 10.0% 1.3% $10.00 $11.62 16.2% $10.15 1.5% $9.75 -2.5% $12.75 27.5% Lake Shore Bancorp, Inc., NY* 7/22/25 LSBK-NASDAQ $ 690 13.19% 0.50% 149% $ 50.5 63% 99% 4.4 % N.A. N.A. 8.0% 4.0% 10.0% 5.3% 0.00% 59.2% 15.4x 10.7% 0.7% 18.1% 4.1% $10.00 $12.17 21.7% $12.03 20.3% $12.93 29.3% $17.17 71.7% Averages - Second Step Conversions: $ 4,682 10.40% 0.38% 234% $ 455.5 63% 103% 6.3 % N.A. N.A. 5.8% 3.6% 9.1% 3.2% 0.00% 70.7% 17.5x 10.8% 0.6% 15.1% 3.7% $10.00 $11.73 17.3% $11.37 13.7% $11.35 13.5% $13.16 31.6% Medians - Second Step Conversions: $ 988 10.21% 0.37% 197% $ 69.7 61% 100% 4.0 % N.A. N.A. 6.0% 4.0% 10.0% 3.2% 0.00% 66.0% 17.6x 11.1% 0.8% 16.1% 4.2% $10.00 $11.83 18.3% $11.51 15.1% $11.36 13.6% $12.37 23.7% Mutual Holding Companies Winchester Bancorp, Inc., MA* 5/2/25 WSBK-NASDAQ $ 894 8.93% 0.22% 188% $ 40.0 43% 130% 4.5 % C/S $ 400 /4.00% 8.0% 4.0% 10.0% 13.0% 0.00% 59.0% NM 9.6% 0.0% 12.2% -0.2% $10.00 $9.30 -7.00% $9.33 -6.7% $9.42 -5.8% $12.99 29.9% Averages - MHC Conversions: $ 894 8.93% 0.22 % NM $ 40.0 43% 130% 4.5 % N.A. N.A. 8.0% 4.0% 10.0% 13.0% 0.00% 59.0% NM 9.6% 0.0% 12.2% -0.2% $10.00 $9.30 -7.0% $9.33 -6.7% $9.42 -5.8% $12.99 29.9% Medians - MHC Conversions: $ 894 8.93% 0.22 % NM $ 40.0 43% 130% 4.5 % N.A. N.A. 8.0% 4.0% 10.0% 13.0% 0.00% 59.0% NM 9.6% 0.0% 12.2% -0.2% $10.00 $9.30 -7.0% $9.33 -6.7% $9.42 -5.8% $12.99 29.9% Averages - All Conversions: $ 2,295 11.69% 0.32% 430% $ 221.7 77% 118% 6.8 % N.A. N.A. 7.0% 3.8% 9.6% 4.9% 0.00% 62.6% 26.9x 11.0% 0.4% 17.6% 2.3% $10.00 $11.56 15.6% $11.61 16.1% $11.61 16.1% $13.18 31.8% Medians - All Conversions: $ 453 10.80% 0.30% 228% $ 40.0 73% 125% 4.5 % N.A. N.A. 8.0% 4.0% 10.0% 5.3% 0.00% 59.0% 20.6x 11.5% 0.4% 16.5% 1.9% $10.00 $11.62 16.2% $11.55 15.5% $11.50 15.0% $12.75 27.5% Note: * - Appraisal performed by RP Financial; BOLD = RP Financial assisted in the business plan preparation, "NT" - Not Traded; "NA" - Not Applicable, Not Available; C/S-Cash/Stock. (1) As a percent of MHC offering for MHC transactions. (2) Does not take into account the adoption of SOP 93-6. (3) Latest price if offering is less than one week old. (4) Latest price if offering is more than one week but less than one month old. (5) Mutual holding company pro forma data on full conversion basis. (6) Simultaneously completed acquisition of another financial institution. (7) Simultaneously converted to a commercial bank charter. (8) Former credit union. 8/4/2026

RP® Financial, LC.	VALUATION ANALYSIS
IV.17

D.            Trading in MFDB’s Stock

Since MFDB’s minority stock currently trades under the symbol “MFDB” on the OTCID, RP Financial also considered the recent trading activity in the valuation analysis. MFDB had a total of 3,289,067 shares issued and outstanding at June 30, 2026, of which 743,254 shares were held by public shareholders and traded as public securities. The Company’s stock has had a 52 week trading range of $0.00 to $8.99 per share and its closing price on August 4, 2026 was $2.00 per share. The $0.00 per share price was reported during a period where the MFDB shares were de-listed and no information was thus available. There are significant differences between the Company’s minority stock (currently being traded) and the conversion stock that will be issued by the Company. Such differences include different liquidity characteristics, a different return on equity for the conversion stock and the stock is currently traded based on its MHC ownership structure. Since the pro forma impact has not been publicly disseminated to date, it is appropriate to discount the current trading level. As the pro forma impact is made known publicly, the trading level will become more informative.

* * * * * * * * * * *

In determining our valuation adjustment for marketing of the issue, we considered trends in both the overall thrift market, the new issue market including the new issue market for second-step conversions, the acquisition market and recent trading activity in the Company’s minority stock. Taking these factors and trends into account, RP Financial concluded that no adjustment was appropriate in the valuation analysis for purposes of marketing of the issue.

8.               Management

The Company’s management team appears to have experience and expertise in all of the key areas of the Company’s operations. Exhibit IV-5 provides summary resumes of the Company’s Board of Directors and senior management. The financial characteristics of the Company suggest that the Board and senior management have been effective in implementing an operating strategy that can be well managed by the Company’s present organizational structure. The Company currently does not have any senior management positions that are vacant.

Similarly, the returns, equity positions and other operating measures of the Peer Group companies are indicative of well-managed financial institutions, which have Boards and management teams that have been effective in implementing competitive operating strategies. Therefore, on balance, we concluded no valuation adjustment relative to the Peer Group was appropriate for this factor.

RP® Financial, LC.	VALUATION ANALYSIS
IV.18

9.              Effect of Government Regulation and Regulatory Reform

As a fully-converted regulated institution, Mutual Federal Bancorp will operate in substantially the same regulatory environment as the Peer Group members -- all of whom are adequately capitalized institutions and are operating with no apparent restrictions. Exhibit IV-6 reflects the Bank’s pro forma regulatory capital ratios. On balance, no adjustment has been applied for the effect of government regulation and regulatory reform.

Summary of Adjustments

Overall, based on the factors discussed above, we concluded that the Company’s pro forma market value should reflect the following valuation adjustments relative to the Peer Group:

Key Valuation Parameters:	Valuation Adjustment

Financial Condition	Slight Downward
Profitability, Growth and Viability of Earnings	Moderate Downward
Asset Growth	Moderate Downward
Primary Market Area	No Adjustment
Dividends	No Adjustment
Liquidity of the Shares	Moderate Downward
Marketing of the Issue	No Adjustment
Management	No Adjustment
Effect of Govt. Regulations and Regulatory Reform	No Adjustment

Valuation Approaches

In applying the accepted valuation methodology promulgated by the FRB, i.e., the pro forma market value approach, we considered the three key pricing ratios in valuing the Company’s to-be-issued stock -- price/earnings (“P/E”), price/book (“P/B”), and price/assets (“P/A”) approaches -- all performed on a pro forma basis including the effects of the stock proceeds. In computing the pro forma impact of the conversion and the related pricing ratios, we have incorporated the valuation parameters disclosed in the Company’s prospectus for reinvestment rate, effective tax rate, stock benefit plan assumptions and expenses (summarized in Exhibits IV-7 and IV-8). In our estimate of value, we assessed the relationship of the pro forma pricing ratios relative to the Peer Group and recent conversion offerings.

RP® Financial, LC.	VALUATION ANALYSIS
IV.19

RP Financial’s valuation placed an emphasis on the following:

▪	P/E Approach. The P/E approach is generally the best indicator of long-term value for a stock and we have given it significant weight among the valuation approaches. Given certain similarities between the Company’s and the Peer Group’s earnings composition and overall financial condition, the P/E approach was carefully considered in this valuation. At the same time, recognizing that (1) the earnings multiples will be evaluated on a pro forma basis for the Company; and (2) the Peer Group companies have had the opportunity to realize the benefit of reinvesting and leveraging their offering proceeds, we also gave weight to the other valuation approaches.

▪	P/B Approach. P/B ratios have generally served as a useful benchmark in the valuation of thrift stocks, particularly in the context of a public offering, as the earnings approach involves assumptions regarding the use of proceeds. RP Financial considered the P/B approach to be a valuable indicator of pro forma value, taking into account the pricing ratios under the P/E and P/A approaches. We have also modified the P/B approach to exclude the impact of intangible assets (i.e., price/tangible book value or “P/TB”), in that the investment community frequently makes this adjustment in its evaluation of this pricing approach.

▪	P/A Approach. P/A ratios are generally a less reliable indicator of market value, as investors typically assign less weight to assets and attribute greater weight to book value and earnings. Furthermore, this approach as set forth in the regulatory valuation guidelines does not take into account the amount of stock purchases funded by deposit withdrawals, thus understating the pro forma P/A ratio. At the same time, the P/A ratio is an indicator of franchise value, and, in the case of highly capitalized institutions, high P/A ratios may limit the investment community’s willingness to pay market multiples for earnings or book value when ROE is expected to be low.

▪	Trading of MFDB stock. Converting institutions generally do not have stock outstanding. MFDB, however, has public shares outstanding due to the mutual holding company form of ownership and first-step minority stock offering. Since MFDB’s’ stock is currently traded on the OTCID, it is an indicator of the Company’s current market value and, therefore, received some limited consideration in our valuation. Based on the August 4, 2026 closing stock price of $2.00 per share and the 3,289,067 shares of MFDB common stock outstanding, the Company’s implied market value of $6.6 million was considered in the valuation process. However, since the Company’s conversion stock will have different characteristics than the minority shares and the pro forma information has not been publicly disseminated to date, the current trading price of MFDB’s stock was somewhat discounted herein but will become more important towards the closing of the offering.

RP® Financial, LC.	VALUATION ANALYSIS
IV.20

The Company has adopted “Employers’ Accounting for Employee Stock Ownership Plans” (“ASC 718-40”), which causes earnings per share computations to be based on shares issued and outstanding excluding unreleased ESOP shares. For purposes of preparing the pro forma pricing analyses, we have reflected all shares issued in the offering, including all ESOP shares, to capture the full dilutive impact, particularly since the ESOP shares are economically dilutive, receive dividends and can be voted. However, we did consider the impact of ASC 718-40 in the valuation.

In preparing the pro forma pricing analysis we have taken into account the pro forma impact of the MHC’s net assets (i.e., unconsolidated equity) that will be consolidated with the Company and, thus, will slightly increase equity. We have also accounted for certain waived dividends that were paid prior to a December 2009 regulatory cutoff date. At June 30, 2026, the MHC had net assets of $358,470, which has been added to the Company’s June 30, 2026 pro forma equity to reflect the consolidation of the MHC into the Company’s operations. Further, we have accounted for the $305,498 of waived dividends. Exhibit IV-9 shows that after accounting for these two factors, the public shareholders’ ownership interest was reduced by approximately 1.12%. Accordingly, for purposes of the Company’s pro forma valuation, the public shareholders’ ownership interest was reduced from 22.60 to 21.48% and the MHC’s ownership interest was increased from 77.40% to 78.52%.

Based on the application of the three valuation approaches, taking into consideration the valuation adjustments discussed above, RP Financial concluded that as of August 4, 2026, the aggregate pro forma market value of Mutual Federal Bancorp’s conversion stock equaled $11,462,080 at the midpoint, equal to 1,146,208 shares at $10.00 per share. The $10.00 per share price was determined by the Boards of Directors of MFDB, the Bank and the MHC. The midpoint and resulting valuation range is based on the sale of a 78.52% ownership interest to the public, which provides for a $9,000,000 public offering at the midpoint value.

1.             Price-to-Earnings (“P/E”). The application of the P/E valuation method requires calculating the Company’s pro forma market value by applying a valuation P/E multiple to the pro forma earnings base. In applying this technique, we considered both reported earnings and a recurring earnings base, that is, earnings adjusted to exclude any one-time non-operating items, plus the estimated after-tax earnings benefit of the reinvestment of the net proceeds. The Company’s reported earnings equaled $64,000 for the 12 months ended June 30, 2026. In deriving Mutual Federal Bancorp’s core earnings, the adjustment we made to reported earnings consisted of excluding a total of $100,000 of additional outside auditor accounting fees incurred over the most recent 12 month period (as provided by Mutual Federal Bancorp). We also added the reinvestment income from the $299,000 of MHC cash on deposit at the Bank level, which will be consolidated. The Company’s core earnings were thus determined to equal $177,000 (rounded) for the 12 months ended June 30, 2026. No tax impact was assumed in the adjustment to assumed core earnings.

RP® Financial, LC.	VALUATION ANALYSIS
IV.21

Amount
($000)
Net income(loss)	$64
Plus: interest income from cash held at MHC level	13
Plus: Estimated additional auditor expenses	100
Core earnings estimate	$177

Based on the Company’s reported and core earnings and incorporating the impact of the pro forma assumptions discussed previously, the Company’s pro forma P/E multiples based on reported earnings were determined to be not meaningful given the low level of reported earnings. The Company’s core P/E multiple at the $11.5 million midpoint value equaled 45.45x, indicating a premium of 130.74% relative to the Peer Group’s average core earnings multiple 19.70x (see Table 4.3). In comparison to the Peer Group’s median core earnings multiple of 19.03x, the Company’s pro forma core P/E multiple at the midpoint value indicated a premium of 138.77%. The Company’s pro forma P/E ratios based on core earnings at the minimum and the super maximum equaled 43.48x and 50.00x, respectively.

2.             Price-to-Book (“P/B”). The application of the P/B valuation method requires calculating the Company’s pro forma market value by applying a valuation P/B ratio, as derived from the Peer Group’s P/B ratio, to the Company’s pro forma book value. Based on the $11.5 million midpoint valuation, the Company’s pro forma P/B and P/TB ratios both equaled 50.28%. In comparison to the average P/B and P/TB ratios for the Peer Group of 87.32% and 91.23%, respectively, the Company’s ratios reflected discounts of 42.42% on a P/B basis and 44.89% on a P/TB basis. In comparison to the Peer Group’s median P/B and P/TB ratios of 89.03% and 92.57%, respectively, the Company’s pro forma P/B and P/TB ratios at the midpoint value reflected discounts of 43.53% on a P/B basis and 45.69% on a P/TB basis. At the super maximum of the range, the Company’s P/B and P/TB ratios both equaled 59.81%. In comparison to the Peer Group’s average P/B and P/TB ratios, the Company’s P/B and P/TB ratios at the super maximum of the range reflected discounts of 31.51% and 34.44%, respectively. In comparison to the Peer Group’s median P/B and P/TB ratios, the Company’s P/B and P/TB ratio at the super maximum of the range reflected discounts of 32.82% and 35.39%, respectively.

RP® Financial, LC.	VALUATION ANALYSIS
IV.22

Table 4.3 Public Market Pricing Versus Peer Group Mutual Federal Bancorp, Inc. As of August 4, 2026 Market Per Share Data Capitalization Core Book       Dividends(3) Financial Characteristics(5) Offering Price/ Market 12 Month Value/ Pricing Ratios(2) Amount/ Payout Total Equity/ Tang. Eq./ NPAs/ Reported Core Exchnage Size Share Value EPS(1) Share P/E P/B P/A P/TB P/Core Share Yield Ratio(4) Assets Assets T. Assets Assets ROAA ROAE ROAA ROAE Ratio ($Mil) ($) ($Mil) ($) ($) (x) (%) (%) (%) (x) ($) (%) (%) ($Mil) (%) (%) (%) (%) (%) (%) (%) ($Mil) Mutual Federal Bancorp, Inc. IL Super Maximum $10.00 $15.16 $0.20 $16.72 NM 59.81% 14.38% 59.81% 50.00x $0.00 0.00% 0.00% $105 24.05% 24.05% 0.94% 0.19% 0.78% 0.28% 1.17% 0.4381x $11.90 Maximum $10.00 $13.18 $0.21 $18.19 NM 54.99% 12.67% 54.99% 47.62x $0.00 0.00% 0.00% $104 23.05% 23.05% 0.95% 0.16% 0.71% 0.26% 1.13% 0.3809x $10.35 Midpoint $10.00 $11.46 $0.22 $19.89 NM 50.28% 11.15% 50.28% 45.45x $0.00 0.00% 0.00% $103 22.16% 22.16% 0.97% 0.15% 0.66% 0.24% 1.09% 0.3313x $9.00 Minimum $10.00 $9.74 $0.23 $22.18 NM 45.09% 9.58% 45.09% 43.48x $0.00 0.00% 0.00% $102 21.25% 21.25% 0.98% 0.13% 0.59% 0.22% 1.05% 0.2816x $7.65 All Non-MHC Public Thrifts(6) Averages $35.66 $901.82 $2.44 $29.57 14.91x 106.45% 14.41% 119.69% 14.92x $0.60 2.01% 39.67% $7,327 14.28% 14.02% 0.70% 0.77% 6.17% 0.81% 6.39% Median   $19.38 $210.38 $1.23 $20.02 14.16x 98.91% 13.90% 100.22% 14.26x $0.40 2.10% 33.33% $1,866 12.02% 10.95% 0.43% 0.77% 6.42% 0.76% 6.58% All Non-MHC State of IL(6) Averages $16.31 $132.06 NA $19.89 NM 81.98% 27.67% 82.03% NM NA NA NA $477 33.75% 33.74% 0.28% 0.06% 0.24% 0.41% 1.64% Medians $16.31 $132.06 NA $19.89 NM 81.98% 27.67% 82.03% NM NA NA NA $477 33.75% 33.74% 0.28% 0.06% 0.24% 0.41% 1.64% Comparable Group Averages $16.82 $124.75 $0.67 $19.19 17.69x 87.32% 16.54% 91.23% 19.70x $0.29 1.63% 35.08% $863 19.12% 19.33% 0.64% 0.60% 3.59% 0.59% 3.27% Medians $17.40 $123.18 $0.56 $19.89 15.96x 89.03% 17.55% 92.57% 19.03x $0.24 1.46% 31.86% $878 19.65% 19.57% 0.16% 0.70% 3.38% 0.39% 2.45% Comparable Group BVFL BV Financial, Inc. MD $21.55 $174.22 $1.76 $21.50 14.18x 100.22% 20.91% 109.15% 12.25x $0.13 0.00% NA $878 20.87% 19.49% NA 1.44% 7.05% 1.66% 8.14% CLST Catalyst Bancorp, Inc. LA $16.76 $67.61 $0.59 $20.46 30.47x 81.92% 23.31% 81.92% 28.47x NA NA NA $290 28.46% 28.46% 0.75% 0.71% 2.48% 0.76% 2.65% FBLA FB Bancorp, Inc. LA $15.86 $233.42 $0.13 $17.66 NM 89.79% 20.79% 89.79% NM NA NA NA $1,226 23.16% 23.16% 1.38% -0.02% -0.09% 0.19% 0.78% FDSB Fifth District Bancorp, Inc. LA $17.77 $93.56 $0.34 $24.45 20.43x 72.69% 17.55% 72.69% NM NA NA NA $536 24.14% 24.14% 0.02% 0.82% 3.38% 0.31% 1.27% HYNE Hoyne Bancorp, Inc. IL $16.31 $132.06 NA $19.89 NM 81.98% 27.67% 82.03% NM NA NA NA $477 33.75% 33.74% 0.28% 0.06% 0.24% 0.41% 1.64% LSBK Lake Shore Bancorp, Inc. NY $17.17 $126.53 NA $18.41 15.19x 93.27% 18.33% 93.27% NM $0.36 2.10% 31.86% $737 19.65% 19.65% NA 1.15% 6.03% NA NA MGYR Magyar Bancorp, Inc. NJ $19.06 $123.18 NA $19.61 10.19x 97.20% 11.74% 99.74% NM $0.40 2.10% 20.32% $1,049 12.08% NA 0.03% 1.13% 9.69% NA NA PROV Provident Financial Holdings, Inc. CA $17.94 $112.19 NA $20.15 17.42x 89.03% 9.30% 89.03% NM $0.56 3.12% 54.37% $1,208 10.45% 10.45% 0.04% 0.55% 5.17% NA NA RVSB Riverview Bancorp, Inc. WA $5.47 $110.28 $0.25 $7.20 NM 75.92% 7.50% 93.36% 22.03x $0.08 1.46% NA $1,471 9.87% 8.18% NA -0.26% -2.42% 0.35% 3.23% SRBK SR Bancorp, Inc. NJ $19.69 $152.21 $0.56 $22.91 NM 85.94% 13.13% 99.98% NM $0.24 1.22% 47.73% $1,189 15.28% 13.43% 0.00% 0.30% 1.75% 0.38% 2.24% TCBS Texas Community Bancshares, Inc. TX $17.40 $46.99 $1.09 $18.80 15.96x 92.57% 11.66% 92.57% 16.04x $0.24 1.38% 21.10% $430 12.60% 12.60% 2.60% 0.70% 6.27% 0.69% 6.24% (1) Core income, on a diluted per-share basis. Core income is net income after taxes and before extraordinary items, less net income attributable to noncontrolling interest, gain on the sale of securities, amortization of intangibles, goodwill and nonrecurring items. Assumed tax rate is 35%. (2)  P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/Core = Price to core earnings.  P/E and P/Core =NM if the ratio is negative or above 35x. (3)  Indicated 12 month dividend, based on last quarterly dividend declared. (4)  Indicated 12 month dividend as a percent of trailing 12 month earnings. (5)  Equity and tangible equity equal common equity and tangible common equity, respectively.  ROAA (return on average assets) and ROAE (return on average equity) are indicated ratios based on trailing 12 month earnings and average equity and assets balances. (6)  Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics. Source: S&P Global Market Intelligence and RP Financial, LC. calculations.  The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information. Copyright (c) 2026 by RP® Financial, LC.

RP® Financial, LC.	VALUATION ANALYSIS
IV.23

3.             Price-to-Assets (“P/A”). The P/A valuation methodology determines market value by applying a valuation P/A ratio to the Company’s pro forma asset base, conservatively assuming no deposit withdrawals are made to fund stock purchases. In all likelihood there will be deposit withdrawals, which results in understating the pro forma P/A ratio which is computed herein. At the $11.5 million midpoint of the valuation range, the Company’s value equaled 11.15% of pro forma assets. Comparatively, the Peer Group companies exhibited an average P/A ratio of 16.54%, which implies a discount of 32.57% has been applied to the Company’s pro forma P/A ratio. In comparison to the Peer Group’s median P/A ratio of 17.55%, the Company’s pro forma P/A ratio at the midpoint value reflects a discount of 36.45%.

Comparison to Recent Offerings

As indicated at the beginning of this chapter, RP Financial’s analysis of recent conversion offering pricing characteristics at closing and in the aftermarket has been limited to a “technical” analysis and, thus, the pricing characteristics of recent conversion offerings cannot be a primary determinate of value. Particular focus was placed on the P/TB approach in this analysis, since the P/E multiples do not reflect the actual impact of reinvestment and the source of the stock proceeds (i.e., external funds vs. deposit withdrawals). As discussed previously, the most recently completed comparable second-step offering was by Seneca Bancorp in October 2025. In comparison to Seneca Bancorp’s 58.6% closing pro forma P/TB ratio, the Company’s pro forma P/TB ratio of 50.28% at the midpoint value reflects an implied discount of 14.2%. At the super maximum of the offering range, the Company’s pro forma P/TB ratio of 59.81% reflects an implied premium of 2.06% relative to Seneca Bancorp’s pro forma P/TB ratio at closing. As of August 4, 2026, Seneca Bancorp’s stock price was up 27.5% from its IPO price.

Valuation Conclusion

Based on the foregoing, it is our opinion that, as of August 4, 2026, the estimated aggregate pro forma valuation of the shares of the Company to be issued and outstanding at the end of the conversion offering – including (1) newly-issued shares representing the MHC’s current ownership interest in the Company and (2) exchange shares issued to existing public shareholders of the Company - was $11,462,080 at the midpoint, equal to 1,146,208 shares at a per share value of $10.00. The resulting range of value and pro forma shares, all based on $10.00 per share, are shown in Table 4.4 below.

RP® Financial, LC.	VALUATION ANALYSIS
IV.24

Table 4.4

MFB Bancorp, Inc.

Summary of Shares and Value

			Exchange Shares
		Offering	Issued to Public	Exchange
	Total Shares	Shares	Shareholders	Ratio
Shares
Maximum, as Adjusted	1,515,860	1,190,250	325,610	0.4381
Maximum	1,318,139	1,035,000	283,139	0.3809
Midpoint	1,146,208	900,000	246,208	0.3313
Minimum	974,277	765,000	209,277	0.2816

Distribution of Shares
Maximum, as Adjusted	100.00%	78.52%	21.48%
Maximum	100.00%	78.52%	21.48%
Midpoint	100.00%	78.52%	21.48%
Minimum	100.00%	78.52%	21.48%

Aggregate Market Value at $10 per share
Maximum, as Adjusted	$15,158,600	$11,902,500	$3,256,100
Maximum	$13,181,390	$10,350,000	$2,831,390
Midpoint	$11,462,080	$9,000,000	$2,462,080
Minimum	$9,742,770	$7,650,000	$2,092,770

The pro forma valuation calculations relative to the Peer Group are shown in Table 4.3 and are detailed in Exhibit IV-7 and Exhibit IV-8.

Establishment of the Exchange Ratio

Conversion regulations provide that in a conversion of a mutual holding company, the minority shareholders are entitled to exchange the public shares for newly issued shares in the fully converted company. The Boards of Directors of the MHC, the Bank and MFDB have independently determined the exchange ratio, which has been designed to preserve the current aggregate percentage ownership in the Company (adjusted for the dilution resulting from the consolidation of the MHC’s unconsolidated equity into the Company). The exchange ratio to be received by the existing minority shareholders of the Company will be determined at the end of the offering, based on the total number of shares sold in the second-step conversion offering and the final appraisal. Based on the valuation conclusion herein, the resulting offering value and the $10.00 per share offering price, the indicated exchange ratio at the midpoint is 0.3313 shares of the Company for every one public share held by public shareholders. Furthermore, based on the offering range of value, the indicated exchange ratio is 0.2816 at the minimum, 0.3809 at the maximum and 0.4381 at the super maximum. RP Financial expresses no opinion on the proposed exchange of newly issued Company shares for the shares held by the public shareholders or on the proposed exchange ratio.

EXHIBITS

RP® Financial, LC.

LIST OF EXHIBITS

Exhibit
Number	Description

I-1	Map of Office Location

I-2	Audited Financial Statements

I-3	Key Operating Ratios

I-4	Investment Securities

I-5	Yields and Costs

I-6	Allowance for Credit Losses Activity

I-7	Fixed Rate and Adjustable Rate Loans

I-8	Interest Rate Risk Analysis

I-9	Loan Portfolio Composition

I-10	Contractual Maturity By Loan Type

I-11	Non-Performing Assets

I-12	Deposit Composition

I-13	Un-insured CDs >$250,000 in balance by Maturity

II-1	Description of Office Properties

II-2	Historical Interest Rates

II-3	Market Area Demographic/Economic Information

LIST OF EXHIBITS (continued)

Exhibit
Number	Description

III-1	General Characteristics of Publicly-Traded Institutions

III-2	Publicly Market Pricing of Thrift Institutions

III-3	Peer Group Market Area Comparative Analysis

IV-1	Thrift Stock Prices: As of August 4, 2026

IV-2	Historical Stock Price Indices

IV-3	Thrift Stock Indices

IV-4	Illinois Thrift and Bank Acquisition Activity

IV-5	Director and Senior Management Summary Resumes

IV-6	Pro Forma Regulatory Capital Ratios

IV-7	Pro Forma Analysis Sheet

IV-8	Pro Forma Effect of Conversion Proceeds

IV-9	Calculation of Minority Ownership Dilution in a Second-Step Offering

V-1	Firm Qualifications Statement

EXHIBIT I-1

Mutual Federal Bancorp, Inc.

Map of Office Locations

(MFDB) Mutual Federal Bancorp Inc.
US Branches: Current
1 km
3000 ft
N

EXHIBIT I-2

Mutual Federal Bancorp, Inc.

Audited Financial Statements

(Incorporated by Reference)

EXHIBIT I-3

Mutual Federal Bancorp, Inc.

Key Operating Ratios

	6 Mths June 30		Years Ended 12/31
	2026	2025	2025	2024
Performance Ratios:
Return (loss) on average assets	(0.04)%	0.52%	0.35%	(0.35)%
Return (loss) on average equity	(0.22)%	3.16%	2.07%	(2.01)%
Interest rate spread(2)	3.16%	3.18%	3.11%	2.84%
Net interest margin(3)	3.62%	3.62%	3.58%	3.33%
Non-interest expenses to average assets	3.66%	3.13%	3.26%	3.70%
Efficiency ratio(4)	101.02%	85.71%	90.32%	110.30%
Average interest-earning assets to average interest-bearing liabilities	126.8%	123.9%	126.3%	126.7%
Capital Ratios(5):
Average equity to average assets	16.92%	16.52%	16.85%	17.26%
Tier 1 capital to average assets	16.34%	15.61%	16.85%	17.26%
Common Tier 1 (CET1)	24.54%	23.33%	23.19%	23.16%
Tier 1 (core) capital to risk-weighted assets	24.54%	23.33%	23.19%	23.16%
Total capital to risk-weighted assets	25.80%	24.59%	24.45%	24.42%
Asset Quality Ratios:
Allowance for credit losses as a percentage of total loans	1.53%	1.55%	1.48%	1.55%
Allowance for credit losses as a percentage of non- performing loans	137.53%	64.76%	106.33%	62.91%
Net (charge-offs) recoveries to average outstanding loans during the period	0.00%	0.00%	(0.05)%	0.02%
Non-performing loans as a percentage of total loans	1.11%	2.40%	1.39%	2.46%
Non-performing loans as a percentage of total assets	0.96%	2.09%	1.23%	2.16%
Total non-performing assets as a percentage of total assets	0.96%	2.09%	1.23%	2.16%
Other:
Number of offices	1	1	1	1
Number of full-time equivalent employees	13	13	13	13.5

(1)	Annualized where appropriate.

(2)	Represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.

(3)	Represents net interest income as a percentage of average interest-earning assets.

(4)	Represents non-interest expenses divided by the sum of net interest income and non-interest income.

(5)	Capital ratios are for Mutual Federal Bank only.

Source: MFB Bancorp’s Preliminary Offering Prospectus

EXHIBIT I-4

Mutual Federal Bancorp, Inc.

Investment Securities

Our current investment policy authorizes us to invest in debt securities issued by the U.S. government and its agencies or government sponsored enterprises. The policy also permits investments in mortgage- backed securities, including pass-through securities, issued and guaranteed by Fannie Mae, Freddie Mac and Ginnie Mae, as well as investments in federal funds and deposits in other insured institutions. In addition, management is authorized to invest in investment grade state and municipal obligations and corporate debt obligations within regulatory parameters. We do not engage in any investment hedging activities or trading activities, nor do we purchase any high-risk mortgage derivative products, corporate junk bonds, and certain types of structured notes.

Debt and equity securities investment accounting guidance requires that, at the time of purchase, we designate a security as held to maturity, available for sale, or trading, depending on our ability and intent. At June 30, 2026 we did not hold any investment securities.

Source: MFB Bancorp’s Preliminary Offering Prospectus

EXHIBIT I-5

Mutual Federal Bancorp, Inc.

Yields and Costs

	For the Six Months Ended June 30,
	2026			2025
	Average			Average
	Outstanding		Average	Outstanding		Average
	Balance	Interest	Yield/Rate(1)	Balance	Interest	Yield/Rate(1)
Interest-earning assets:
Cash and cash equivalents	$9,905	$158	3.19%	$9,451	$180	3.80%
Available-for-sale securities	--	--	--	5	--	0.00%
Loans	84,812	2,353	5.55%	86,245	2,441	5.66%
Other	1,357	48	7.09%	1,357	48	7.01%
Total interest-earning assets	96,074	2,559	5.33%	97,058	2,669	5.50%
Non-interest-earning assets	1,085			861
Total assets	$97,159			$97,919

Interest-bearing liabilities:
NOW and money market deposits	$4,610	15	0.66%	$6,360	16	0.49%
Savings deposits	26,457	33	0.25%	28,050	34	0.25%
Certificates of deposit	27,051	407	3.01%	25,462	442	3.47%
Total interest-bearing deposits	58,118	455	1.57%	59,872	492	1.64%
FHLB advances	17,648	367	4.16%	18,464	418	4.53%
Total interest-bearing liabilities	75,766	822	2.17%	78,336	910	2.32%
Non-interest-bearing deposits	3,201			2,866
Other non-interest-bearing liabilities	1,757			541
Total liabilities	80,724			81,743
Total stockholders’ equity	16,435			16,176
Total liabilities and stockholders’ equity	$97,159			$97,919
Net interest income		$1,737			$1,759
Net interest rate spread(2)			3.16%			3.18%
Net interest-earning assets(3)	$20,308			$18,722
Net interest margin(4)			3.62%			3.62%
Average interest-earning assets to average interest-bearing liabilities	126.8%			123.9%

(1)	Annualized.

(2)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.

(3)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.

(4)	Net interest margin represents net interest income divided by average total interest-earning assets.

EXHIBIT I-5 (Continued)

Mutual Federal Bancorp, Inc.

Yields and Costs

	For the Year Ended December 31,
	2025			2024
	Average			Average
	Outstanding		Average	Outstanding		Average
	Balance	Interest	Yield/Rate(1)	Balance	Interest	Yield/Rate(1)
Interest-earning assets:
Cash and cash equivalents	$9,247	$341	3.69%	$10,052	$454	4.52%
Available-for-sale securities	3	--	0.00%	17	--	0.00%
Loans	85,268	4,732	5.55%	82,662	4,307	5.21%
Other	1,357	98	7.22%	1,357	96	7.07%
Total interest-earning assets	95,875	5,171	5.40%	94,088	4,857	5.16%
Non-interest-earning assets	888			1,053
Total assets	$96,763			$95,141

Interest-bearing liabilities:
NOW and money market deposits	$5,180	32	0.61%	$8,165	174	2.13%
Savings deposits	27,838	69	0.25%	28,495	70	0.25%
Certificates of deposit	25,449	856	3.36%	25,504	918	3.60%
Total interest-bearing deposits	58,467	957	1.64%	62,164	1,162	1.87%
FHLB advances	17,431	779	4.47%	12,085	560	4.63%
Total interest-bearing liabilities	75,898	1,736	2.29%	74,249	1,722	2.32%
Non-interest-bearing deposits	4,065			3,976
Other non-interest-bearing liabilities	500			495
Total liabilities	80,463			78,720
Total stockholders’ equity	16,300			16,421
Total liabilities and stockholders’ equity	$96,763			$95,141
Net interest income		$3,435			$3,135
Net interest rate spread(2)			3.11%			2.84%
Net interest-earning assets(3)	$19,977			$19,839
Net interest margin(4)			3.58%			3.33%
Average interest-earning assets to average interest-bearing liabilities	126.3%			126.7%

(1)	Annualized.
(2)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(3)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(4)	Net interest margin represents net interest income divided by average total interest-earning assets.

Source: MFB Bancorp’s Preliminary Offering Prospectus

EXHIBIT I-6

Mutual Federal Bancorp, Inc.

Loan Loss Allowance Activity

	At or For the Six Months Ended June 30,		At or For the Year Ended December 31,
	2026	2025	2025	2024
	(Dollars in thousands)
Balance at beginning of period	$1,276	$1,318	$1,318	$1,307

Provision for (recovery of) credit losses	0	0	0	0
Charge-offs	0	0	42	1
Recoveries	0	0	0	12
Allowance for credit losses at end of period	1,276	1,318	1,276	1,318
Allowance to non-accrual loans	137.5%	64.8%	106.3%	62.9%
Allowance to total loans outstanding at end of the period	1.53%	1.55%	1.48%	1.55%
Net (charge-offs recoveries to average loans Outstanding during the period	—	—	(0.05)%	0.02%

Source: MFB Bancorp’s Preliminary Offering Prospectus

EXHIBIT I-7

Mutual Federal Bancorp, Inc.

Fixed Rate and Adjustable Rate Loans

	Due After December 31, 2026
	Fixed	Adjustable	Total
	(In thousands)
Real estate loans:
One-to-four-family residential	$9,394	$55,694	$65,088
Multifamily	12,222	0	12,222
Commercial real estate	3,061	1,109	4,170
Total	$24,677	$56,803	$81,480

Source: MFB Bancorp’s Preliminary Offering Prospectus

EXHIBIT I-8

Mutual Federal Bancorp, Inc.

Interest Rate Risk Analysis

		Estimated Increase		EVE as a Percentage of Present Value of Assets (3)
Change in	Estimated	(Decrease) in EVE		EVE	Increase
Interest Rates (1)	EVE(2)	Amount	Percent	Ratio (4)	(Decrease)
(Dollars in thousands)
+200 basis points	$18,271	$(425)	(2.27)%	20.01%	0.19
+100 basis points	18,571	(125)	(0.67)%	20.01%	0.19
—	18,696	—	—	19.82%	—
-100 basis points	18,759	63	0.34%	19.57%	(0.25)
-200 basis points	18,701	5	0.03%	19.21%	(0.61)

(1)	Assumes an immediate uniform change in interest rates at all maturities.
(2)	EVE is the discounted present value of expected cashflows from assets, liabilities and off-balance sheet contracts.
(3)	Present value of assets represents the discounted present value of incoming cash flows on interest-earning assets.
(4)	EVE Ratio represents EVE divided by the fair value of assets.

Source: MFB Bancorp’s Preliminary Offering Prospectus

EXHIBIT I-9

Mutual Federal Bancorp, Inc.

Loan Portfolio Composition

			At December 31,
	At June 30, 2026		2025		2024
	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Real estate:
One-to-four-family residential	$65,302	78.1%	$70,692	82.0%	$72,581	85.2%
Multifamily	14,141	16.9	12,959	15.0	9,650	11.3
Commercial real estate	4,170	5.0	2,550	3.0	2,978	3.5
Total loans receivable	83,613	100.0%	86,201	100.0%	85,209	100.0%

Deferred loan costs	134		98		(101)
Allowance for credit losses	(1,276)		(1,276)		(1,318)

Total loans, net	$82,471		$85,023		$83,790

Source: MFB Bancorp’s Preliminary Offering Prospectus

EXHIBIT I-10

Mutual Federal Bancorp, Inc.

Contractual Maturity By Loan Type

	One- to four- family residential	Multifamily	Commercial real estate	Total
Amounts due in:
One year or less	$1,837	$4,005	$861	$6,703
After one through five years	1,692	9,033	2,200	12,925
After five through 15 years	2,582	1,103	1,109	4,794
More than 15 years	59,191	--	--	59,191

Total	$65,302	$14,141	$4,170	$83,613

Source: MFB Bancorp’s Preliminary Offering Prospectus

EXHIBIT I-11

Mutual Federal Bancorp, Inc.

Non-Performing Assets

	At June 30,	At December 31,
	2026	2025	2024
	(Dollars in thousands)
Non-accrual loans:
Real estate loans:
One-to-four-family	$928	$1,140	$2,027
Multifamily	—	60	68
Commercial real estate	—	—	—
Total non-accrual loans	928	1,200	2,095

Accruing loans 90 days or more past due	---	---	---
Real estate owned	—	—	—

Total non-performing assets	$928	$1,200	$2,095

Ratios:
Total non-performing assets to total loans	1.11%	1.39%	2.46%
Total non-performing loans to total assets	1.11%	1.39%	2.46%
Total non-performing assets to total assets	0.96%	1.23%	2.16%

Source: MFB Bancorp’s Preliminary Offering Prospectus.

EXHIBIT I-12

Mutual Federal Bancorp, Inc.

Deposit Composition

			At December 31,
	At June 30, 2026		2025		2024
	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Interest bearing deposits	$1,223	2.0%	$1,039	1.7%	$992	1.6%
Savings	26,027	42.1	26,653	43.5	27,907	45.5
Money market deposit accounts	4,640	7.5	3,944	6.3	4,091	6.7
Certificates of Deposit	27,358	44.2	26,912	43.9	25,356	41.3
Non-interest bearing deposits	2,634	4.2	2,747	4.5	2,979	4.9

Total loans, net	$61,882	100.0%	$61,295	100.0%	$61,325	100.0%

Source: MFB Bancorp’s Preliminary Offering Prospectus

EXHIBIT I-13

Mutual Federal Bancorp, Inc.

Un-insured CDs >$250,000 in balance by Maturity

At June 30, 2026
(In thousands)
Three months or less	$1,023
Over three months through six months	4,222
Over six months through twelve months	1,377
Over twelve months	0

Total	$6,622

Source: MFB Bancorp’s Preliminary Offering Prospectus

EXHIBIT II-1

Mutual Federal Bancorp, Inc.

Description of Office Facilities

Properties

Location(1)	Leased/ Owned	Year Acquired or Leased	Net Book Value of Real Property
2212 West Cermak Road Chicago, IL 60608	Owned	1964	$ 817,000

(1) Includes adjacent drive-up facility as part of our office acquired and constructed in 2009.

Source: MFB Bancorp’s Preliminary Offering Prospectus

EXHIBIT II-2

Mutual Federal Bancorp, Inc.

Historical Interest Rates

Exhibit II-2

Mutual Federal Bancorp, Inc.

Historical Interest Rates(1)

		Prime	90 Day	One Year	10 Year
Year/Qtr. Ended		Rate	T-Note	T-Note	T-Note
2019:	Quarter 1	5.50%	2.40%	2.40%	2.41%
	Quarter 2	5.00%	2.12%	1.92%	2.00%
	Quarter 3	4.75%	1.88%	1.75%	1.68%
	Quarter 4	4.75%	1.55%	1.59%	1.92%

2020:	Quarter 1	3.25%	0.11%	0.17%	0.70%
	Quarter 2	3.25%	0.16%	0.16%	0.66%
	Quarter 3	3.25%	0.10%	0.12%	0.69%
	Quarter 4	3.25%	0.09%	0.10%	0.93%

2021:	Quarter 1	3.25%	0.03%	0.07%	1.74%
	Quarter 2	3.25%	0.05%	0.08%	1.44%
	Quarter 3	3.25%	0.04%	0.09%	1.52%
	Quarter 4	3.25%	0.06%	0.39%	1.52%

2022:	Quarter 1	3.50%	0.52%	1.63%	2.32%
	Quarter 2	4.75%	1.72%	2.80%	2.98%
	Quarter 3	6.25%	3.33%	4.05%	3.83%
	Quarter 4	7.50%	4.42%	4.73%	3.88%

2023:	Quarter 1	8.00%	4.78%	4.69%	3.48%
	Quarter 2	8.25%	5.32%	5.40%	3.81%
	Quarter 3	8.50%	5.45%	5.45%	4.59%
	Quarter 4	8.50%	5.34%	4.78%	3.88%

2024:	Quarter 1	8.50%	5.35%	5.02%	4.20%
	Quarter 2	8.50%	5.36%	5.09%	4.36%
	Quarter 3	8.00%	4.62%	3.97%	3.81%
	Quarter 4	7.50%	4.37%	4.16%	4.58%

2025:	Quarter 1	7.50%	4.32%	4.03%	4.23%
	Quarter 2	7.50%	4.41%	3.96%	4.24%
	Quarter 3	7.25%	4.02%	3.68%	4.16%
	Quarter 4	6.75%	3.67%	3.48%	4.18%

2026	Quarter 1	6.75%	3.70%	3.68%	4.30%
	Quarter 2	6.75%	3.87%	3.98%	4.44%
As of August 4, 2026		6.75%	3.89%	4.04%	4.63%

(1)   End of period data.

Source:  S&P Capital IQ.

EXHIBIT II-3

Mutual Federal Bancorp, Inc.

Market Area Demographic/Economic Information

Demographic Detail: US

	Base 2020	Current 2026	Projected 2031	% Change 2020-2026	% Change 2026-2031
Total Population (actual)	331,449,281	342,965,686	351,802,157	3.47	2.58
0-14 Age Group (%)	18.15	17.27	16.40	(1.56)	(2.60)
15-34 Age Group (%)	26.86	26.26	25.52	1.15	(0.30)
35-54 Age Group (%)	25.06	25.41	25.57	4.94	3.20
55-69 Age Group (%)	18.61	18.04	17.46	0.30	(0.75)
70+ Age Group (%)	10.44	13.02	15.06	29.06	18.63
Median Age (actual)	38.9	39.9	41.1	2.57	3.01

Female Population (actual)	168,763,470	173,344,837	177,947,617	2.71	2.66
Male Population (actual)	162,685,811	169,620,849	173,854,540	4.26	2.50

Population Density (#/ sq miles)	93.81	97.07	99.57	3.47	2.58

Black (%)	12.40	12.54	12.73	4.65	4.10
Asian (%)	6.00	6.55	7.06	12.89	10.60
White (%)	61.63	59.20	56.95	(0.61)	(1.32)
Hispanic (%)	18.73	20.40	21.89	12.69	10.08
Pacific Islander (%)	0.21	0.22	0.24	11.03	9.01
American Indian/Alaska Native (%)	1.12	1.15	1.17	5.63	4.47
Multiple races (%)	10.21	11.31	12.27	14.59	11.29
Other (%)	8.42	9.03	9.59	10.94	8.89

Total Households (actual)	126,817,580	131,761,051	135,556,487	3.90	2.88
< $25K Households (%)	NA	13.62	12.14	NA	(8.28)
$25-49K Households (%)	NA	15.76	13.99	NA	(8.64)
$50-99K Households (%)	NA	27.10	25.43	NA	(3.48)
$100-$199K Households (%)	NA	27.83	28.87	NA	6.73
$200K+ Households (%)	NA	15.69	19.56	NA	28.30

Average Household Income ($)	NA	124,101	138,445	NA	11.56
Median Household Income ($)	NA	86,867	96,684	NA	11.30
Per Capita Income ($)	NA	48,879	54,670	NA	11.85

Total Owner Occupied Housing Units (actual)	80,051,358	83,420,893	85,873,337	4.21	2.94
Renter Occupied Housing Units (actual)	46,766,222	48,340,158	49,683,150	3.37	2.78
Vacant Occupied Housing Units (actual)	13,681,156	14,457,015	15,282,372	5.67	5.71

Source: Claritas

Demographic data is provided by Claritas based primarily on US Census data. For non-census year data, Claritas uses samples and projections to estimate the demographic data. S&P Global Market Intelligence performs calculations on the underlying data provided by Claritas for some of the data presented on this page.

% Change values are calculated using the underlying actual data.

Demographic Detail: Illinois

	Base 2020	Current 2026	Projected 2031	% Change 2020-2026	% Change 2026-2031
Total Population (actual)	12,812,508	12,715,327	12,714,287	(0.76)	(0.01)
0-14 Age Group (%)	17.96	16.91	15.90	(6.56)	(5.98)
15-34 Age Group (%)	26.87	26.22	25.55	(3.13)	(2.56)
35-54 Age Group (%)	25.61	25.76	25.91	(0.18)	0.57
55-69 Age Group (%)	18.61	18.19	17.65	(3.01)	(2.95)
70+ Age Group (%)	10.24	12.91	14.98	25.14	15.99
Median Age (actual)	39.0	40.1	41.4	2.82	3.24

Female Population (actual)	6,529,378	6,433,352	6,435,730	(1.47)	0.04
Male Population (actual)	6,283,130	6,281,975	6,278,557	(0.02)	(0.05)

Population Density (#/ sq miles)	230.80	229.05	229.03	(0.76)	(0.01)

Black (%)	14.11	14.04	14.01	(1.30)	(0.20)
Asian (%)	5.89	6.43	6.90	8.25	7.42
White (%)	61.41	59.15	57.10	(4.42)	(3.47)
Hispanic (%)	18.24	19.92	21.42	8.38	7.49
Pacific Islander (%)	0.04	0.04	0.04	9.98	8.55
American Indian/Alaska Native (%)	0.75	0.81	0.86	6.78	6.29
Multiple races (%)	8.94	9.96	10.85	10.59	8.96
Other (%)	8.86	9.58	10.23	7.35	6.75

Total Households (actual)	4,998,395	5,012,977	5,043,793	0.29	0.61
< $25K Households (%)	NA	13.60	12.23	NA	(9.54)
$25-49K Households (%)	NA	15.04	13.29	NA	(11.12)
$50-99K Households (%)	NA	26.41	24.68	NA	(5.97)
$100-$199K Households (%)	NA	28.69	29.40	NA	3.10
$200K+ Households (%)	NA	16.26	20.41	NA	26.28

Average Household Income ($)	NA	126,024	141,084	NA	11.95
Median Household Income ($)	NA	89,567	99,569	NA	11.17
Per Capita Income ($)	NA	50,860	57,309	NA	12.68

Total Owner Occupied Housing Units (actual)	3,230,587	3,237,859	3,254,263	0.23	0.51
Renter Occupied Housing Units (actual)	1,767,808	1,775,118	1,789,530	0.41	0.81
Vacant Occupied Housing Units (actual)	428,034	463,314	513,836	8.24	10.90

Source: Claritas

Demographic data is provided by Claritas based primarily on US Census data. For non-census year data, Claritas uses samples and projections to estimate the demographic data. S&P Global Market Intelligence performs calculations on the underlying data provided by Claritas for some of the data presented on this page.

% Change values are calculated using the underlying actual data.

Demographic Detail: Cook, IL

	Base 2020	Current 2026	Projected 2031	% Change 2020-2026	% Change 2026-2031
Total Population (actual)	5,275,541	5,186,628	5,171,064	(1.69)	(0.30)
0-14 Age Group (%)	17.18	16.38	15.47	(6.26)	(5.86)
15-34 Age Group (%)	29.23	27.01	24.99	(9.15)	(7.75)
35-54 Age Group (%)	26.15	26.96	28.20	1.33	4.30
55-69 Age Group (%)	17.39	17.47	17.27	(1.24)	(1.41)
70+ Age Group (%)	9.43	12.18	14.07	26.96	15.13
Median Age (actual)	37.6	39.6	41.3	5.32	4.29

Female Population (actual)	2,719,920	2,655,693	2,646,904	(2.36)	(0.33)
Male Population (actual)	2,555,621	2,530,935	2,524,160	(0.97)	(0.27)

Population Density (#/ sq miles)	5,583.01	5,488.92	5,472.45	(1.69)	(0.30)

Black (%)	22.86	22.08	21.40	(5.05)	(3.37)
Asian (%)	7.83	8.29	8.68	4.02	4.46
White (%)	44.47	43.08	41.86	(4.76)	(3.10)
Hispanic (%)	26.21	27.83	29.24	4.38	4.74
Pacific Islander (%)	0.04	0.03	0.03	(7.35)	(5.67)
American Indian/Alaska Native (%)	1.08	1.14	1.18	3.50	4.06
Multiple races (%)	10.36	11.23	11.99	6.61	6.44
Other (%)	13.37	14.16	14.85	4.13	4.54

Total Households (actual)	2,086,940	2,080,897	2,093,613	(0.29)	0.61
< $25K Households (%)	NA	14.83	13.24	NA	(10.17)
$25-49K Households (%)	NA	14.65	12.74	NA	(12.51)
$50-99K Households (%)	NA	25.17	23.33	NA	(6.74)
$100-$199K Households (%)	NA	27.64	28.52	NA	3.81
$200K+ Households (%)	NA	17.70	22.17	NA	25.96

Average Household Income ($)	NA	130,186	147,099	NA	12.99
Median Household Income ($)	NA	89,976	101,794	NA	13.13
Per Capita Income ($)	NA	53,173	60,634	NA	14.03

Total Owner Occupied Housing Units (actual)	1,133,081	1,123,874	1,126,746	(0.81)	0.26
Renter Occupied Housing Units (actual)	953,859	957,023	966,867	0.33	1.03
Vacant Occupied Housing Units (actual)	178,026	195,361	224,026	9.74	14.67

Source: Claritas

Demographic data is provided by Claritas based primarily on US Census data. For non-census year data, Claritas uses samples and projections to estimate the demographic data. S&P Global Market Intelligence performs calculations on the underlying data provided by Claritas for some of the data presented on this page.

% Change values are calculated using the underlying actual data.

EXHIBIT III-1

Mutual Federal Bancorp, Inc.

General Characteristics of Publicly-Traded Institutions

Exhibit III-1

General Characteristics

As of June 30, 2026 or the Most Recent Date Available

											As of
											August 4, 2026
						Total			Fiscal	Conv.	Stock	Market
Ticker	Financial Institution	Exchange	Region	City	State	Assets		Offices	Mth End	Date	Price	Value
						($Mil)					($)	($Mil)
AVBC	Avidia Bancorp, Inc.	NYSE	NE	Hudson	MA	$2,780		10	Dec	7/31/25	$21.23	$394
AX	Axos Financial, Inc.	NYSE	WE	Las Vegas	NV	$29,962		2	Jun	3/14/05	$105.10	$5,963
BYFC	Broadway Financial Corporation	NASDAQCM	WE	Los Angeles	CA	$1,564		4	Dec	1/8/96	$10.78	$67
BVFL	BV Financial, Inc.	NASDAQCM	MA	Baltimore	MD	$878		12	Dec	1/12/05	$21.55	$174
CFFN	Capitol Federal Financial, Inc.	NASDAQGS	MW	Topeka	KS	$9,662		45	Sep	3/31/99	$9.19	$1,141
CLST	Catalyst Bancorp, Inc.	NASDAQCM	SW	Opelousas	LA	$290		10	Dec	10/12/21	$16.76	$68
CPBI	Central Plains Bancshares, Inc.	NASDAQCM	MW	Grand Island	NE	$559	(1)	9	Mar	10/19/23	$20.73	$81
ECBK	ECB Bancorp, Inc.	NASDAQCM	NE	Everett	MA	$1,672		3	Dec	7/27/22	$20.61	$180
FBLA	FB Bancorp, Inc.	NASDAQCM	SW	New Orleans	LA	$1,226		20	Dec	10/22/24	$15.86	$233
FDSB	Fifth District Bancorp, Inc.	NASDAQCM	SW	New Orleans	LA	$536	(1)	7	Dec	7/31/24	$17.77	$94
FNWB	First Northwest Bancorp	NASDAQGM	WE	Port Angeles	WA	$2,125		14	Dec	1/29/15	$11.29	$100
FLG	Flagstar Bank, National Association	NYSE	MA	Hicksville	NY	$87,714		343	Dec	11/23/93	$14.26	$5,947
FSBW	FS Bancorp, Inc.	NASDAQCM	WE	Mountlake Terrace	WA	$3,179		37	Dec	7/9/12	$42.99	$315
HIFS	Hingham Institution for Savings	NASDAQGM	NE	Hingham	MA	$4,557		9	Dec	12/13/88	$303.93	$668
HFBL	Home Federal Bancorp, Inc. of Louisiana	NASDAQCM	SW	Shreveport	LA	$643		11	Jun	1/18/05	$23.00	$68
HYNE	Hoyne Bancorp, Inc.	NASDAQCM	MW	Oak Park	IL	$477	(1)	7	Dec	12/3/25	$16.31	$132
KRNY	Kearny Financial Corp.	NASDAQGS	MA	Fairfield	NJ	$7,682		41	Jun	2/23/05	$9.74	$613
LSBK	Lake Shore Bancorp, Inc.	NASDAQGM	MA	Dunkirk	NY	$737		11	Dec	4/3/06	$17.17	$127
MGYR	Magyar Bancorp, Inc.	NASDAQGM	MA	New Brunswick	NJ	$1,049		7	Sep	1/23/06	$19.06	$123
NECB	Northeast Community Bancorp, Inc.	NASDAQCM	MA	White Plains	NY	$2,115		12	Dec	7/5/06	$27.01	$335
PROV	Provident Financial Holdings, Inc.	NASDAQGS	WE	Riverside	CA	$1,208		14	Jun	6/27/96	$17.94	$112
PFS	Provident Financial Services, Inc.	NYSE	MA	Jersey City	NJ	$25,663		138	Dec	1/15/03	$25.28	$3,297
RBKB	Rhinebeck Bancorp, Inc.	NASDAQCM	MA	Poughkeepsie	NY	$1,470		17	Dec	1/16/19	$11.98	$187
RVSB	Riverview Bancorp, Inc.	NASDAQGS	WE	Vancouver	WA	$1,471		17	Mar	10/26/93	$5.47	$110
SRBK	SR Bancorp, Inc.	NASDAQCM	MA	Bound Brook	NJ	$1,189		14	Jun	9/19/23	$19.69	$152
TCBS	Texas Community Bancshares, Inc.	NASDAQCM	SW	Mineola	TX	$430	(1)	7	Dec	7/14/21	$17.40	$47
TSBK	Timberland Bancorp, Inc.	NASDAQGM	WE	Hoquiam	WA	$2,061		24	Sep	1/12/98	$45.07	$350
TFIN	Triumph Financial, Inc.	NYSE	SW	Dallas	TX	$7,404		62	Dec	11/6/14	$79.83	$1,908
TRST	TrustCo Bank Corp NY	NASDAQGS	MA	Glenville	NY	$6,525		133	Dec	NA	$57.74	$983
WSBF	Waterstone Financial, Inc.	NASDAQGS	MW	Wauwatosa	WI	$2,253		16	Dec	10/4/05	$20.96	$377
WNEB	Western New England Bancorp, Inc.	NASDAQGS	NE	Westfield	MA	$2,732		27	Dec	12/27/01	$13.55	$270
WSFS	WSFS Financial Corporation	NASDAQGS	MA	Wilmington	DE	$22,654		94	Dec	11/26/86	$81.94	$4,211
BSBK	Bogota Financial Corp.	NASDAQCM	MA	Teaneck	NJ	$875		10	Dec	1/15/20	$9.00	$112
CLBK	Columbia Financial, Inc.	NASDAQGS	MA	Fair Lawn	NJ	$12,173		107	Dec	4/19/18	$10.74	$2,895
GCBC	Greene County Bancorp, Inc.	NASDAQCM	MA	Catskill	NY	$3,183		22	Jun	12/30/98	$34.63	$590
KFFB	Kentucky First Federal Bancorp	NASDAQGM	MW	Hazard	KY	$375	(1)	7	Jun	3/2/05	$5.45	$44
PBFS	Pioneer Bancorp, Inc.	NASDAQCM	MA	Albany	NY	$2,364		22	Dec	7/17/19	$17.17	$419
TFSL	TFS Financial Corporation	NASDAQGS	MW	Cleveland	OH	$18,075		35	Sep	4/20/07	$18.61	$5,189
WSBK	Winchester Bancorp, Inc.	NASDAQCM	NE	Winchester	MA	$1,096		5	Jun	4/30/25	$12.99	$121
FSEA	First Seacoast Bancorp, Inc.	NASDAQCM	NE	Dover	NH	$589	(1)	5	Dec	7/16/19	$17.01	$74
NSTS	NSTS Bancorp, Inc.	NASDAQCM	MW	Waukegan	IL	$270	(1)	3	Dec	1/18/22	$13.80	$68

Source:  SNL Financial, LC.

EXHIBIT III-2

Mutual Federal Bancorp, Inc.

Publicly Market Pricing of Thrift Institutions

Market Per Share Data Capitalization Core Book Dividends(4) Financial Characteristics(6) Price/ Market 12 Month Value/ Pricing Ratios(3) Amount/ Payout Total Equity/ Tang. Eq./ NPAs/ Reported Core Share(1) Value EPS(2) Share P/E P/B P/A P/TB P/Core Share Yield Ratio(5) Assets Assets T. Assets Assets ROAA ROAE ROAA ROAE ($) ($Mil) ($) ($) (x) (%) (%) (%) (x) ($) (%) (%) ($Mil) (%) (%) (%) (%) (%) (%) (%) Comparable Group Averages $35.66 $901.82 $2.44 $29.57 14.91x 106.45% 14.41% 119.69% 14.92x $0.60 2.01% 39.67% $7,327 14.28% 14.02% 0.70% 0.77% 6.17% 0.81% 6.39% Medians $19.38 $210.38 $1.23 $20.02 14.16x 98.91% 13.90% 100.22% 14.26x $0.40 2.10% 33.33% $1,866 12.02% 10.95% 0.43% 0.77% 6.42% 0.76% 6.58% Comparable Group AVBC Avidia Bancorp, Inc. MA $21.23 $394.25 $1.49 $19.40 22.35x 109.42% 15.33% 112.87% 14.26x $0.24 1.13% 16.84% $2,780 14.01% 13.64% 0.61% 0.63% 4.81% 0.98% 7.49% AX Axos Financial, Inc. NV $105.10 $5,962.75 $8.65 $55.81 12.39x 188.31% 19.90% 204.41% 12.15x NA NA NA $29,962 10.57% 9.82% NA 1.76% 16.32% 1.80% 16.66% BYFC Broadway Financial Corporation CA $10.78 $99.97 ($0.52) $12.11 NM 89.02% 7.07% 90.07% NM $0.00 0.00% NA $1,564 16.79% 16.72% NA -1.49% -7.63% -0.11% -0.57% BVFL BV Financial, Inc. MD $21.55 $174.22 $1.76 $21.50 14.18x 100.22% 20.91% 109.15% 12.25x $0.13 0.00% NA $878 20.87% 19.49% NA 1.44% 7.05% 1.66% 8.14% CFFN Capitol Federal Financial, Inc. KS $9.19 $1,140.55 NA $8.11 14.14x 113.25% 11.97% 115.46% NM $0.34 3.70% 58.46% $9,662 10.57% NA 0.53% 0.85% 7.95% NA NA CLST Catalyst Bancorp, Inc. LA $16.76 $67.61 $0.59 $20.46 30.47x 81.92% 23.31% 81.92% 28.47x NA NA NA $290 28.46% 28.46% 0.75% 0.71% 2.48% 0.76% 2.65% CPBI Central Plains Bancshares, Inc. (7) NE $20.73 $80.75 $1.05 $21.21 19.74x 97.75% 15.57% NA 19.74x NA NA NA $559 15.93% NA 0.31% 0.78% 5.46% 0.78% 5.46% ECBK ECB Bancorp, Inc. MA $20.61 $180.28 $1.37 $20.56 15.04x 100.22% 10.79% 100.22% 15.04x NA NA NA $1,672 10.76% 10.76% NA 0.72% 6.58% 0.72% 6.58% FBLA FB Bancorp, Inc. LA $15.86 $233.42 $0.13 $17.66 NM 89.79% 20.79% 89.79% NM NA NA NA $1,226 23.16% 23.16% 1.38% -0.02% -0.09% 0.19% 0.78% FDSB Fifth District Bancorp, Inc. (7) LA $17.77 $93.56 $0.34 $24.45 20.43x 72.69% 17.55% 72.69% NM NA NA NA $536 24.14% 24.14% 0.02% 0.82% 3.38% 0.31% 1.27% FNWB First Northwest Bancorp WA $11.29 $100.32 $0.19 $16.66 NM 67.78% 5.05% 68.24% NM $0.00 0.00% NA $2,125 7.45% 7.40% 1.05% 0.07% 0.96% 0.08% 1.06% FLG Flagstar Bank, National Association NY $14.26 $5,946.69 $0.35 $18.31 NM 77.87% 6.82% 81.42% NM $0.04 0.28% 133.33% $87,714 9.28% 8.93% 3.21% 0.05% 0.59% 0.20% 2.23% FSBW FS Bancorp, Inc. WA $42.99 $314.72 $4.62 $42.96 9.91x 100.06% 10.04% 104.19% 9.30x $1.16 2.70% 26.50% $3,179 10.03% 9.67% NA 1.05% 10.67% 1.11% 11.35% HIFS Hingham Institution for Savings MA $303.93 $668.11 $18.26 $230.83 10.12x 131.67% 14.66% 131.67% 16.65x $2.52 0.83% 10.73% $4,557 11.14% 11.14% NA 1.47% 13.83% 0.89% 8.41% HFBL Home Federal Bancorp, Inc. of Louisiana LA $23.00 $67.51 $2.08 $19.31 11.39x 119.09% 10.88% 127.02% 11.05x $0.60 2.61% 27.48% $643 9.13% 8.61% NA 0.99% 10.72% 1.02% 11.05% HYNE Hoyne Bancorp, Inc. (7) IL $16.31 $132.06 NA $19.89 NM 81.98% 27.67% 82.03% NM NA NA NA $477 33.75% 33.74% 0.28% 0.06% 0.24% 0.41% 1.64% KRNY Kearny Financial Corp. NJ $9.74 $612.95 $0.57 $11.84 17.09x 82.25% 8.21% 97.25% 17.16x $0.44 4.52% 77.19% $7,682 9.98% NA 0.70% 0.48% 4.80% 0.48% 4.78% LSBK Lake Shore Bancorp, Inc. NY $17.17 $126.53 NA $18.41 15.19x 93.27% 18.33% 93.27% NM $0.36 2.10% 31.86% $737 19.65% 19.65% NA 1.15% 6.03% NA NA MGYR Magyar Bancorp, Inc. NJ $19.06 $123.18 NA $19.61 10.19x 97.20% 11.74% 99.74% NM $0.40 2.10% 20.32% $1,049 12.08% NA 0.03% 1.13% 9.69% NA NA NECB Northeast Community Bancorp, Inc. NY $27.01 $334.73 $3.12 $26.33 8.66x 102.60% 17.59% 102.60% 8.65x $1.00 3.70% 33.65% $2,115 17.14% 17.14% 0.00% 2.10% 12.00% 2.10% 12.01% PROV Provident Financial Holdings, Inc. CA $17.94 $112.19 NA $20.15 17.42x 89.03% 9.30% 89.03% NM $0.56 3.12% 54.37% $1,208 10.45% 10.45% 0.04% 0.55% 5.17% NA NA PFS Provident Financial Services, Inc. NJ $25.28 $3,297.09 $2.57 $22.29 10.53x 113.42% 12.85% 153.93% 9.83x $0.96 3.80% 40.00% $25,663 11.33% 8.60% 0.54% 1.26% 11.05% 1.26% 11.10% RBKB Rhinebeck Bancorp, Inc. NY $11.98 $187.35 $0.90 $12.49 13.31x 95.95% 9.11% 97.57% 13.27x NA NA NA $1,470 9.50% 9.35% NA 0.76% 7.27% 0.76% 7.29% RVSB Riverview Bancorp, Inc. WA $5.47 $110.28 $0.25 $7.20 NM 75.92% 7.50% 93.36% 22.03x $0.08 1.46% NA $1,471 9.87% 8.18% NA -0.26% -2.42% 0.35% 3.23% SRBK SR Bancorp, Inc. NJ $19.69 $152.21 $0.56 $22.91 NM 85.94% 13.13% 99.98% NM $0.24 1.22% 47.73% $1,189 15.28% 13.43% 0.00% 0.30% 1.75% 0.38% 2.24% TCBS Texas Community Bancshares, Inc. (7) TX $17.40 $46.99 $1.09 $18.80 15.96x 92.57% 11.66% 92.57% 16.04x $0.24 1.38% 21.10% $430 12.60% 12.60% 2.60% 0.70% 6.27% 0.69% 6.24% TSBK Timberland Bancorp, Inc. WA $45.07 $350.18 NA $35.16 11.30x 128.17% 16.99% 135.78% NM $1.20 2.66% 29.07% $2,061 13.26% 12.61% 0.43% 1.56% 11.85% NA NA TFIN Triumph Financial, Inc. TX $79.83 $1,907.50 $1.68 $38.43 NM 207.73% 25.92% 366.80% NM NA NA NA $7,404 13.01% 8.07% 1.28% 0.58% 4.09% 0.65% 4.56% TRST TrustCo Bank Corp NY NY $57.74 $983.20 $3.56 $38.53 16.04x 149.88% 15.07% 150.00% 16.21x $1.52 2.63% 42.22% $6,525 10.05% 10.05% 0.35% 1.01% 9.53% 1.00% 9.44% WSBF Waterstone Financial, Inc. WI $20.96 $376.76 $1.72 $19.53 12.19x 107.30% 16.72% 109.44% 12.19x $0.68 3.24% 37.21% $2,253 15.59% NA NA 1.35% 8.60% 1.35% 8.60% WNEB Western New England Bancorp, Inc. MA $13.55 $269.55 $0.84 $12.39 16.13x 109.40% 9.94% 115.62% 16.23x $0.28 2.07% 33.33% $2,732 9.09% 8.64% 0.28% 0.61% 6.81% 0.61% 6.77% WSFS WSFS Financial Corporation DE $81.94 $4,210.73 $6.29 $52.97 13.70x 154.70% 18.58% 242.42% 13.02x $0.80 0.98% 12.37% $22,654 11.97% NA 0.36% 1.47% 11.76% 1.51% 12.01% MHC BSBK Bogota Financial Corp. NJ $9.00 $111.85 $0.21 $11.12 NM 80.96% 13.14% 81.01% NM NA NA NA $875 16.22% 16.22% NA 0.29% 1.84% 0.29% 1.86% CLBK Columbia Financial, Inc. NJ $10.74 $2,894.88 $0.61 $11.50 18.84x 93.43% 9.18% NA 17.71x $0.20 1.86% 8.77% $12,173 9.83% NA 0.40% 0.53% 5.03% 0.55% 5.24% GCBC Greene County Bancorp, Inc. NY $34.63 $589.59 NA $16.32 14.37x 212.21% 18.52% 212.21% NM $0.44 1.27% 17.01% $3,183 8.73% 8.73% NA 1.34% 15.90% NA NA KFFB Kentucky First Federal Bancorp (7) KY $5.45 $44.07 $0.17 $6.14 32.06x 88.75% 11.77% 88.75% 32.06x $0.20 3.67% 29.41% $375 13.26% 13.26% 0.62% 0.38% 2.88% 0.38% 2.88% PBFS Pioneer Bancorp, Inc. NY $17.17 $419.42 NA NA 24.88x 131.04% NA 136.08% NM NA NA NA $2,364 13.89% NA NA 0.77% 5.24% NA NA TFSL TFS Financial Corporation OH $18.61 $5,188.60 $0.36 NA NM 271.51% NA 272.89% NM $1.13 6.07% 313.89% $18,075 10.83% 10.78% 0.23% 0.58% 5.28% 0.58% 5.28% WSBK Winchester Bancorp, Inc. MA $12.99 $120.75 $0.52 $12.96 26.51x 100.19% 11.02% 100.19% 25.09x NA NA NA $1,096 11.00% 11.00% NA 0.43% 3.74% 0.46% 3.95% Under Acquisition FSEA First Seacoast Bancorp, Inc. (7) NH $17.01 $74.12 ($0.21) $13.34 NM 127.53% 13.56% 127.89% NM NA NA NA $589 10.63% 10.61% 0.07% -0.13% -1.20% -0.12% -1.16% NSTS NSTS Bancorp, Inc. (7) IL $13.80 $67.91 ($0.02) $15.20 NM 90.79% 26.86% 90.79% NM NA NA NA $270 29.59% 29.59% 0.10% -0.04% -0.12% -0.04% -0.12%

EXHIBIT III-3

Mutual Federal Bancorp, Inc.

Peer Group Market Area Comparative Analysis

Exhibit III-4

Peer Group Market Area Comparative Analysis

				Proj.			Per Capita Income		Deposit
		Population		Pop.	2021-2026	2026-2031	2026	% State	Market
Institution	County	2021	2026	2031	% Change	% Change	Amount	Average	Share(1)
BV Financial, Inc.	Baltimore, MD	827,833	851,012	850,535	0.6%	0.0%	51,355	88.5%	0.93%
Catalyst Bancorp, Inc.	Saint Landry, LA	81,534	80,242	78,750	-0.3%	-0.4%	25,651	66.4%	8.81%
FB Bancorp, Inc.	Orleans, LA	392,069	356,562	351,585	-1.9%	-0.3%	47,660	123.4%	2.15%
Fifth District Bancorp, Inc.	Orleans, LA	392,069	356,562	351,585	-1.9%	-0.3%	47,660	123.4%	0.89%
Hoyne Bancorp, Inc.	Cook, IL	5,121,057	5,186,628	5,171,064	0.3%	-0.1%	53,173	104.5%	0.08%
Lake Shore Bancorp, Inc.	Chautauqua, NY	125,566	122,905	120,099	-0.4%	-0.5%	34,535	63.5%	16.78%
Magyar Bancorp, Inc.	Middlesex, NJ	824,980	901,961	933,113	1.8%	0.7%	58,680	98.7%	1.39%
Provident Financial Holdings, Inc.	Riverside, CA	2,488,522	2,540,505	2,600,434	0.4%	0.5%	42,745	79.3%	1.97%
Riverview Bancorp, Inc.	Clark, WA	500,699	535,315	558,208	1.3%	0.8%	52,464	89.1%	9.46%
SR Bancorp, Inc.	Somerset, NJ	328,529	362,139	374,903	2.0%	0.7%	78,048	131.2%	2.10%
Texas Community Bancshares, Inc.	Wood, TX	46,134	50,015	53,878	1.6%	1.5%	40,919	92.2%	19.78%

	Averages:	1,011,727	1,031,259	1,040,378	0.3%	0.2%	48,445	96.4%	5.85%
	Medians:	392,069	362,139	374,903	0.4%	0.0%	47,660	92.2%	2.10%

Mutual Federal Bancorp, Inc.	Cook, IL	5,121,057	5,186,628	5,171,064	0.3%	-0.1%	53,173	104.5%	0.01%

Sources:  S&P Capital IQ. and FDIC.

EXHIBIT IV-1

Mutual Federal Bancorp, Inc.

Thrift Stock Prices: As of August 4, 2026

Market Capitalization Price Change Data Current Per Share Financials Price/ Shares Market 52 Week (1) % Change From LTM LTM Core BV/ TBV/ Assets/ Assets Share(1) Outstanding Capitalization High Low Last Wk Last Wk 52 Wks (2) MRY (2) EPS (3) EPS (3) Share Share (4) Share ($) (000 ($Mil) ($) ($) ($) (%) (%) (%) ($) ($) ($) ($) ($) Companies AVBC Avidia Bancorp, Inc. NE 21.23 18,571 394.3 22.90 14.23 22.38 -5.14 46.31 26.29 0.95 1.49 19.40 18.81 149.71 2,780,104 AX Axos Financial, Inc. WE 105.10 56,734 5,962.7 105.74 74.89 99.18 5.97 22.88 21.98 8.48 8.65 55.81 51.42 528.11 29,961,869 FLG Flagstar Bank, National Association MA 14.26 417,019 5,946.7 15.44 10.57 13.98 2.00 27.09 13.26 0.03 0.35 18.31 17.51 210.34 87,714,000 PFS Provident Financial Services, Inc. MA 25.28 130,423 3,297.1 25.49 17.69 24.17 4.59 39.28 28.00 2.40 2.57 22.29 16.42 196.77 25,663,358 TFIN Triumph Financial, Inc. SW 79.83 23,895 1,907.5 83.52 46.43 77.08 3.57 42.66 27.46 1.48 1.68 38.43 21.76 309.85 7,403,685 CFFN Capitol Federal Financial, Inc. MW 9.19 123,047 1,140.6 9.26 5.71 8.78 4.67 59.27 34.95 0.65 NA 8.11 NA 78.52 9,662,184 KRNY Kearny Financial Corp. MA 9.74 62,932 613.0 9.82 5.78 9.65 0.93 65.37 31.44 0.57 0.57 11.84 NA 122.07 7,682,205 PROV Provident Financial Holdings, Inc. WE 17.94 6,264 112.2 18.19 14.95 17.60 1.93 17.41 12.76 1.03 NA 20.15 20.15 192.87 1,208,161 RVSB Riverview Bancorp, Inc. WE 5.47 20,161 110.3 6.22 4.74 5.37 1.86 12.55 8.96 -0.19 0.25 7.20 5.86 72.96 1,470,945 TRST TrustCo Bank Corp NY MA 57.74 17,028 983.2 58.98 32.62 57.78 -0.07 73.97 39.70 3.60 3.56 38.53 38.49 383.19 6,524,913 WSBF Waterstone Financial, Inc. MW 20.96 17,975 376.8 21.14 13.11 20.60 1.75 57.36 26.65 1.72 1.72 19.53 NA 125.33 2,252,759 WNEB Western New England Bancorp, Inc. NE 13.55 19,893 269.6 15.01 10.51 14.66 -7.57 24.20 7.37 0.84 0.84 12.39 11.72 137.35 2,732,301 WSFS WSFS Financial Corporation MA 81.94 51,388 4,210.7 82.58 49.92 81.80 0.17 50.99 48.33 5.98 6.29 52.97 NA 440.84 22,653,948 CLBK Columbia Financial, Inc. MA 10.74 269,542 2,894.9 11.74 6.21 10.99 -2.27 65.46 52.05 0.57 0.61 11.50 NA 45.16 12,173,205 TFSL TFS Financial Corporation MW 18.61 278,807 5,188.6 19.49 12.54 18.48 0.70 45.50 39.09 0.36 0.36 NA NA 64.83 18,075,008 FNWB First Northwest Bancorp WE 11.29 8,886 100.3 12.52 6.90 11.79 -4.24 43.27 20.36 0.16 0.19 16.66 16.55 239.12 2,124,835 HIFS Hingham Institution for Savings NE 303.93 2,198 668.1 338.00 238.85 288.37 5.40 23.63 7.03 30.02 18.26 230.83 230.83 2072.79 4,556,510 LSBK Lake Shore Bancorp, Inc. MA 17.17 7,369 126.5 17.96 12.19 17.11 0.35 40.51 17.12 1.13 NA 18.41 18.41 99.97 736,652 MGYR Magyar Bancorp, Inc. MA 19.06 6,463 123.2 20.00 16.03 18.99 0.37 11.46 10.30 1.87 NA 19.61 NA 162.24 1,048,500 TSBK Timberland Bancorp, Inc. WE 45.07 7,770 350.2 45.95 30.80 44.43 1.44 43.67 25.89 3.99 NA 35.16 33.19 265.24 2,060,826 KFFB Kentucky First Federal Bancorp MW 5.45 8,087 44.1 5.65 2.97 5.36 1.71 78.40 17.20 0.17 0.17 6.14 6.14 46.32 374,541 BYFC Broadway Financial Corporation WE 10.78 9,274 100.0 10.99 5.51 10.16 6.10 33.91 45.68 -2.75 -0.52 12.11 11.97 168.62 1,563,699 BVFL BV Financial, Inc. MA 21.55 8,084 174.2 22.17 14.60 21.37 0.87 40.21 18.80 1.52 1.76 21.50 19.74 108.60 877,956 CLST Catalyst Bancorp, Inc. SW 16.76 4,034 67.6 18.16 12.40 16.90 -0.83 35.16 6.41 0.55 0.59 20.46 20.46 71.89 290,013 CPBI Central Plains Bancshares, Inc. MW 20.73 3,895 80.7 21.83 15.03 19.75 4.96 37.56 22.52 1.05 1.05 21.21 NA 143.42 558,647 ECBK ECB Bancorp, Inc. NE 20.61 8,747 180.3 20.76 14.83 20.62 -0.05 32.20 18.52 1.37 1.37 20.56 20.56 191.09 1,671,515 FBLA FB Bancorp, Inc. SW 15.86 14,717 233.4 15.98 11.22 15.63 1.47 38.27 23.42 0.10 0.13 17.66 17.66 83.28 1,225,644 FDSB Fifth District Bancorp, Inc. SW 17.77 5,265 93.6 18.00 13.00 17.75 0.11 34.63 18.47 0.87 0.34 24.45 24.45 101.75 535,692 FSBW FS Bancorp, Inc. WE 42.99 7,321 314.7 45.85 36.66 43.65 -1.51 10.74 4.42 4.34 4.62 42.96 41.26 434.25 3,179,080 HFBL Home Federal Bancorp, Inc. of Louisiana SW 23.00 2,964 67.5 24.00 13.00 22.99 0.04 76.79 27.78 2.02 2.08 19.31 18.11 217.03 643,330 HYNE Hoyne Bancorp, Inc. MW 16.31 8,097 132.1 16.86 13.35 16.66 -2.10 16.50 12.56 NA NA 19.89 19.88 58.94 477,222 NECB Northeast Community Bancorp, Inc. MA 27.01 12,393 334.7 28.94 19.27 27.47 -1.67 33.58 19.46 3.12 3.12 26.33 26.33 170.68 2,115,183 RBKB Rhinebeck Bancorp, Inc. MA 11.98 15,638 187.3 17.99 9.41 12.41 -3.46 -5.00 -0.33 0.90 0.90 12.49 12.28 94.00 1,470,052 SRBK SR Bancorp, Inc. MA 19.69 7,730 152.2 20.20 13.90 19.61 0.41 40.34 25.10 0.44 0.56 22.91 19.69 153.87 1,189,444 TCBS Texas Community Bancshares, Inc. SW 17.40 2,700 47.0 20.00 15.70 17.42 -0.10 9.78 -3.17 1.09 1.09 18.80 18.80 159.40 430,446 BSBK Bogota Financial Corp. MA 9.00 12,428 111.9 9.55 8.10 8.99 0.11 4.41 6.51 0.21 0.21 11.12 11.11 70.40 874,987 GCBC Greene County Bancorp, Inc. MA 34.63 17,025 589.6 36.02 21.25 33.84 2.33 47.99 55.78 2.41 NA 16.32 16.32 186.98 3,183,427 PBFS Pioneer Bancorp, Inc. MA 17.17 24,428 419.4 19.42 12.21 18.02 -4.72 38.92 27.37 0.69 NA NA NA 96.76 2,363,635 WSBK Winchester Bancorp, Inc. NE 12.99 9,295 120.7 13.39 9.19 13.03 -0.31 37.61 24.31 0.49 0.52 12.96 12.96 117.90 1,095,936 FSEA First Seacoast Bancorp, Inc. NE 17.01 4,358 74.1 17.16 10.13 17.00 0.06 46.96 28.86 -0.22 -0.21 13.34 13.30 135.12 588,809 NSTS NSTS Bancorp, Inc. MW 13.80 4,921 67.9 13.84 10.72 13.81 -0.04 13.21 6.56 -0.02 -0.02 15.20 15.20 54.93 270,318 (1) Average of High/Low or Bid/Ask price per share. (2) Or since offering price if converted of first listed in the past 52 weeks. Percent change figures are actual year-to-date and are not annualized. (3) EPS (earnings per share) is based on actual trailing 12 month data and is not shown on a pro forma basis. (4) Excludes intangibles (such as goodwill, value of core deposits, etc.). (5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing 12 month common earnings and average common equity and total assets balances. (6) Annualized based on last regular quarterly cash dividend announcement. (7) Indicated dividend as a percent of trailing 12 month earnings. (8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics. (9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares. Source: S&P Global Market Intelligence and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information. Copyright (c) 2026 by RP® Financial, LC.

RP® Financial, LC. Exhibit IV-1B Weekly Bank and Thrift Market Line - Part Two Prices As of August 4, 2026 Key Financial Ratios Asset Quality Ratios Pricing Ratios Dividend Data (6) Equity/ Tang Equity/ Reported Earnings Core Earnings NPAs/ Rsvs/ Price/ Price/ Price/ Price/ Price/ Div/ Dividend Payout St. Assets(1) Assets(1) ROA(5) ROE(5) ROA(5) ROE(5) Assets NPLs Earnings Book Assets Tang Book Core Earnings Share Yield Ratio (7) (%) (%) (%) (%) (%) (%) (%) (%) (x) (%) (%) (%) (x) ($) (%) (%) Companies AVBC Avidia Bancorp, Inc. NE 14.01 13.64 0.63 4.81 0.98 7.49 0.61 141.46 22.35 109.42 15.33 112.87 14.26 0.24 1.13 16.84 AX Axos Financial, Inc. WE 10.57 9.82 1.76 16.32 1.80 16.66 NA 221.26 12.39 188.31 19.90 204.41 12.15 NA NA NM BYFC Broadway Financial Corporation WE 16.79 16.72 -1.49 -7.63 -0.11 -0.57 NA NA NM 89.02 7.07 90.07 NM 0.00 0.00 NM BVFL BV Financial, Inc. MA 20.87 19.49 1.44 7.05 1.66 8.14 NA 182.76 14.18 100.22 20.91 109.15 12.25 0.13 0.00 NM CFFN Capitol Federal Financial, Inc. MW 10.57 NA 0.85 7.95 NA NA 0.53 50.90 14.14 113.25 11.97 115.46 NA 0.34 3.70 58.46 CLST Catalyst Bancorp, Inc. SW 28.46 28.46 0.71 2.48 0.76 2.65 0.75 100.46 30.47 81.92 23.31 81.92 28.47 NA NA NM CPBI Central Plains Bancshares, Inc. MW 15.93 NA 0.78 5.46 0.78 5.46 0.31 353.99 19.74 97.75 15.57 NA 19.74 NA NA NM ECBK ECB Bancorp, Inc. NE 10.76 10.76 0.72 6.58 0.72 6.58 NA NA 15.04 100.22 10.79 100.22 15.04 NA NA NM FBLA FB Bancorp, Inc. SW 23.16 23.16 -0.02 -0.09 0.19 0.78 1.38 49.38 NM 89.79 20.79 89.79 122.53 NA NA NM FDSB Fifth District Bancorp, Inc. SW 24.14 24.14 0.82 3.38 0.31 1.27 0.02 NM 20.43 72.69 17.55 72.69 53.02 NA NA NM FNWB First Northwest Bancorp WE 7.45 7.40 0.07 0.96 0.08 1.06 1.05 78.68 70.56 67.78 5.05 68.24 61.00 0.00 0.00 NM FLG Flagstar Bank, National Association MA 9.28 8.93 0.05 0.59 0.20 2.23 3.21 30.98 NM 77.87 6.82 81.42 40.88 0.04 0.28 133.33 FSBW FS Bancorp, Inc. WE 10.03 9.67 1.05 10.67 1.11 11.35 NA NA 9.91 100.06 10.04 104.19 9.30 1.16 2.70 26.50 HIFS Hingham Institution for Savings NE 11.14 11.14 1.47 13.83 0.89 8.41 NA NA 10.12 131.67 14.66 131.67 16.65 2.52 0.83 10.73 HFBL Home Federal Bancorp, Inc. of Louisiana SW 9.13 8.61 0.99 10.72 1.02 11.05 NA NA 11.39 119.09 10.88 127.02 11.05 0.60 2.61 27.48 HYNE Hoyne Bancorp, Inc. MW 33.75 33.74 0.06 0.24 0.41 1.64 0.28 459.54 NA 81.98 27.67 82.03 NA NA NA NA KRNY Kearny Financial Corp. MA 9.98 NA 0.48 4.80 0.48 4.78 0.70 94.99 17.09 82.25 8.21 97.25 17.16 0.44 4.52 77.19 LSBK Lake Shore Bancorp, Inc. MA 19.65 19.65 1.15 6.03 NA NA NA NA 15.19 93.27 18.33 93.27 NA 0.36 2.10 31.86 MGYR Magyar Bancorp, Inc. MA 12.08 NA 1.13 9.69 NA NA 0.03 NM 10.19 97.20 11.74 99.74 NA 0.40 2.10 20.32 NECB Northeast Community Bancorp, Inc. MA 17.14 17.14 2.10 12.00 2.10 12.01 0.00 NM 8.66 102.60 17.59 102.60 8.65 1.00 3.70 33.65 PROV Provident Financial Holdings, Inc. WE 10.45 10.45 0.55 5.17 NA NA 0.04 NM 17.42 89.03 9.30 89.03 NA 0.56 3.12 54.37 PFS Provident Financial Services, Inc. MA 11.33 8.60 1.26 11.05 1.26 11.10 0.54 134.90 10.53 113.42 12.85 153.93 9.83 0.96 3.80 40.00 RBKB Rhinebeck Bancorp, Inc. MA 9.50 9.35 0.76 7.27 0.76 7.29 NA NA 13.31 95.95 9.11 97.57 13.27 NA NA NM RVSB Riverview Bancorp, Inc. WE 9.87 8.18 -0.26 -2.42 0.35 3.23 NA NA NM 75.92 7.50 93.36 22.03 0.08 1.46 NM SRBK SR Bancorp, Inc. MA 15.28 13.43 0.30 1.75 0.38 2.24 0.00 NM 44.75 85.94 13.13 99.98 35.02 0.24 1.22 47.73 TCBS Texas Community Bancshares, Inc. SW 12.60 12.60 0.70 6.27 0.69 6.24 2.60 176.35 15.96 92.57 11.66 92.57 16.04 0.24 1.38 21.10 TSBK Timberland Bancorp, Inc. WE 13.26 12.61 1.56 11.85 NA NA 0.43 224.98 11.30 128.17 16.99 135.78 NA 1.20 2.66 29.07 TFIN Triumph Financial, Inc. SW 13.01 8.07 0.58 4.09 0.65 4.56 1.28 38.65 53.94 207.73 25.92 366.80 47.57 NA NA NM TRST TrustCo Bank Corp NY MA 10.05 10.05 1.01 9.53 1.00 9.44 0.35 248.63 16.04 149.88 15.07 150.00 16.21 1.52 2.63 42.22 WSBF Waterstone Financial, Inc. MW 15.59 NA 1.35 8.60 1.35 8.60 NA NA 12.19 107.30 16.72 109.44 12.19 0.68 3.24 37.21 WNEB Western New England Bancorp, Inc. NE 9.09 8.64 0.61 6.81 0.61 6.77 0.28 260.15 16.13 109.40 9.94 115.62 16.23 0.28 2.07 33.33 WSFS WSFS Financial Corporation MA 11.97 NA 1.47 11.76 1.51 12.01 0.36 259.70 13.70 154.70 18.58 242.42 13.02 0.80 0.98 12.37 BSBK Bogota Financial Corp. MA 16.22 16.22 0.29 1.84 0.29 1.86 NA NA 42.86 80.96 13.14 81.01 42.37 NA NA NM CLBK Columbia Financial, Inc. MA 9.83 NA 0.53 5.03 0.55 5.24 0.40 165.31 18.84 93.43 9.18 NA 17.71 0.20 1.86 8.77 GCBC Greene County Bancorp, Inc. MA 8.73 8.73 1.34 15.90 NA NA NA NA 14.37 212.21 18.52 212.21 NA 0.44 1.27 17.01 KFFB Kentucky First Federal Bancorp MW 13.26 13.26 0.38 2.88 0.38 2.88 0.62 95.73 32.06 88.75 11.77 88.75 32.06 0.20 3.67 29.41 PBFS Pioneer Bancorp, Inc. MA 13.89 NA 0.77 5.24 NA NA NA NA 24.88 131.04 NA 136.08 NA NA NA NM TFSL TFS Financial Corporation MW 10.83 10.78 0.58 5.28 0.58 5.28 0.23 182.42 51.69 271.51 NA 272.89 51.69 1.13 6.07 313.89 WSBK Winchester Bancorp, Inc. NE 11.00 11.00 0.43 3.74 0.46 3.95 NA NA 26.51 100.19 11.02 100.19 25.09 NA NA NM FSEA First Seacoast Bancorp, Inc. NE 10.63 10.61 -0.13 -1.20 -0.12 -1.16 0.07 831.80 NM 127.53 13.56 127.89 NM NA NA NM NSTS NSTS Bancorp, Inc. MW 29.59 29.59 -0.04 -0.12 -0.04 -0.12 0.10 386.93 NM 90.79 26.86 90.79 NM NA NA NM (1) Average of High/Low or Bid/Ask price per share. (2) Or since offering price if converted of first listed in the past 52 weeks. Percent change figures are actual year-to-date and are not annualized. (3) EPS (earnings per share) is based on actual trailing 12 month data and is not shown on a pro forma basis. (4) Exludes intangibles (such as goodwill, value of core deposits, etc.). (5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing 12 month common earnings and average common equity and total assets balances. (6) Annualized based on last regular quarterly cash dividend announcement. (7) Indicated dividend as a percent of trailing 12 month earnings. (8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics. (9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares. Source: S&P Global Market Intelligence and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information. Copyright (c) 2026 by RP® Financial, LC.

EXHIBIT IV-2

Mutual Federal Bancorp, Inc.

Historical Stock Price Indices

Exhibit IV-2

Historical Stock Price Indices(1)

					S&P U.S.	KBW NASDAQ
				NASDAQ	BMI Banks	Regional Bank
Year/Qtr. Ended		DJIA	S&P 500	Composite	Index	Index
2019:	Quarter 1	25928.7	2834.4	7729.3	133.9	97.1
	Quarter 2	26600.0	2941.8	8006.2	142.2	100.2
	Quarter 3	26916.8	2976.7	7999.3	145.3	98.8
	Quarter 4	28538.4	3230.8	8972.6	164.6	107.6

2020:	Quarter 1	21917.2	2584.6	7700.1	97.1	63.6
	Quarter 2	25812.9	3100.3	10058.8	106.3	72.2
	Quarter 3	27781.7	3363.0	11167.5	103.1	64.1
	Quarter 4	30606.5	3756.1	12888.3	138.9	94.6

2021:	Quarter 1	32981.6	3972.9	13246.9	171.3	121.9
	Quarter 2	34502.5	4297.5	14504.0	176.0	119.4
	Quarter 3	33843.9	4307.5	14448.6	182.7	122.5
	Quarter 4	36338.3	4766.2	15645.0	184.0	126.0

2022:	Quarter 1	34678.4	4530.4	14220.5	171.0	122.5
	Quarter 2	30775.4	3785.4	11028.7	141.2	107.1
	Quarter 3	28725.5	3585.6	10575.6	136.7	110.5
	Quarter 4	33147.3	3839.5	10466.5	148.4	114.1

2023:	Quarter 1	33274.2	4109.3	12221.9	128.0	92.9
	Quarter 2	34407.6	4450.4	13787.9	130.4	86.7
	Quarter 3	33507.5	4288.1	13219.3	128.0	87.9
	Quarter 4	37689.5	4769.8	15011.4	156.2	109.5

2024:	Quarter 1	39807.4	5254.4	16379.5	172.2	102.2
	Quarter 2	39118.9	5460.5	17732.6	172.5	98.6
	Quarter 3	42330.2	5762.5	18189.2	182.8	113.2
	Quarter 4	42544.2	5881.6	19310.8	203.1	120.0

2025:	Quarter 1	42001.8	5611.9	17299.3	198.4	112.6
	Quarter 2	44094.8	6205.0	20369.7	222.9	116.5
	Quarter 3	46397.9	6688.5	22660.0	241.0	121.7
	Quarter 4	48063.3	6845.5	23242.0	254.1	124.0

2026:	Quarter 1	46341.5	6528.5	21590.6	237.0	126.4
	Quarter 2	52319.2	7499.4	26213.7	269.5	145.4
	As of August 4, 2026	54085.9	7736.5	26585.0	286.7	150.3

(1)   End of period data.

Sources:  S&P Capital IQ and The Wall Street Journal.

EXHIBIT IV-3

Mutual Federal Bancorp, Inc.

Historical Thrift Stock Indices

Index Summary (Current Data)

Industry Banking

Geography All

Index Name	Current Value	As Of	Day's Change	Day's Change (%)
Banking Indexes
S&P United States BMI Banks	286.65	8/4/2026	3.28	1.16
KBW Nasdaq Bank Index	191.39	8/4/2026	2.51	1.33
KBW Nasdaq Regional Bank Index	150.30	8/4/2026	1.26	0.84
S&P 500 Bank	683.11	8/4/2026	8.19	1.21
NASDAQ Bank	5,512.69	8/4/2026	45.05	0.82
S&P 500 Commercial Banks	975.94	8/4/2026	11.71	1.21
S&P 500 Diversified Banks	1,301.53	8/4/2026	15.42	1.20
S&P 500 Regional Banks	135.12	8/4/2026	1.83	1.37
Market Cap Indexes
Dow Jones U.S. MicroCap Banks	46,017.75	8/4/2026	196.79	0.43
S&P U.S. SmallCap Banks	329.42	8/4/2026	3.14	0.96
S&P U.S. MidCap Banks	768.37	8/4/2026	11.11	1.47
S&P U.S. LargeCap Banks	836.03	8/4/2026	9.83	1.19
S&P United States Between USD1 Billion and USD5 Billion Banks (Industry Group)	950.12	8/4/2026	8.77	0.93
S&P United States Over USD5 Billion Banks	854.33	8/4/2026	10.06	1.19
S&P United States Between USD250 Million and USD1 Billion Banks (Industry Group)	2,213.69	8/4/2026	16.35	0.74
S&P United States Under USD250 Million Banks (Industry Group)	1,859.28	8/4/2026	3.55	0.19
Geographic Indexes
S&P U.S. BMI Banks - Mid-Atlantic Region	1,446.99	8/4/2026	21.54	1.51
S&P U.S. BMI Banks - Midwest Region	925.95	8/4/2026	7.81	0.85
S&P U.S. BMI Banks - New England Region	874.51	8/4/2026	8.57	0.99
S&P U.S. BMI Banks - Southeast Region	712.23	8/4/2026	6.34	0.90
S&P U.S. BMI Banks - Southwest Region	1,705.56	8/4/2026	7.16	0.42
S&P U.S. BMI Banks - Western Region	1,948.47	8/4/2026	12.91	0.67
Broad Market Indexes
DJIA	54,085.88	8/4/2026	907.47	1.71
S&P 500	7,736.52	8/4/2026	136.02	1.79
S&P 400 Mid Cap	3,868.41	8/4/2026	68.00	1.79
S&P 500 Financials	962.06	8/4/2026	8.41	0.88
MSCI US IMI Financials	3,452.52	8/4/2026	30.84	0.90
NASDAQ	26,584.99	8/4/2026	671.10	2.59
NASDAQ Finl	7,574.83	8/4/2026	63.95	0.85
NYSE	24,462.87	8/4/2026	207.34	0.85
Russell 1000	4,213.69	8/4/2026	75.27	1.82
Russell 2000	3,036.98	8/4/2026	55.07	1.85
Russell 3000	4,399.97	8/4/2026	78.65	1.82
S&P TSX Composite	35,801.59	8/4/2026	575.45	1.63

Intraday data is available for certain exchanges. In all cases, the data is at least 15 minutes delayed.

* - Intraday data is not currently available. Data is as of the previous close.

** - Non-publicly traded institutions and institutions outside of your current subscription are not included in custom indexes. Data is as of the previous close.

Source: MSCI. MSCI makes no express or implied warranties or representations and shall have no liability whatsoever with respect to any MSCI data contained herein. The MSCI data may not be further redistributed or used as a basis for other indices or any securities or financial products.

EXHIBIT IV-4

Mutual Federal Bancorp, Inc.

Market Area Acquisition Activity

Exhibit IV-4 Illinois Bank and Thrift Acquisitions 2024-Present Target Financials at Announcement Deal Terms and Pricing at Announcement Total NPAs/ Rsrvs/ Deal Value/ Prem/ Announce Complete Assets E/A TE/A ROAA ROAE Assets NPLs Value Share P/B P/TB P/E P/A Cdeps Date Date Buyer Name Target Name ($000) (%) (%) (%) (%) (%) (%) ($M) ($) (%) (%) (x) (%) (%) 05/22/2026 Pending 1870 Holdings Inc. IL Rushville Bancshares, Inc. IL 132,948 10.51 10.51 1.48 16.05 0.09 559.48 NA NA NA NA NA NA NA 05/20/2026 Pending Hometown Community Bncp Inc. IL First Bank of Manhattan IL 263,263 9.45 9.45 1.04 11.70 0.00 0.00 NA NA NA NA NA NA NA 05/12/2026 Pending Brookfield Bancshares Inc. IL NSTS Bancorp, Inc. IL 266,648 29.99 29.99 -0.14 -0.50 0.11 397.18 75.7 14.280 93.95 93.95 0.00 28.39 -3.31 03/31/2026 Pending Edgar County Banc Shares Inc. IL Preferred Bancorp, Inc. IL 73,319 7.65 7.65 0.04 0.50 1.55 27.29 NA NA NA NA NA NA NA 03/12/2026 08/01/2026 Esquire Financial Holdings Inc NY Signature Bancorporation, Inc. IL 1,950,418 11.40 11.40 1.78 17.65 3.73 21.00 393.0 304.601 178.81 178.81 10.57 20.15 10.47 11/17/2025 Pending LevelField Financial Inc. TX Burling Bank IL 196,455 14.58 14.58 2.23 17.09 0.32 333.07 NA NA NA NA NA NA NA 10/30/2025 03/12/2026 ServBanc Holdco Inc. AZ IF Bancorp, Inc. IL 887,659 9.22 9.22 0.49 5.52 0.02 NM 91.2 27.200 111.39 111.39 19.85 10.27 0.00 10/20/2025 03/02/2026 HBT Financial Inc. IL CNB Bank Shares, Inc. IL 1,847,000 8.93 7.80 0.90 11.01 0.00 0.00 170.2 25.920 103.15 120.00 10.46 9.21 0.00 10/15/2025 03/11/2026 Piper Holdings Inc. IN The Gifford State Bank IL 193,314 13.01 13.01 2.51 20.24 0.01 NM NA NA NA NA NA NA NA 09/06/2025 11/08/2025 T & C Bancorp Inc. IL Great River Bancshares, Inc. IL 57,780 16.29 16.29 1.86 12.39 0.00 0.00 NA NA NA NA NA NA NA 09/02/2025 02/28/2026 Bradford Bancorp Inc. IL State Bank of St. Jacob IL 91,646 14.02 14.02 0.99 7.30 0.38 416.62 NA NA NA NA NA NA NA 08/29/2025 Pending Land of Lincoln CU IL Substantially all of the assets and liabilities of Williamsville State Bank and IL 96,501 10.15 10.15 0.56 5.52 0.79 49.02 NA NA NA NA NA NA NA 08/11/2025 01/01/2026 First Financial Bancorp. OH BankFinancial Corporation IL 1,429,177 10.92 10.92 0.14 1.23 0.70 98.88 141.7 11.371 90.80 90.80 NM 9.91 -1.33 05/09/2025 10/28/2025 United Community Bancorp Inc. IL Midland Community Bank IL 66,955 13.35 13.35 0.63 5.01 0.00 0.00 10.3 33.180 114.94 114.94 23.68 15.35 3.08 03/12/2025 01/01/2026 NuMark Credit Union IL Substantially All of the Assets and Liabilities of The Lemont National Bank IL 52,444 6.32 6.32 -0.67 -10.75 1.67 0.00 NA NA NA NA NA NA NA 03/03/2025 07/18/2025 Prime Banc Corp. IL Community Bank of Trenton IL 124,750 9.00 9.00 0.81 9.58 0.59 163.82 NA NA NA NA NA NA NA 02/25/2025 07/01/2025 Old Second Bancorp Inc. IL Bancorp Financial, Inc. IL 1,448,528 10.96 10.96 0.50 4.72 0.14 NM 196.5 62.602 131.13 131.13 38.65 13.57 7.37 01/28/2025 07/01/2026 Michigan State University FCU MI Substantially all assets and all liabilities of American Eagle Bank IL 461,267 8.69 8.69 0.45 4.88 0.09 354.75 NA NA NA NA NA NA NA 01/07/2025 04/24/2025 Longview Capital Corp. IL Federated Bank IL 118,666 10.47 8.01 0.91 9.68 1.02 488.24 NA NA NA NA NA NA NA 12/18/2024 05/01/2025 Longview Capital Corp. IL Middletown State Bank IL 41,748 9.09 9.09 1.88 20.66 0.00 0.00 NA NA NA NA NA NA NA 10/23/2024 05/17/2025 Griggsville Bancshares Inc. IL Scott Morgan Bancorp, Inc. IL 59,333 12.88 12.88 0.73 5.85 0.77 94.62 NA NA NA NA NA NA NA 10/07/2024 05/01/2026 Michigan State University FCU MI Gold Coast Bank IL 462,125 12.86 12.86 1.49 11.89 0.73 776.06 NA NA NA NA NA NA NA 09/30/2024 04/01/2025 Byline Bancorp Inc. IL First Security Bancorp, Inc. IL 354,561 8.52 8.52 1.24 19.09 0.18 322.41 39.2 0.000 145.72 145.72 7.89 11.07 3.97 Average: 464,196 11.66 11.51 0.95 8.97 0.56 205.12 121.24 123.34 15.87 14.74 2.53 Median: 193,314 10.51 10.51 0.90 9.58 0.18 96.75 113.17 117.47 10.57 12.32 1.54 Source: S&P Capital IQ.

EXHIBIT IV-5

Mutual Federal Bancorp, Inc.

Director and Senior Management Resumes

EXHIBIT IV-5

Mutual Federal Bancorp, Inc.

Director and Senior Management Resumes

Directors

Stephen M. Oksas, President and Chief Executive Officer, has been in the banking industry for 45 years and has served as Chairman and CEO of Mutual Federal Bank for the past 25 years. He started his career with the Federal Reserve Bank of Chicago and rose to become a Senior Examiner before serving as a Vice President in Finance and Credit Administration positions with First Interstate Bank of California and its parent First Interstate Bancorp, a multi-billion-dollar institution which was located in Los Angeles. Mr. Oksas is a graduate of DePaul University with an M.S. in Accountancy. Mr. Oksas is the spouse of Ms. Oksas.

Rodney D. Stickle, C.P.A, Executive Vice President and Chief Financial Officer, has over 40 years of financial experience in the banking industry, including five years at Mutual Federal Bank. He began his career with the national public accounting firm of KPMG Peat Marwick and advanced to become a Senior Manager before serving as CFO with several Illinois state and federally chartered financial institutions. Mr. Stickle has been a Certified Public Accountant for 43 years.

Julie H. Oksas, Executive Vice President, Chief Credit Officer and Corporate Secretary has been with Mutual Federal Bank for 21 years and previously served as a Vice President of Bank of America in commercial real estate lending and loan workout positions. Ms. Oksas holds an MBA from Dartmouth College and is an Illinois-licensed insurance salesperson. Ms. Oksas’s extensive experience in the banking industry provides the board of directors with valuable knowledge in overseeing the lending and governance activities of Mutual Federal Bank. Ms. Oksas is the spouse of Mr. Oksas.

Stanley Balzekas III, a director of Mutual Federal Bank since 1999, is an attorney licensed in the State of Illinois and was the general manager of Balzekas Motor Sales in Chicago, Illinois for 26 years, from 1989 to 2015. Mr. Balzekas is also a director of the Museum of Lithuanian Culture in Chicago, Illinois. Mr. Balzekas provides valuable legal and business experience to the board of directors.

John L. Garlanger, C.P.A., has been a director of Mutual Federal Bank since 2008. Mr. Garlanger has previously served in various roles at Mutual Federal Bank, including Chief Financial Officer, Treasurer and Executive Vice President. Mr. Garlanger has also previously served as a securities and financial reporting consultant at a community bank in Chicago, Illinois and as Senior Vice President and Chief Financial Officer at a publicly traded savings and loan holding company. Mr. Garlanger holds an MBA from DePaul University and has been a Certified Public Accountant for 51 years. Mr. Garlanger provides the board of directors with valuable knowledge of the financial aspects and treasury management processes of Mutual Federal Bank.

Robert P. Kazan, M.D., a director of Mutual Federal Bank since 1996, is a neurosurgeon and previously served as the President of West Suburban Neurosurgical Associates in Hinsdale, Illinois from 1982 to 2022. Dr. Kazan is a graduate of Loyola University Stritch School of Medicine and performed his specialty training at the Mayo Clinic. He previously served as Department Chair of Surgery and Medical Director of Neuroscience at Hinsdale Hospital (Illinois). He is currently a director of the Margaret Haskett Family Foundation supporting research in pediatric neurosurgical anomalies at the University of Chicago. Dr. Kazan’s experience provides Mutual Federal Bank valuable knowledge in business and professional disciplines.

Amy P. Keane, C.P.A., has been a director of Mutual Federal Bank since 2007. Ms. Keane is currently a Controller with The Paperwork Assistants, a nationwide professional firm providing Controller oversight and CFO advisory services. Ms. Keane previously served as Vice President of Finance for Farm Foundation and as a Senior Manager for the national public accounting firm of Coopers & Lybrand. Ms. Keane has been a Certified Public Accountant for 42 years and provides the board of directors with valuable knowledge of the financial and internal control aspects of Mutual Federal Bank.

Source: MFB Bancorp’s Preliminary Offering Prospectus

EXHIBIT IV-6

Mutual Federal Bancorp, Inc.

Pro Forma Regulatory Capital Ratios

EXHIBIT IV-6

Mutual Federal Bancorp, Inc.

Pro Forma Regulatory Capital Ratios

			Mutual Federal Bank Pro Forma at June 30, 2026 Based Upon the Sale in the Offering of:
	Bank Historical		765,000 Shares		900,000 Shares		1,035,000 Shares		1,190,250 Shares
	At June 30, 2026(1)	Percent		Percent		Percent		Percent		Percent
	Amount	of Assets	Amount	of Assets	Amount	of Assets	Amount	of Assets	Amount	of Assets
Equity	$15,939	16.50%	$17,964	18.06%	$18,477	18.45%	$18,990	18.84%	$19,580	19.28%
Tier 1 leverage capital(2)(3)	$15,939	16.34%	$17,964	17.90%	$18,477	18.29%	$18,990	18.68%	$19,580	19.11%
Tier 1 leverage requirement	$4,877	5.00%	$5,027	5.00%	$5,051	5.00%	$5,084	5.00%	$5,123	5.00%
Excess	$11,062	11.34%	$12,947	12.90%	$13,426	13.29%	$13,906	13.68%	$14,457	14.11%
Tier 1 risk-based capital(2)(3)	$15,939	24.54%	$17,964	27.41%	$18,477	28.14%	$18,990	28.86%	$19,580	29.68%
Tier 1 risk-based requirement	$5,196	8.00%	$5,243	8.00%	$5,254	8.00%	$5,264	8.00%	$5,277	8.00%
Excess	$10,743	16.54%	$12,721	19.41%	$13,223	20.14%	$13,726	20.86%	$14,303	21.68%
Common equity Tier 1 risk-based capital(2)(3)	$15,939	24.54%	$17,964	27.41%	$18,477	28.14%	$18,990	28.86%	$19,580	29.68%
Common equity Tier 1 risk-based requirement	$4,221	6.50%	$4,260	6.50%	$4,269	6.50%	$4,277	6.50%	$4,287	6.50%
Excess	$11,718	18.04%	$13,704	20.91%	$14,208	21.64%	$14,713	22.36%	$15,293	23.18%
Total risk-based capital(2)(3)	$16,756	25.80%	$18,771	28.64%	$19,294	29.37%	$19,803	30.09%	$20,393	30.92%
Total risk-based requirement	$6,495	10.00%	$6,554	10.00%	$6,567	10.00%	$6,580	10.00%	$6,596	10.00%
Excess	$10,261	15.80%	$12,217	18.64%	$12,727	19.37%	$13,223	20.09%	$13,797	20.92%
Reconciliation of capital infused into Mutual Federal Bank:
Net proceeds			$2,943		$3,618		$4,293		$5,069
Less: Common stock acquired by stock-based benefit plans			$(306)		$(360)		$(414)		$(476)
Less: Common stock acquired by employee stock ownership plan			$(612)		$(720)		$(828)		$(952)
Pro forma increase in Tier 1 capital			$2,025		$2,538		$3,051		$3,641

(1) As adjusted to give effect to an increase in the number of shares, which could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.

(2) Tier 1 leverage capital levels are shown as a percentage of total average assets. Risk-based capital levels are shown as a percentage of risk-weighted assets.

(3) Pro forma amounts and percentages assume net proceeds are invested in assets that carry a 20.0% risk weighting.

Source: MFB Bancorp’s Preliminary Offering Prospectus

EXHIBIT IV-7

Mutual Federal Bancorp, Inc.

Pro Forma Analysis Sheet

Exhibit IV-7

PRO FORMA ANALYSIS SHEET

MFB Bancorp, Inc.

Prices as of August 4, 2026

Valuation Midpoint Pricing Multiples			Subject		Peer Group				All Public
		Symbol	at Midpoint		Mean		Median		Mean		Median
Price-earnings multiple	=	P/E	NM		17.69	x	15.96	x	14.91	x	14.16	x
Price-core earnings multiple	=	P/CE	45.45	x	19.70	x	19.03	x	14.92	x	14.26	x
Price-book ratio	=	P/B	50.28%		87.32%		89.03%		106.45%		98.91%
Price-tangible book ratio	=	P/TB	50.28%		91.23%		92.57%		119.69%		100.22%
Price-assets ratio	=	P/A	11.15%		16.54%		17.55%		14.41%		13.90%

Valuation Parameters				Adjusted
Pre-Conversion Earnings (Y)	$76,513	(12 Mths 6/26)	ESOP Stock Purchases (E)	8.00%
Pre-Conv. Core Earnings (YC)	$176,513	(12 Mths 6/26)	Cost of ESOP Borrowings (S)	0.00%
Pre-Conversion Book Value (B)	$16,639,470	6/2026	ESOP Amortization (T)	25.00	Years
Intangible Assets	$0	6/2026	RRP Programs as % of Offering (M)	4.00%
Pre-Conv. Tang. Book Value (TB)	$16,639,470	6/2026	RRP Programs Vesting (N)	5.00	Years
Pre-Conversion Assets (A)	$96,684,668	6/2026	Fixed Expenses	$1,765,000
Reinvest Rate(6/2026 5Yr Treas)	4.19%		Variable Expenses (@Midpoint)	0.00%
Tax rate (TAX)	0.00%		Percentage Sold (PCT)	78.5198%
After Tax Reinvest. Rate (R)	4.19%		MHC Cash (Assets)	$76,668
Est. Conv. Expenses (1)(X)	19.61%		MHC Net Assets (Equity )	$358,470
Insider Purchases	$0		Options as % of Offering (O1)	10.00%
Price/Share	$10.00		Estimated Option Value (O2)	46.80%
Foundation Cash Contrib. (FC)	0.00%		Option Vesting Period (O3)	5.00	Years
Foundation Stock Contrib. (FS)	0.00%	Shares	% of Options taxable (O4)	25.00%
Foundation Tax Benefit (FT)	$0

Calculation of Pro Forma Value After Conversion

1. V=	P/E * (Y)	V=	NM
	1 - P/E * PCT * ((1-X-E-M-FC-FS)*R - (1-TAX)*E/T - (1-TAX)*M/N)-(1-(TAX*O4))*(O1*O2)/O3)

2. V=	P/E * (Y)	V=	$11,462,080
	1 - P/Core E * PCT * ((1-X-E-M-FC-FS)*R - (1-TAX)*E/T - (1-TAX)*M/N)-(1-(TAX*O4))*(O1*O2)/O3)

3. V=	P/B * (B+Z)	V=	$11,462,080
	1 - P/B * PCT * (1-X-E-M-FC-FS)

4. V=	P/TB * (TB+Z)	V=	$11,462,080
	1 - P/TB * PCT * (1-X-E-M-FC-FS)

5. V=	P/A * (A+Z)	V=	$11,462,080
	1 - P/A * PCT * (1-X-E-M-FC-FS)

Shares

		2nd Step	Full	Plus:	Total Market
	2nd Step	Exchange	Conversion	Foundation	Capitalization	Exchange
Conclusion	Offering Shares	Shares	Shares	Shares	Shares	Ratio
Supermaximum	1,190,250	325,610	1,515,860	0	1,515,860	0.4381
Maximum	1,035,000	283,139	1,318,139	0	1,318,139	0.3809
Valuation	900,000	246,208	1,146,208	0	1,146,208	0.3313
Minimum	765,000	209,277	974,277	0	974,277	0.2816

Market Value

		2nd Step	Full
	2nd Step	Exchange	Conversion	Foundation	Total Market
Conclusion	Offering Value	Shares Value	Value	Value	Capitalization
Supermaximum	$11,902,500	$3,256,100	$15,158,600	$0	$15,158,600
Maximum	10,350,000	2,831,390	13,181,390	0	13,181,390
Valuation	9,000,000	2,462,080	11,462,080	0	11,462,080
Minimum	7,650,000	2,092,770	9,742,770	0	9,742,770

(1) Estimated offering expenses at the valuation conclusion.

EXHIBIT IV-8

Mutual Federal Bancorp, Inc.

Pro Forma Effect of Conversion Proceeds

Exhibit IV-8

PRO FORMA EFFECT OF CONVERSION PROCEEDS

MFB Bancorp, Inc.

At the Minimum of the Range

1.	Fully Converted Value and Exchange Ratio
	Fully Converted Value	$9,742,770
	Exchange Ratio	0.2816

	2nd Step Offering Proceeds	$7,650,000
	Less: Estimated Offering Expenses	1,765,000
	2nd Step Net Conversion Proceeds (Including Foundation)	$5,885,000

2.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$5,885,000
	Less: Cash Contribution to Foundation	0
	Less: Stock Contribution to Foundation	0
	Less: ESOP Stock Purchases (1)	(612,000)
	Less: MRP Stock Purchases (2)	(306,000)
	Net Proceeds to be Reinvested	$4,967,000
	Estimated after-tax net incremental rate of return	4.19%
	Earnings Increase	$208,117
	Less: Estimated cost of ESOP borrowings	0
	Less: Amortization of ESOP borrowings(3)	(24,480)
	Less: Stock Programs Vesting (3)	(61,200)
	Less: Stock Option Plan Vesting (4)	(71,604)
	Net Earnings Increase	$50,833

			Net
		Before	Earnings	After
3.	Pro Forma Earnings	Conversion	Increase	Conversion
	12 Months June 30, 2026, (reported)	$76,513	$50,833	$127,347
	12 Months June 30, 2026, (core)	$176,513	$50,833	$227,347

		Before	Net Addition	Tax Benefit	After
4.	Pro Forma Net Worth	Conversion	to Equity	of Foundation	Conversion
	June 30, 2026	$16,639,470	$4,967,000	$0	$21,606,470
	June 30, 2026 (Tangible)	$16,639,470	$4,967,000	$0	$21,606,470

		Before	Net Capital	Tax Benefit	After
5.	Pro Forma Assets	Conversion	Proceeds	of Foundation	Conversion
	June 30, 2026	$96,684,668	$4,967,000	$0	$101,651,668

(1)	Includes ESOP purchases of 8.0% of the 2nd step offering amount.
(2)	Includes MRP purchases of 4.0% of the 2nd step offering amount.
(3)	ESOP amortized over 25 years, MRP amortized over 5 years, tax effected at: 0.00%
(4)	Options of 10.0% of the second step offering, valuation based on Black-Scholes model, 5 year vesting, assuming 25% taxable.

Exhibit IV-8

PRO FORMA EFFECT OF CONVERSION PROCEEDS

MFB Bancorp, Inc.

At the Midpoint of the Range

1.	Fully Converted Value and Exchange Ratio
	Fully Converted Value	$11,462,080
	Exchange Ratio	0.3313

	2nd Step Offering Proceeds	$9,000,000
	Less: Estimated Offering Expenses	1,765,000
	2nd Step Net Conversion Proceeds (Including Foundation)	$7,235,000

2.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$7,235,000
	Less: ESOP Stock Purchases (1)	(720,000)
	Less: MRP Stock Purchases (2)	(360,000)
	Net Proceeds to be Reinvested	$6,155,000
	Estimated after-tax net incremental rate of return	4.19%
	Earnings Increase	$257,895
	Less: Estimated cost of ESOP borrowings	0
	Less: Amortization of ESOP borrowings(3)	(28,800)
	Less: Stock Programs Vesting (3)	(72,000)
	Less: Stock Option Plan Vesting (4)	(84,240)
	Net Earnings Increase	$72,855

			Net
		Before	Earnings	After
3.	Pro Forma Earnings	Conversion	Increase	Conversion
	12 Months June 30, 2026, (reported)	$76,513	$72,855	$149,368
	12 Months June 30, 2026, (core)	$176,513	$72,855	$249,368

		Before	Net Cash	Tax Benefit	After
4.	Pro Forma Net Worth	Conversion	Proceeds	of Foundation	Conversion
	June 30, 2026	$16,639,470	$6,155,000	$0	$22,794,470
	June 30, 2026 (Tangible)	$16,639,470	$6,155,000	$0	$22,794,470

		Before	Net Cash	Tax Benefit	After
5.	Pro Forma Assets	Conversion	Proceeds	of Foundation	Conversion
	June 30, 2026	$96,684,668	$6,155,000	$0	$102,839,668

(1)	Includes ESOP purchases of 8.0% of the 2nd step offering amount.
(2)	Includes MRP purchases of 4.0% of the 2nd step offering amount.
(3)	ESOP amortized over 25 years, MRP amortized over 5 years, tax effected at: 0.00%
(4)	Options of 10.0% of the second step offering, valuation based on Black-Scholes model, 5 year vesting, assuming 25% taxable.

Exhibit IV-8

PRO FORMA EFFECT OF CONVERSION PROCEEDS

MFB Bancorp, Inc.

At the Maximum of the Range

1.	Fully Converted Value and Exchange Ratio
	Fully Converted Value	$13,181,390
	Exchange Ratio	0.3809

	2nd Step Offering Proceeds	$10,350,000
	Less: Estimated Offering Expenses	1,765,000
	2nd Step Net Conversion Proceeds (Including Foundation)	$8,585,000

2.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$8,585,000
	Less: Cash Contribution to Foundation	0
	Less: Stock Contribution to Foundation	0
	Less: ESOP Stock Purchases (1)	(828,000)
	Less: MRP Stock Purchases (2)	(414,000)
	Net Proceeds to be Reinvested	$7,343,000
	Estimated after-tax net incremental rate of return	4.19%
	Earnings Increase	$307,672
	Less: Estimated cost of ESOP borrowings	0
	Less: Amortization of ESOP borrowings(3)	(33,120)
	Less: Stock Programs Vesting (3)	(82,800)
	Less: Stock Option Plan Vesting (4)	(96,876)
	Net Earnings Increase	$94,876

			Net
		Before	Earnings	After
3.	Pro Forma Earnings	Conversion	Increase	Conversion
	12 Months June 30, 2026, (reported)	$76,513	$94,876	$171,389
	12 Months June 30, 2026, (core)	$176,513	$94,876	$271,389

		Before	Net Cash	Tax Benefit	After
4.	Pro Forma Net Worth	Conversion	Proceeds	of Foundation	Conversion
	June 30, 2026	$16,639,470	$7,343,000	$0	$23,982,470
	June 30, 2026 (Tangible)	$16,639,470	$7,343,000	$0	$23,982,470

		Before	Net Cash	Tax Benefit	After
5.	Pro Forma Assets	Conversion	Proceeds	of Foundation	Conversion
	June 30, 2026	$96,684,668	$7,343,000	$0	$104,027,668

(1)	Includes ESOP purchases of 8.0% of the 2nd step offering amount.
(2)	Includes MRP purchases of 4.0% of the 2nd step offering amount.
(3)	ESOP amortized over 25 years, MRP amortized over 5 years, tax effected at: 0.00%
(4)	Options of 10.0% of the second step offering, valuation based on Black-Scholes model, 5 year vesting, assuming 25% taxable.

Exhibit IV-8

PRO FORMA EFFECT OF CONVERSION PROCEEDS

MFB Bancorp, Inc.

At the Supermaximum Value

1.	Fully Converted Value and Exchange Ratio
	Fully Converted Value	$15,158,600
	Exchange Ratio	0.4381

	2nd Step Offering Proceeds	$11,902,500
	Less: Estimated Offering Expenses	1,765,000
	2nd Step Net Conversion Proceeds (Including Foundation)	$10,137,500

2.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$10,137,500
	Less: Cash Contribution to Foundation	0
	Less: Stock Contribution to Foundation	0
	Less: ESOP Stock Purchases (1)	(952,200)
	Less: MRP Stock Purchases (2)	(476,100)
	Net Proceeds to be Reinvested	$8,709,200
	Estimated after-tax net incremental rate of return	4.19%
	Earnings Increase	$364,915
	Less: Estimated cost of ESOP borrowings	0
	Less: Amortization of ESOP borrowings(3)	(38,088)
	Less: Stock Programs Vesting (3)	(95,220)
	Less: Stock Option Plan Vesting (4)	(111,407)
	Net Earnings Increase	$120,200

			Net
		Before	Earnings	After
3.	Pro Forma Earnings	Conversion	Increase	Conversion
	12 Months June 30, 2026, (reported)	$76,513	$120,200	$196,713
	12 Months June 30, 2026, (core)	$176,513	$120,200	$296,713

		Before	Net Cash	Tax Benefit	After
4.	Pro Forma Net Worth	Conversion	Proceeds	of Foundation	Conversion
	June 30, 2026	$16,639,470	$8,709,200	$0	$25,348,670
	June 30, 2026 (Tangible)	$16,639,470	$8,709,200	$0	$25,348,670

		Before	Net Cash	Tax Benefit	After
5.	Pro Forma Assets	Conversion	Proceeds	of Foundation	Conversion
	June 30, 2026	$96,684,668	$8,709,200	$0	$105,393,868

(1)	Includes ESOP purchases of 8.0% of the 2nd step offering amount.
(2)	Includes MRP purchases of 4.0% of the 2nd step offering amount.
(3)	ESOP amortized over 25 years, MRP amortized over 5 years, tax effected at: 0.00%
(4)	Options of 10.0% of the second step offering, valuation based on Black-Scholes model, 5 year vesting, assuming 25% taxable.

EXHIBIT IV-9

Mutual Federal Bancorp, Inc.

Ownership Dilution Analysis

Exhibit IV-9

Mutual Federal Bancorp, Inc., IL

Calculation of Minority Ownership Dilution in a Second-Step Offering

Stock Ownership Data as of June 30, 2026

Financial Data as of June 30, 2026

Key Input Assumptions
Mid-Tier Stockholders' Equity	$16,281,000	(BOOK)
Aggregate Dividends (2010) Waived by MHC	$305,498	(WAIVED DIVIDENDS)
Current Minority Ownership Interest	22.60%	(PCT)
Pro Forma Market Value (Midpoint, Fully Converted)	$11,462,080	(VALUE)
Market Value of MHC Net Assets (Other than Stock in Mid-Tier)	$358,470	(MHC ASSETS)

Adjustment for MHC Assets & Waived Dividends - 2 Step Calculation (as required by FDIC & FRB)

		(BOOK - WAIVED DIVIDENDS) x PCT
Step 1: To Account for Waiver of Dividends	=	BOOK

	=	22.17%

		(VALUE - MHC ASSETS) x Step 1
Step 2: To Account for MHC Assets	=	VALUE

	=	21.48%

Current Ownership
Public Shares	743,254	22.5977%
MHC Shares	2,545,813	77.4023%
Total Shares	3,289,067	100.0000%

EXHIBIT V-1

RP® Financial, LC.

Firm Qualifications Statement

RP® FINANCIAL, LC.
Advisory | Planning | Valuation

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RP® Financial (“RP®) provides financial and management consulting, merger advisory and valuation services to the financial services industry nationwide. We offer a broad array of services, high quality and prompt service, hands-on involvement by principals and senior staff, careful structuring of strategic initiatives and sophisticated valuation and other analyses consistent with industry practices and regulatory requirements. Our staff maintains extensive background in financial and management consulting, valuation and investment banking. Our clients include commercial banks, thrifts, credit unions, mortgage companies, insurance companies and other financial services companies.

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